As filed with the Securities and Exchange Commission on June 29, 2026

File No. 000-56834

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Monroe Capital Asset-Backed Finance Company, LP
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or registration) 155 North Wacker Drive, 35th Floor Chicago, IL (Address of principal executive offices)	41-3394824 (I.R.S. Employer Identification No.) 60606 (Zip Code)

(312) 258-8300
(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda Nicholas Ridley Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001 Sean Dougherty Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017	Ronald Holinsky Monroe Capital Management Advisors, LLC 155 North Wacker Drive, 35th Floor Chicago, IL 60606 Kenneth Burdon Simpson Thacher & Bartlett LLP 855 Boylston Street Boston, MA 02116

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:

Interests in Monroe Capital Asset-Backed Finance Company, LP - Series II

Standard Fee Class-S Shares

Standard Fee Class-I Shares

Founder Share Class II-S Shares

Founder Share Class II-I Shares

Founder Share Class III-S Shares

Founder Share Class III-I Shares

Class E-W Shares

Class E Shares

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Explanatory Note

Monroe Capital Asset-Backed Finance Company, LP is filing this amendment No. 1 to its registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” the “Partnership,” “Monroe Asset-Backed Company” and “MAB” refer to Monroe Capital Asset-Backed Finance Company, LP or, where applicable, Series II;

•	the term “Monroe” refers collectively to Monroe Capital, LLC, a Delaware limited liability company, and its affiliates and subsidiaries;

•	the term “Operating Manager” refers to Monroe Capital Asset Finance Advisors, LLC, in its capacity as our operating manager;

•	the term “General Partner” refers to Monroe Capital Asset-Backed Finance Company GP, LLC, a Delaware limited liability company and an affiliate of the Operating Manager, in its capacity as our general partner;

•	the term “Monroe Clients” refers to the applicable fund, account, entity, vehicle, product and/or similar arrangement sponsored, managed or advised by Monroe;

•	the term “Series” refers to any relevant registered series of limited partnership interests of Monroe Capital Asset-Backed Finance Company, LP established pursuant to the Partnership’s limited partnership agreement, including Series I and Series II (each as defined below), and any additional series created hereafter, as the context may require;

•	the term “Series I” refers to Monroe Capital Asset-Backed Finance Company, LP – Series I, a registered series of the Partnership which is not registering its shares under Section 12(g) of the Exchange Act pursuant to this Registration Statement, which has not commenced operations and is not accepting subscriptions from third-party investors as of the date hereof;

•	the term “Series II” refers to Monroe Capital Asset-Backed Finance Company, LP - Series II, a registered series of the Partnership;

•	the term “Series II Shareholders” refers to holders of our Series II Investor Shares and Monroe Shares (each as defined below). There are six types of shares available to Shareholders through Series II: “Standard Fee Class-S Shares,” “Founder Share Class II-S Shares,” “Founder Share Class III-S Shares,” “Standard Fee Class-I Shares” (together with the Standard Fee Class-S Shares, the “Standard Fee Class”), “Founder Share Class II-I Shares,” (together with the Founder Share Class II-S Shares, the “Founder Share Class II”) and “Founder Share Class III-I Shares,” (together with the Founder Share Class III-S Shares, the “Founder Share Class III”) (collectively, the “Series II Investor Shares” and the “Investor Shares”);

•	the term “Monroe Shares” refers to shares of “Class E-W Shares” which may only be held by certain investors in the Operating Manager’s discretion, and are not being offered to other investors and “Class E Shares” which may only be held by Monroe, its affiliates, its officers and employees, the directors, officers and employees (if any) of the Partnership and certain other investors in the Operating Manager’s discretion, and are not being offered to other investors;

•	the term “Founder Shares” refers to shares of “Founder Share Class II-S Shares,” “Founder Share Class II-I Shares,” “Founder Share Class III-S Shares,” and “Founder Share Class III-I Shares”;

•	the term “S Shares” refers to shares of “Standard Fee Class-S Shares,” “Founder Share Class II-S Shares,” and “Founder Share Class III-S Shares”;

•	the term “I Shares” refers to shares of “Standard Fee Class-I Shares,” “Founder Share Class II-I Shares,” and “Founder Share Class III-I Shares”;

•	the term “Shareholders” refers to Series II Shareholders, which term may also refer to prospective shareholders, as the context requires;

•	the term “Shares” refers to shares of Series II; and

•	the term “Asset-Backed Finance Assets” refers to a broad spectrum of investment opportunities, often backed by assets used on a day-to-day basis by businesses and individuals, and refers, individually and collectively, to leases, loans, mortgages, mezzanine securities, royalties, residuals, other credit or credit-related obligations or equity interests that are collateralized by, or payable from a stream of payments generated by, a specified pool of real, financial, or other assets.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement does not constitute an offer of securities of Monroe Capital Asset-Backed Finance Company, LP, Series II or any other entity. Upon the effective date of the Registration Statement, we became subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which requires us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Special Note Regarding Forward-Looking Statements

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the Asset-Backed Finance Assets we acquire, control and manage;

•	our ability to raise sufficient capital to execute our acquisition and lending strategies;

•	the ability of the Operating Manager to source adequate acquisition and lending opportunities to efficiently deploy capital;

•	the ability of our Asset-Backed Finance Assets to achieve their objectives;

•	our current and expected financing arrangements;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our Asset-Backed Finance Assets;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Operating Manager or any of its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we acquire, control and manage Asset-Backed Finance Assets;

•	our use of financial leverage;

•	the ability of the Operating Manager to identify, acquire and manage our Asset-Backed Finance Assets;

•	the ability of the Operating Manager or its affiliates to attract and retain highly talented professionals;

•	our ability to structure acquisitions in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises through which we acquire, control and manage Asset-Backed Finance Assets.

In addition, words such as “anticipate,” “believe,” “expect,” “plan,” “seek” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters, epidemics or other events having a broad impact on the economy; and

•	future changes in laws or regulations and conditions in our operating areas.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. These are not the only risks we face. You should carefully consider these summary risk factors, together with the risk factors set forth below under “Item 1A. Risk Factors” and elsewhere in this Registration Statement and the other reports and documents filed by us with the SEC.

Risks Related to Our Investment Portfolio

•	Our positions in middle-market companies can involve heightened risks due to, among other factors, reduced liquidity from lower frequency and volume of trading in the portfolio company’s securities.

•	The market value of our loans may be volatile and generally will fluctuate due to a variety of factors that are inherently difficult to predict and which could render the loans non performing.

•	Our investments may become concentrated in a single issuer or investment which may result in a single loss resulting in a significant impact on our performance.

•	Our Asset-Backed Finance Assets may not achieve our business objectives or generate returns for Shareholders and may be subject to further risks including prepayment and interest rate risks.

•	We may invest in subordinated tranches of CLOs and be subject to additional risks of principal loss.

•	We face risks associated with opportunities in loans secured by real estate.

•	We face risks by originating loans if then unable to sell, assign or close transactions for that loan.

•	We will engage in originating, lending and/or servicing consumer loans which may become non-performing or sub-performing and require a substantial amount of workout negotiations or restructuring.

•	Positions in stressed and distressed assets are speculative in nature and may incur significant or total losses for us.

•	We face risk associated with financing litigation which are often complex and subject to substantial uncertainty and limitations on how or whether such investment may be made.

•	Our investments in aviation finance are subject to risks affecting the broader aviation industry including high fuel prices, labor disputes, pandemics, terrorist attacks, increases in insurance coverage, and changes in governmental regulation among others.

•	Our positions in equipment leasing and financing are subject to risks which become more acute in times of an economic slowdown or recession and may result in increased delinquencies, foreclosures and losses.

Risks Related to Our Operations

•	We expect to make use of leverage and our ability to achieve our business plans will depend in part on our ability and the ability of our portfolio companies to access sufficient sources of indebtedness at attractive rates.

•	Our use of leverage will subject us to recourse liability which may not be limited to a single asset or investment.

•	We face leverage risk at the level of our portfolio companies and the risk that a portfolio company may default on its loan agreements or be forced into bankruptcy.

•	We may not be able to syndicate a loan as widely as we would like, forcing us to retain larger amounts of such loan than originally intended, which could concentrate our investment portfolio into fewer loans overall.

•	Competition and limited suitable opportunities may prevent us from quickly achieving full investment, reducing returns and increasing acquisition costs.

•	Certain portfolio companies may require additional investment, and our inability or decision not to provide follow-on funding can harm those portfolio companies and reduce potential returns.

•	We may be subject to litigation that consumes resources and distracts management, with uncertain outcomes and material adverse effects.

•	We may face lender liability claims or equitable subordination that could subordinate investments held by us.

•	Our investments may also be impacted by interest rate fluctuations, which may be beyond our control.

•	Certain loan issuers acquired by us may become subject to bankruptcy proceedings that are complex, unpredictable and expensive, and which may result in the total loss of our investment.

•	We expect to hold minority or non-controlling positions, which limits our ability to influence portfolio company decisions and protect our investments.

Risks Related to Us and Investments in Our Shares

•	Our Shares will not be registered under the Securities Act, so they are subject to heightened restrictions on transferability and resale.

•	Shareholders will have limited liquidity and may be limited in their opportunity to have their Shares redeemed and may not receive a full return of their invested capital if they elect to have their Shares redeemed by us.

•	Distributions occur only if, as and when declared by the Board and Shareholders may or may not receive distributions.

•	There is no market for the Shares, and Shareholders will bear the risks of owning Shares for an extended period of time due to limited redemptions.

•	Our ability to achieve our business objectives depends on the Operating Manager because the Operating Manager has significant discretion as to the implementation of our objectives and policies.

•	We face heightened risks because we are a newly formed entity with no history or record.

•	Our acquisition decisions will be based on economic considerations, which could result in adverse tax consequences.

•	Shareholders may be subject to taxes on phantom income.

•	We face the risk of owning SPVs in a manner that is not fully tax efficient because certain jurisdictional rules or other factors may limit our ability to hold SPVs in the most tax efficient manner.

•	If Series II were to be treated as a corporation for U.S. federal income tax purposes, the value of our Series II Shares might be adversely affected.

Risks Related to Uncertain Economic and Political Environment

•	We and our portfolio companies are subject to the current uncertain global economic and political climate, which can reduce investment opportunities, increase modeling difficulty, weaken confidence and adversely affect portfolio companies.

•	Certain of our portfolio companies may be in industries that may be impacted by inflation, which may negatively impact their performance.

•	Political and social tensions may increase volatility and uncertainty, and changes in political systems abroad can amplify instability and impair our ability to achieve our investment objectives.

Additional Risks Related to Our Operations

•	Our reliance on IT systems creates risks of unauthorized access, disruption, data theft and operational outages; incidents can lead to regulatory penalties, reputational damage, additional compliance costs or financial loss.

•	If we become obligated to register as an investment company, we would have to comply with a variety of requirements that would significantly change our operations.

Item 1.	Business

Business Overview

Monroe Capital Asset-Backed Finance Company, LP (together with its subsidiaries, “Monroe Asset-Backed Company,” “MAB,” the “Partnership,” “we,” “us” and “our”), is a lending platform that intends to fund, finance and structure Asset-Backed Finance Assets. We are structured as a holding company and we conduct our operations directly and through wholly or majority-owned subsidiaries that primarily focus on Asset-Backed Finance Assets.

Our investment objective is to build a diversified portfolio of Asset-Backed Finance Assets that will generate attractive, risk-adjusted returns in the form of current income and, to a lesser extent, long-term capital appreciation across all economic cycles, targeting assets that have significant downside protection. We generally divide our Asset-Backed Finance Assets into two categories: (i) specialty finance assets, which include royalty finance, consumer finance, litigation finance and fund finance (“Specialty Finance”) and (ii) hard assets, which include real estate, digital infrastructure, aircraft finance and equipment finance (“Hard Assets”).

We seek to direct our operations such that we and a substantial number of our subsidiaries will qualify for exclusions from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or otherwise not meet the definition of investment company. See Item 1A. “Risk Factors—Additional Risks Related to Our Operations—We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act.” We are sponsored by Monroe and benefit from Monroe’s asset sourcing, operations and portfolio management capabilities pursuant to an operating agreement with the Operating Manager (the “Operating Agreement”). As will be provided in the LP Agreement (as defined below) that we expect to enter into, the General Partner will delegate overall responsibility for our day-to-day operations (including operations of the Series) to our Board of Directors (as defined below), including supervision of the Operating Manager with respect to our investment portfolio. In turn, the Board of Directors will delegate responsibility for our day-to-day operations to the Operating Manager, subject to the direction of the Acquisition Committee (as defined below) and the ultimate supervision of the Board. Accordingly, the Board of Directors will be responsible for oversight of the Operating Manager, and the Operating Manager will report to the Board of Directors and the Acquisition Committee with respect to our day-to-day operations. Notwithstanding the foregoing delegation, the General Partner has retained the authority to appoint and remove directors or other members to and from the Board, the Acquisition Committee, and the Audit Committee (as defined below). Our executive officers or the Acquisition Committee (in each case, through a delegation of authority from the Board) or, in certain cases, the Board or a committee thereof, will be responsible for making capital allocation decisions proposed by the Operating Manager, and overseeing our management.

Shares will be offered on a monthly basis at the transaction net asset value (“NAV”) per Share (generally measured as of the end of the month immediately preceding the date of the allocation of Shares to subscribing Shareholders), plus any applicable upfront commissions and distribution and servicing fees payable to participating broker-dealers.

We formed separate Series pursuant to Sections 17-218(b) and Section 17-221(c) of the Delaware Revised Uniform Limited Partnership Act (the “LP Act”) and although the U.S. Internal Revenue Service (“IRS”) has only issued proposed regulations relating to series entities, each Series is intended to be treated as a distinct entity for U.S. federal income tax purposes from any other Series, including Series I. Under Delaware law, to the extent the records maintained for a series account for the assets associated with such Series separately from our other assets or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not against our assets generally or any other Series. Series I and Series II are expected to acquire, directly or indirectly, the same portfolio of Asset-Backed Finance Assets on a pro rata basis once both Series have commenced operations. Series II is intended to be treated as a partnership for U.S. federal income tax purposes. The state tax treatment of a series limited partnership depends on the laws of each state, and it is possible that a particular state may treat Series I, Series II and any additional Series as a single entity for state tax purposes or may treat Series II and any additional Series as separate entities but classified differently than the IRS does for U.S. federal income tax purposes. Series I, Series II and any additional Series intend to conduct business jointly and although they have the ability and intention to contract in their own names, they expect to do so jointly and in coordination with each other. Neither Series has, and any additional Series are not expected to have, directors, officers or employees, but Series I and Series II are and any additional Series are expected to be overseen by our Board of Directors (the “Board of Directors” and the “Board”) and managed by the Operating Manager.

Governance and Management

The Board of Directors

Overall responsibility for our oversight rests with our Board, which will be delegated this authority by the General Partner and will be based on our limited partnership agreement (as amended from time to time, the “LP Agreement”). The Board will oversee our management and the performance of the Operating Manager. Actual or potential conflicts of interest will arise from time to time between us, Monroe and other Monroe Clients. See Item 7. “Certain Relationships and Related Transactions, and Director Independence – Potential Conflicts of Interests.” We have protocols for handling actual and potential conflicts of interest and our independent directors may be called upon from time to time to approve specific conflicts as members of our audit committee (the “Audit Committee”) or the conflict may be otherwise addressed in accordance with our LP Agreement.

Except as otherwise specifically provided in our LP Agreement, the Board will have complete and exclusive discretion in carrying out its responsibilities and affairs and will be authorized to employ all powers necessary or advisable to carry out our purposes and policies, conduct our business and affairs and exercise our powers. The Board will delegate to our Operating Manager the management of our Asset-Backed Finance Assets, subject to the Board’s supervision.

The Board will have the sole and absolute discretion to accept or refuse to accept the admission of any Shareholder to the Partnership or the Series. Except to the extent limited by Delaware law or our LP Agreement, the Board may delegate any or all of its duties under our LP Agreement to any person, including any committee of the Board or any affiliates of Monroe. The General Partner may remove Directors or appoint additional Directors to the Board from time to time.

Committees

The Board will form an Audit Committee comprised solely of independent directors and may form additional committees, ad hoc committees or working groups in the future.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of our financial statements and other financial information provided by us to our Shareholders, the public and others, (ii) our compliance with legal and regulatory requirements and (iii) the qualifications, independence and performance of our independent auditor. In addition, transactions and other matters that present a material conflict of interest for us will be subject to the review and approval of a majority of the non-interested members of the Board or a duly-appointed committee thereof, which initially will be the Audit Committee that is composed entirely of independent directors.

The Board will appoint two independent directors to serve on the Audit Committee. Each of the members of the Audit Committee will meet the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance. The Board will determine whether the two independent directors qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Acquisition Committee

The Board will establish our acquisition committee (the “Acquisition Committee”) to make significant capital allocation decisions based on recommendations proposed by the Operating Manager. The Acquisition Committee is responsible for (i) approving or rejecting material recommendations made by the Operating Manager, including in respect of all Asset-Backed Finance Assets, (ii) overseeing the ongoing performance of assets on a periodic basis and (iii) delegating the power to make decisions (including diligence decisions, decisions relating to smaller or strategic transactions, decisions relating to transactions involving material non-public information and decisions relating to the engagement of consultants, law firms and other service providers), and/or recommendations relating thereto, to a subset of the committee and/or other officers in its discretion. The composition, structure and/or operations of the Acquisition Committee may change from time to time (or we may cease to have the Acquisition Committee or a similar committee), each without the consent of or notice to the Shareholders.

The Acquisition Committee will initially include Aaron Peck and Kyle Asher. The senior team of asset and company management professionals, including with respect to membership on the Acquisition Committee, may be adjusted by the Board at its sole discretion without notice to the Shareholders.

The Operating Manager

Pursuant to the terms of the Operating Agreement, the Operating Manager, a newly formed investment adviser that is registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) manages us on a day-to-day basis and provides certain management, administrative and advisory services to us related to funding, financing and structuring our assets. Monroe Capital Management Advisors, LLC (“MCMA” or the “Administrator”), an affiliate of the Operating Manager, is registered as an investment adviser under the Advisers Act and will provide and be reimbursed for certain administrative and accounting services to us, including preparing the NAV calculation, pursuant to an administration agreement (the “Administration Agreement”). MCMA and the Operating Manager operate under a single set of policies and procedures that are reasonably designed to comply with the requirements of the Advisers Act.

Founded in 2004, Monroe is an asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, alternative credit, structured credit, real estate and equity with $24.1 billion of assets under management as of April 1, 2026. As of April 1, 2026, Monroe’s asset management business had approximately 300 employees with offices in the United States, Middle East, and Asia. Monroe seeks to leverage its extensive private credit platform to generate safe and attractive risk-adjusted returns for its investors.

Business Strategy

Our investment objective is to build a diversified portfolio of Asset-Backed Finance Assets that will generate attractive, risk-adjusted returns in the form of current income and, to a lesser extent, long-term capital appreciation across all economic cycles, targeting assets that have significant downside protection. We generally divide our Asset-Backed Finance Assets into two categories: (i) Specialty Finance and (ii) Hard Assets. In addition, we expect that a portion of our assets will consist of certain liquid asset classes, including, but not limited to, cash and cash equivalents, U.S. Treasury securities, U.S. government agency securities, municipal securities, other sovereign debt, investment grade credit and other investments including high-yield credit, asset backed securities, mortgage backed securities, collateralized loan obligations, leveraged loans and/or debt of companies or assets (which may include (i) securities or loans for the Asset-Backed Finance Assets and/or (ii) funds invested in any of the foregoing managed by Monroe, its affiliates or a third-party manager) (collectively, the “Liquidity Portfolio”) in order to provide us with income, to facilitate capital deployment and to provide a potential source of liquidity. These types of liquid assets may grow as a proportion of our assets at any given time due to new subscriptions, Shareholder participation in our share redemption program, distributions from, or dispositions of, Asset-Backed Finance Assets or for other reasons as our Operating Manager determines. We have significant liquidity requirements, and adverse market and economic conditions may adversely affect our sources of liquidity, which could materially and adversely affect our business operations.

Asset allocations are expected to be made primarily in (i) senior and junior secured and unsecured loans, notes, bonds, preferred equity (including preferred partnership equity), convertible debt and other securities; (ii) unitranche loans and securities; (iii) asset-backed loans, securities and other forward flow; (iv) small business loans and leases; (v) specialty finance facilities secured by pools of assets; (vi) consumer finance; (vii) litigation finance; (viii) commercial and residential real estate finance; (ix) aviation finance including leases; (x) equipment financing and leasing; (xi) structured debt and structured equity; (xii) ownership of specialty finance and ABF platforms; (xiii) digital infrastructure financings; (xiv) securitized debt and/or subordinated notes of collateralized loan obligation facilities and term transactions, asset-backed securities, and other securitized products of any kind that hold loans to corporate borrowers and other instruments and issue securities based on their underlying assets (including, without limitation, any or all series and/or tranches thereof, whether senior or junior or debt or equity) and any warehouse finance vehicles or facilities for such vehicles or products; (xv) opportunistic acquisitions or illiquid investments from Monroe advised funds or other third-party funds caused by liquidity constraints resulting from investor redemptions and market dislocations or fund liquidations; (xvi) secondary opportunities in pooled-investment funds managed by a third-party investment adviser; (xvii) fund-level financing backed by the residual value of third-party fund assets; (xviii) private and public equity on an opportunistic basis; (xix) capital investments in the asset-backed securities (“ABS”), residential mortgage-backed securities, commercial mortgage-backed securities and secondary markets. MAB will seek to take advantage of the supply and demand gap in multiple segments of the private credit markets throughout an economic cycle.

Acquisition Strategies

The Acquisition Committee has substantial experience in lending and investing through multiple economic cycles and intends to utilize the established asset management infrastructure and extensive direct lending relationships of Monroe to generate proprietary Asset-Backed Finance Assets.

Specialty Finance

Within the Specialty Finance category, we will target:

•	Commercial Finance. Commercial finance shall include loans to or supporting various businesses in the US and globally. This primarily includes small business lending. Additionally this may include types of supply chain and receivables and inventory financing.

•	Consumer Finance. Consumer finance assets are instruments collateralized by receivables or loans secured by consumer-related assets. This includes rent to own, leases, home improvement loans, charged off debt buying, debt consolidation, various personal loans (typically prime or near prime and occasional sub prime) and, secured personal loans other unsecured consumer exposure. We believe we can originate opportunities in the consumer finance strategy at compelling spreads and securitize those loans at attractive risk-adjusted creation values. We believe that we are able to source, underwrite and actively manage these opportunities across all economic environments.

•	Litigation Finance. Litigation finance assets include investments in (i) individual commercial legal claims; (ii) investments financing the costs of defending against individual commercial legal claims; (iii) investments lending against individual or portfolios of commercial cases managed by selected law firms where the underlying claims fit within our investment profile; and/or (iv) investments entering into any other structures or contractual arrangements the value of which are derived from the performance or outcome of an underlying legal claim or series of legal claims.

•	Fund Finance. Fund finance assets include NAV lending to private investment funds and assets within them and loans to the management companies of private market general partners (“GPs”) often secured by management fee and/or performance fee cashflows. GPs may look for creative financing solutions against portfolio positions to distribute capital back to their investors. They may also seek non-dilutive financing at the management company to invest additional capital into their portfolio companies or expand their business lines.

•	Royalty Finance. Royalty finance assets are a form of contractual assets, including rights to IP, such as patents, trademarks or copyrights. A contractual asset grants another party the right to use the asset, and, in exchange for this, the owner receives a royalty payment (i.e., a percentage of the revenue). Examples of this include the revenue generated from the sale of a pharmaceutical product, the use of a musician’s song catalogue, or the distribution of entertainment IP (e.g., a television series or movie). These contractual rights can then be acquired by third party investors, like us. The structured nature of many royalty investments provides clarity and control over payment terms and durations, akin to private credit instruments. Intellectual property and royalty financing are particularly relevant in industries like media and healthcare. While such rights can create the predictable, long-term cash flow streams attractive to banks, borrowers often struggle to obtain bank financing due to the non-standard nature of the assets and the fact that they do not fit within approved bank capital frameworks. This provides an opportunity for capital providers, like us, to step in and offer financing solutions.

Hard Assets

Within the Hard Assets category, we will target:

•	Real Estate. Real estate assets we focus on include commercial real estate and residential real estate. For residential real estate assets we will seek to originate and acquire residential mortgage loans in niche spaces (such as fix and flip, single-family rental and non-conforming) and occasionally mortgage loan pools, including distressed and nonperforming loans and newly originated non-agency mortgage loans. We will seek opportunities across residential real estate opportunities with a wide range of attributes. For commercial real estate assets we will pursue commercial mortgage loans and mortgage-backed assets collateralized by loans on commercial real estate. This strategy engages a wide variety of underlying properties including apartment buildings, office buildings, retail centers and malls, multi-family buildings, hospitals, industrial complexes and hotel and lodging properties, as well as other adjacent opportunities within property sectors. We may opportunistically and for liquidity management purposes invest in CMBS and RMBS.

•	Digital Infrastructure. Digital infrastructure assets include data centers, GPUs, fiber, powered land, cell towers and other technology-related and connectivity-related real assets. We expect our digital infrastructure assets to include stabilized assets as well as value-add and developmental projects and land.

•	Aircraft Finance. Aircraft finance assets include assets related to the aviation industry, including securities collateralized by aircraft and related aviation interests such as aircraft leases, engines, parts and other spaces within the aviation value chain. We may obtain aircraft finance assets or make loans through forward-flow arrangements or joint ventures with third parties.

•	Equipment Finance. Equipment finance assets include financings related to power generation and storage, fiber communications, data centers, agriculture, land banking loans, corporate fleet, rental car, railroad, shipping containers, transportation, machinery, equipment and inventory / supply chains, among others. A subset of equipment finance assets may focus on renewable energy generation, energy storage solutions, renewable fuels, energy efficiency, carbon abatement, recycling solutions and sustainable transport / mobility. We expect to predominantly focus on secured asset-backed loans and leases, with a primary focus on well-performing borrowers and lessees.

Investment Philosophy

We will employ a conviction-based approach when determining investment decisions regarding allocations of capital within the portfolio. Rather than equally weighting each investment, factors such as perceived organizational risk, team risk, strategy risk and legal risk in comparison to the potential return and diversification benefits associated with a particular investment or strategy will heavily influence commitment amounts to each underlying transaction. As noted above, we must be able to capitalize on attractive opportunities and strategies wherever and whatever they might be. In the event of downturns in the economic cycle, our investment strategy gives us the flexibility to shift investment allocations to areas with the highest risk adjusted return potential.

Protection of Capital. Our focus will be on the safety and protection of invested capital which directly results from the underwriting process. Depending on the type of transaction, a loan may have structural protection by being collateralized and will typically have a lien on the specific asset acquired with the proceeds of our investment. Covenants in typical transactions will provide the ability for early intervention in the event of deteriorating financial performance of the borrower. Other types of transactions will be protected by detailed analysis and ongoing monitoring of collateral.

Conservative Structure. Depending on the type of transaction, loans are expected to have low leverage ratios, conservative loan-to-value and significant equity capital support, based on Monroe’s criteria. When applicable, loans will also have amortization and excess cash-flow recapture based on a conservative estimate of the borrower’s projected free cash-flow as determined in Monroe’s judgment. In the case of Asset-Backed Finance Asset, loans will generally have conservative asset eligibility requirements (based on Monroe’s judgment) and appropriate advance rates (LTC or LTV, as applicable) and in certain cases will include the ability for the lender to impose reserves in order to manage risk. The Operating Manager will endeavor to document each transaction to provide us with what Monroe perceives to be the optimal structure for the specific industry under the totality of the circumstances relating to that transaction.

Return Enhancement. Certain transactions, such as corporate loans, are expected to provide us with potential additional yield generation through upfront fees, original issue discount, warrants, equity co-investments, PIK interest (as defined below), carried interest, success fees and prepayment fees.

Active Investor and Operating Approach to Value Creation. Monroe has significant experience in sourcing, structuring, closing, managing and exiting investments. Prior to making an investment, Monroe and the Acquisition Committee will conduct a financial and operational underwriting process to determine the factors Monroe and the Acquisition Committee consider to be likely to impact ongoing performance by assets and portfolio companies or a proposed restructuring or recapitalization process. This analysis will include the following:

Due Diligence. Monroe and the Acquisition Committee will utilize well-defined credit and underwriting criteria and proprietary investment management tools developed over the last 20 years. Standard due diligence items will typically include in-person or virtual meetings with senior management and company owners, onsite corporate visits, detailed calls with key customers and suppliers and examination of compatibility with Monroe’s Environmental, Social and Governance (“ESG”) Policy. Monroe may also utilize third-party firms to conduct quality of earnings analyses, special purpose accounting reviews, asset and enterprise value appraisals, background checks on senior company management, field audits, technology reviews and business plan reviews. As part of this detailed process, Monroe will typically utilize recognized and experienced vendors (such as external legal counsel and accounting firms) in order to promote consistency and efficiency.

Strategic Planning. Monroe will be actively involved in identification, development and execution of various strategies for portfolio companies.

Executive Development. Monroe will draw on its network of relationships to assist in recruiting and developing the management of portfolio companies, as needed.

Capital Formation. Monroe will draw on its relationships in the banking, finance, private equity, investment banking and capital markets to assist portfolio companies in capital sourcing, as needed.

Defining and Establishing Clear Exit Criteria. Monroe will establish a pre-defined exit strategy based on varying estimates of the borrower’s future cash flows or liquidation of assets prior to making an investment and will seek to exit an investment once the exit criteria have been met.

The foregoing outline of our strategy represents the Operating Manager’s present intentions in view of current market conditions and other factors. The Operating Manager may vary the foregoing strategy and guidelines to the extent it determines that doing so will be in our best interests, and investment results may vary substantially over time as market conditions change. Any strategy pursued for us is in the absolute discretion of the Operating Manager.

Our investment program is speculative and entails substantial risks. Market risks are inherent in all securities and/or transactions of the type in which we may invest to varying degrees. No assurance can be given that our investment objectives will be realized or that our investments will be successfully operated to ensure repayment. The past performance of funds, accounts and other investment vehicles managed by Monroe is not necessarily indicative of our future results.

Valuation of Portfolio Assets – Determination of Net Asset Value

We expect to adopt the Operating Manager’s valuation policy as our valuation policy. From time to time, we may make changes to the valuation policy. Any material changes will be made with the consent of the Board.

Calculation of NAV

We determine NAV of the Shares no less frequently than monthly. The Operating Manager will determine the valuations with respect to each of our assets in accordance with its valuation guidelines approved by the Board. The Administrator will use the estimated values provided as well as inputs from other sources in its calculation of our monthly NAV per Share. The NAV per Share of each class of our Shares is determined by dividing our total assets (the value of investments, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such class less the value of any liabilities (including accrued expenses or distributions) of such class, by the total number of Shares outstanding of such class.

Timing of Valuations

The value of our Asset-Backed Finance Assets will be revalued on a monthly basis for purposes of updating our monthly NAV.

We intend to disseminate monthly NAV to Shareholders through a Form 8-K filing on EDGAR, which will be available on the SEC’s website at https://www.sec.gov.

Valuation Guidelines

Our Asset-Backed Finance Assets will be valued at fair value in a manner consistent with generally accepted accounting principles in the United States (“GAAP”), including Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by the Financial Accounting Standards Board. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each acquisition while employing a valuation process that is consistently followed. Determinations of fair value involve subjective judgments and estimates.

When making fair value determinations for Asset-Backed Finance Assets that do not have readily available market prices, we will consider industry-accepted valuation methodologies, primarily consisting of an income approach and market approach. The income approach derives fair value based on the present value of cash flows that a business, or security is expected to generate in the future. The market approach relies upon valuations for comparable public companies, transactions or assets, and includes making judgments about which companies, transactions or assets are comparable. A blend of approaches may be relied upon in arriving at an estimate of fair value, though there may be instances where it is more appropriate to utilize one approach. We also consider a range of additional factors that we deem relevant, including a potential sale of the Asset-Backed Finance Assets, macro and local market conditions, industry information and the relevant Asset-Backed Finance Assets’ historical and projected financial data.

At least annually, the Board, including our independent directors, will review the appropriateness of our valuation guidelines. From time to time, the Board, including our independent directors, may adopt changes to the valuation guidelines on occasions in which it has determined or in the future determines that such changes are likely to result in a more accurate reflection of estimated fair value.

Transactional NAV

Our calculation of transactional NAV will diverge from GAAP NAV because (i) the Expense Support (as defined below) paid by either the Operating Manager or the Administrator will be recognized as a reduction to NAV in the month we make a Reimbursement Payment (as defined below), (ii) shareholder servicing fees, as applicable, are recognized as a reduction to NAV on a monthly basis as such fees are accrued, and (iii) the exclusion of tax liabilities of certain taxable subsidiaries through which we hold certain assets that are contingent upon the expected manner of the divestment of the associated underlying assets and are not expected to be recognized by us (although the current tax liabilities of any such taxable subsidiaries may be taken into account in determining the fair value of the associated underlying assets).

Our Structure

The following is a summary chart of our corporate structure. This chart is a simplified version of our structure and does not include all legal entities in the structure.

The Board of Directors

Overall responsibility for our and the Series’ oversight rests with the Board of Directors, which will be delegated this authority by the General Partner. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, any committee of the Board, our officers or the Operating Manager. The Board will consist of four members, two of whom are expected to be independent directors, as determined by the General Partner consistent with the independence tests set out in Section 303A.02 of the New York Stock Exchange Listed Company Manual, or any other policy determined by the General Partner. The independent directors will be unaffiliated with us or Monroe. The General Partner may remove directors or appoint additional directors to the Board from time to time. See Item 5. “Directors and Executive Officers.”

Our executive officers or the Acquisition Committee (in each case, through a delegation of authority from the Board) or, in certain cases, the Board or a committee thereof, will be responsible for making capital allocation decisions proposed by the Operating Manager and overseeing our management.

Operating Agreement

The description below of the Operating Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Operating Agreement which is filed as an exhibit to this Registration Statement.

The Operating Manager manages us on a day-to-day basis pursuant to the Operating Agreement. Under the terms of the Operating Agreement, the Operating Manager is responsible for, among others, the following:

•	originating and recommending opportunities to acquire and finance Asset-Backed Finance Assets, consistent with our business objectives and strategy;

•	monitoring and evaluating our Asset-Backed Finance Assets;

•	analyzing and investigating potential dispositions of Asset-Backed Finance Assets including identification of potential acquirers and evaluations of offers made by such potential acquirers;

•	structuring of acquisitions and financings of Asset-Backed Finance Assets;

•	identifying bank and institutional sources of financing for the Series and its Asset-Backed Finance Assets, arrangement of appropriate introductions and marketing of financial proposals;

•	supervising the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Asset-Backed Finance Asset;

•	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the management of the Partnership and our subsidiaries as may be agreed upon by the Operating Manager and the Board, including, without limitation, the collection of revenues and the payment of the debts and obligations of the Partnership and our subsidiaries and maintenance of appropriate computer services to perform such administrative functions, in each case, for which we will reimburse the Operating Manager;

•	monitoring the performance of Asset-Backed Finance Assets and, where appropriate, providing advice regarding the management of Asset-Backed Finance Assets;

•	arranging and coordinating the services of other professionals and consultants, including Monroe personnel;

•	making recommendations to us with respect to our redemption offers;

•	originating, recommending opportunities to form, acquiring, structuring, coordinating and assisting with managing operations of any joint venture or Asset-Backed Finance Assets held by us and conducting all matters with the joint venture or other partners consistent with our business objectives and strategies (including, for the avoidance of doubt, the power to structure joint ventures that provide that any controlling interest of the Partnership shall be forfeited upon termination of the Operating Agreement);

•	advising us on, preparing, negotiating and entering into, on behalf of the Partnership, applications and agreements relating to programs established by the U.S. government;

•	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	communicating on behalf of the Partnership and our subsidiaries with the holders of any of their equity or debt securities, including as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by the Board;

•	evaluating and implementing hedging strategies and engaging in hedging activities on behalf of the Partnership and our subsidiaries, consistent with such strategies overseen by the Board or the Acquisition Committee and as may be modified from time to time;

•	counseling us and our subsidiaries regarding the maintenance of their exclusion from the definition of an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause them to maintain such exclusion from such status;

•	furnishing reports and statistical and economic research to us and our subsidiaries regarding their activities and services performed for us and our subsidiaries by the Operating Manager;

•	monitoring the operating performance of the Asset-Backed Finance Assets and providing periodic reports with respect thereto to the Board;

•	using information obtained by the Operating Manager in its capacity as our operating manager to provide information to, or for the benefit of, the Shareholders, including without limitation reports on valuation, portfolio positions and portfolio risk profiles;

•	investing and reinvesting any moneys and securities of the Partnership and our subsidiaries (including investing in short-term Asset-Backed Finance Assets pending the acquisition of other Asset-Backed Finance Assets, payment of fees, costs and expenses, or payments of dividends or distributions to Shareholders of the Partnership and our subsidiaries) and advising us and our subsidiaries as to their capital structure and capital raising;

•	assisting us and our subsidiaries in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

•	assisting us and our subsidiaries to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•	assisting us and our subsidiaries in complying with all regulatory requirements applicable to them in respect of their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act;

•	assisting us and our subsidiaries in taking all necessary action to enable them to make required tax filings and reports;

•	placing, or facilitating the placement of, all orders pursuant to the Operating Manager’s acquisition determinations for us and our subsidiaries either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on us and/or our subsidiaries’ behalf in which we and/or our subsidiaries or the respective Asset-Backed Finance Assets, may be involved or to which they may be subject arising out of their day-to-day operations (other than with the Operating Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board;

•	using commercially reasonable efforts to cause expenses incurred by us and our subsidiaries or on their behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board from time to time;

•	advising us and our subsidiaries with respect to and structuring long-term financing vehicles for the Asset-Backed Finance Assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•	serving as our and our subsidiaries’ consultant with respect to decisions regarding any of their financings, hedging activities or borrowings undertaken by us and our subsidiaries including (1) assisting us and our subsidiaries in developing criteria for debt and equity financing that are specifically tailored to their objectives, and (2) advising us and our subsidiaries with respect to obtaining appropriate financing for their acquisitions;

•	pursuant to delegation from the Board, determining, maintaining, monitoring and evaluating valuations with respect to our Asset-Backed Finance Assets in accordance with Monroe’s valuation policies (as such is amended, updated and modified from time to time);

•	providing us with such other services as the Board may, from time to time, appoint the Operating Manager to be responsible for and perform, consistent with the terms of the Operating Agreement; and

•	using commercially reasonable efforts to cause us and our subsidiaries to comply with all applicable laws.

The Operating Manager’s services under the Operating Agreement are not exclusive, and the Operating Manager is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the oversight of management, policies and our operations shall be the ultimate responsibility of the Board acting pursuant to and in accordance with the LP Agreement.

The term of the Operating Agreement will continue indefinitely unless terminated as described below. The Operating Agreement may be terminated upon the affirmative vote of all of our independent directors, based upon unsatisfactory performance by the Operating Manager that is materially detrimental to us and our subsidiaries, taken as a whole. We will need to provide the Operating Manager 180 days’ written notice of any termination. We may also terminate the Operating Agreement “for cause,” as described in the Operating Agreement, subject to the terms thereof.

The Operating Manager may terminate the Operating Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event. The Operating Manager may also terminate the Operating Agreement by providing us with 180 days’ written notice. In addition, if we default in the performance or observance of any material term, condition or covenant contained in the Operating Agreement and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, the Operating Manager may terminate the Operating Agreement upon 60 days’ written notice.

In addition, if our Operating Agreement is terminated, the Operating Agreement will obligate us to forfeit our voting securities or other controlling interest in any Asset-Backed Finance Asset, which would likely require us to register as an investment company under the Investment Company Act and adversely affect an investment in our Shares. The Operating Agreement will require us to redeem any Class E Shares if the Operating Agreement is terminated, which could require us to liquidate Asset-Backed Finance Assets at unfavorable times or prices, which may adversely affect an investment in our Shares.

The Operating Agreement may not be terminated for any other reason, including if the Operating Manager or Monroe experience a change of control or due solely to the poor performance or under-performance of our operations or Asset-Backed Finance Assets, and the Operating Agreement continues in perpetuity, until terminated in accordance with its terms. Because the Operating Manager is an affiliate of Monroe and Monroe has a significant influence on our affairs, we may be unwilling to terminate the Operating Agreement, even in the case of a default. If the Operating Manager’s performance does not meet the expectations of Shareholders, and we are unable or unwilling to terminate the Operating Agreement, we are not entitled to terminate the agreement and our NAV per Share, which is computed separately for each type of the Shares of the Series, could decline.

Compensation of the Operating Manager

Management Fee

Pursuant to the Operating Agreement, we will pay the Operating Manager a management fee (the “Management Fee”). The Management Fee is payable monthly in arrears in an amount equal to (i) 1.00% per annum of the month-end total assets attributable to the Standard Fee Class Shares, (ii) 0.80% per annum of the month-end total assets attributable to the Founder Share Class II Shares, (iii) 0.70% per annum of the month-end total assets attributable to the Founder Share Class III Shares. The Operating Manager or an affiliate may rebate, waive or reduce the Management Fee charged to certain Shareholders and/or certain Share classes at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the Shareholder or by way of rebate to the relevant Shareholder’s account. The Management Fee may alternatively, in the discretion of the Operating Manager, instead be paid in whole or in part by our subsidiaries, in which case it shall result in a change in the cash or retained earnings of such subsidiaries.

Performance Fee

So long as the Operating Agreement has not been terminated, the Operating Manager will be entitled to receive a performance fee (the “Performance Fee”) equal to (i) 15.00% of the Total Return with respect to Standard Fee Class Shares, (ii) 12.00% of the Total Return with respect to Founder Share Class II Shares and (iii) 10.50% of the Total Return with respect to Founder Share Class III Shares and Class E-W Shares, in each case subject to a 6.00% Hurdle Amount and a High Water Mark with respect to such class of Shares, with a Catch-Up (each term as defined below). Such fee will accrue and be paid quarterly. The Performance Fee will not be paid on Class E Shares, and as a result, it is an expense specific only to certain Investor Shares and Class E-W Shares at the rates specified herein, which will result in the dilution of Investor Shares and Class E-W Shares in proportion to the fees charged to different classes of Investor Shares and Class E-W Shares.

Specifically, the Operating Manager will be entitled to receive a Performance Fee in an amount equal to:

•	First, if the Total Return with respect to Standard Fee Class Shares, Founder Share Class II Shares, and Founder Share Class III Shares for the applicable period exceeds the sum, with respect to such relevant class of Shares, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (as defined below) (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Operating Manager with respect to such class of Shares equals (i) 15.00% (with respect to Standard Fee Class Shares), (ii) 12.00% (with respect to Founder Share Class II Shares), and (iii) 10.50% (with respect to Founder Share Class III Shares and Class E-W Shares) of the sum of (x) the Hurdle Amount with respect to such class of Shares for that period and (y) any amount allocated to the Operating Manager with respect to such class of Shares pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, (i) 15.00% (with respect to Standard Fee Class Shares), (ii) 12.00% (with respect to Founder Share Class II Shares), and (iii) 10.50% (with respect to Founder Share Class III Shares and Class E-W Shares) of such remaining Excess Profits.

•	“Total Return” with respect to any Shares for any period since the end of the prior calendar year shall equal the sum of:

•	all distributions accrued or paid (without duplication) on such Shares plus

•	the change in aggregate transactional NAV of such Shares since the beginning of the year, before giving effect to (w) applicable taxes for the year, (x) changes resulting solely from the proceeds of issuances of additional Shares, (y) any fee/accrual to the Performance Fee and (z) applicable combined annual distribution fee and shareholder servicing fee expenses (including any payments made to us for payment of such expenses) allocable to such Shares.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the transactional NAV of any relevant Shares issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Shares.

“Hurdle Amount” with respect to any Shares means, for any period during a calendar year, that amount that results in a 6.00% annualized Total Return on the transactional NAV of such Shares outstanding at the beginning of the then-current calendar year and such Shares issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Shares and all issuances of any such Shares over the period and calculated in accordance with recognized industry practices. The ending transactional NAV of such Shares used in calculating the Total Return will be calculated before giving effect to any fee/accrual to the Performance Fee and applicable combined annual distribution fee and shareholder servicing fee expenses and applicable taxes; provided that the calculation of the Hurdle Amount for any period will exclude any such Shares redeemed during such period, which Shares will be subject to the Performance Fee upon redemption.

“Loss Carryforward Amount” with respect to any Shares shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return with respect to such Shares and decrease by any positive annual Total Return with respect to such Shares; provided that each Loss Carryforward Amount shall at no time be less than zero; provided, further that the calculation of each Loss Carryforward Amount will exclude the Total Return related to any relevant Shares redeemed during such year, which Shares will be subject to the Performance Fee upon redemption. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Fee. This is referred to as a “High Water Mark.”

The Operating Manager may, in its discretion and without further notice to or consent of any Shareholder, afford particular Shareholders more favorable terms with respect to the Performance Fee, and such more favorable terms may be set forth in a side letter or other similar written agreement with such Shareholder.

Reimbursement of Our Expenses Paid by the Operating Manager

The Operating Manager and its affiliates will be entitled to reimbursement from the Series for any Operating Expenses or Organizational and Offering Expenses (each as defined below) paid or incurred by the Series on behalf of, or in relation to, the Series.

If any Operating Expenses are incurred for the account or for the benefit of the Series and one or more other Monroe clients, the Operating Manager will allocate such Operating Expenses among the Series and each such other Monroe client in proportion to the size of the investment made by each in the activity or entity to which such Operating Expenses relate, to the extent applicable, or in such other manner as the Operating Manager in good faith determines is fair and reasonable.

Administration Agreement

The Administrator will provide, or oversee the performance of, administrative services for us. We will reimburse the Administrator for its costs, expenses and our allocable portion of compensation of the Administrator’s personnel (including travel expenses) and the Administrator’s overhead (including rent) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement.

Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative services, including, but not limited to, maintaining financial records, overseeing the calculation of NAV, vendor management (including diligence and oversight of our other service providers), preparing reports to Shareholders and reports filed with the SEC and other regulators, facilitating shareholder transactions in our shares, preparing materials and coordinating meetings of our Board, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. We will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include our allocable portion of compensation, overhead (including rent) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief financial officer and chief compliance officer; (ii) employees and agents who provide financial, operational, investor relations, legal, administrative or other non-investment services at the Administrator; and (iii) other professionals who assist with the preparation, coordination, and administration of the Partnership or provide other “back office” or “middle office” financial, operational or administrative services to us or the Administrator, subject to the limitations described in Operating Agreement and Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we will reimburse the Administrator for any services performed for us by such affiliate or third party.

The amount of the reimbursement payable to the Administrator will be the Administrator’s actual costs incurred in providing such services. To the extent the Administrator outsources any of its functions, we may pay the fees associated with such functions on a direct basis without profit to the Administrator. The Administrator will be required to allocate the cost of such services to us based on factors such as assets, revenues, time allocations and/or other reasonable metrics. We will not reimburse the Administrator for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of the Administrator.

Certain Terms of the Administration Agreement

The Administration Agreement will be approved by the Board. Administration Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods if approved as described in the Administration Agreement, unless terminated as described below. The Administration Agreement may be terminated upon the affirmative vote of our Board. We will need to provide the Administrator 60 days’ written notice of any termination. The Administration Agreement will remain in effect for so long as the Operating Agreement is in effect; provided that the Operating Manager or the Administrator may terminate the Administration Agreement, without payment of any penalty, upon 60 days’ written notice.

The Administrator may terminate the Administration Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event.

Borrowings and Leverage

We may use financial leverage to provide additional funds to support our portfolio acquisitions. We expect to use entity level debt, such as revolving credit facilities, and expect the portfolio companies will utilize asset level debt financing (debt at the portfolio company level).

Debt may be incurred by portfolio companies secured by assets of the portfolio company. If a holding company subsidiary were to default on an asset-level loan, the lender’s recourse would be to the portfolio company and the lender would typically not have a claim to our other assets or those of our other subsidiaries. There is no guarantee that we or our portfolio companies will be able to obtain leverage on attractive terms or at all.

There is no limit on the amount we may borrow with respect to portfolio companies. Additionally, our governing documents, including the LP Agreement, do not limit the amount of indebtedness we may incur, and during the initial ramp-up period of the Partnership, our leverage may be higher than at other times. Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of our Shares generally will cause our leverage as a percentage of our gross assets to decrease, at least temporarily. Significant outflows of equity as a result of redemptions of Shares generally will cause our leverage as a percentage of our gross assets to increase, at least temporarily. Our leverage as a percentage of our gross assets will also increase or decrease with decreases or increases, respectively, in the gross asset value of our portfolio. If we borrow under a line of credit to fund redemptions of Shares or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous private offering or sell some of our assets to repay outstanding indebtedness.

Additionally, we are expected to obtain one or more net asset value credit facilities in order to (i) make or leverage portfolio acquisitions, (ii) cover Organizational and Offering Expenses (as defined below) and Operating Expenses (as defined below)(including management fees), (iii) to enable us, any special purchase vehicle, blocker entity, any alternative investment structure or any of their respective subsidiaries to issue or cause the issuance of letters of credit, or (iv) otherwise carry out our activities. There is no guarantee we will obtain any such credit facilities on favorable terms or at all. In addition, we may enter into an unsecured line of credit with Monroe or one of its affiliates for such purposes. Monroe or one of its affiliates may face conflicts of interest in connection with any borrowings or disputes under this unsecured line of credit.

We may borrow money from other Monroe clients or any affiliates or portfolio companies of Monroe or any Monroe clients on an arm’s length basis or on terms not materially less favorable than what could be obtained from an unaffiliated third party.

Distributions

We expect to begin paying dividends within a year of the first full calendar quarter after we sell Shares to non-affiliates. Thereafter, we will seek to pay regular distributions on at least a quarterly basis at an attractive distribution yield to Shareholders of record. We intend to declare, accrue and pay distributions quarterly. However, there can be no guarantee that we will pay distributions consistently and at a specific rate, or at all. While we expect to issue regular distributions, and accordingly, we will be subject to Delaware distribution rules with respect to limited partnerships, we do not expect to have a written distribution policy. The ultimate decision to issue distributions will be a case-by-case determination by the Board. If we decide to adopt a distribution policy, it will provide appropriate disclosure in advance. Distribution amounts are expected to be based primarily on the underlying economic interests of the Series in the Asset-Backed Finance Assets. The record date for distributions will be the last calendar day of the quarter immediately preceding the distribution.

Distribution Reinvestment Plan

Cash distributions to Shareholders will automatically be reinvested under our distribution reinvestment plan (the “DRIP”) in additional whole and fractional Shares attributable to the class of Shares that a Shareholder owns unless and until an election is made on behalf of such participating Shareholder to withdraw from the DRIP and receive distributions in cash. The number of Shares to be received when distributions are reinvested will be determined by dividing the amount of the distribution, net of any applicable withholding taxes, by the applicable NAV per Share as of the end of the prior month. Shares will be distributed in proportion to the Series and classes of Shares held by the Shareholder under the DRIP. There will be no sales load charged on Shares issued to a Shareholder under the DRIP. Shares received through the DRIP will not be subject to the Early Redemption Deduction (as defined below).

Share Redemptions

We expect that we will implement a share redemption program for the Series (the “Redemption Program”) in which it intends to offer to redeem, in each quarter, up to 5.00% of the aggregate transactional NAV of our outstanding Investor Shares using a purchase price equal to the NAV per Share as of the last calendar day of the applicable quarter, subject to the Early Redemption Deduction described below (each, a “Share Redemption”). We expect to make the Share Redemptions beginning with the fourth full quarter after the initial raising of third-party capital. Because of differential fees and other factors, NAV between Share classes will differ, but all NAV calculations are expected to be based on the joint underlying economic interests in the assets underlying the Asset-Backed Finance Assets.

We may amend or suspend the Redemption Program if in our reasonable judgment we deem such action to be in our best interest and the best interest of Shareholders as a whole, including, but not limited to, for tax, regulatory or other structuring reasons. Any material modification of the Redemption Program or suspension thereof will require the approval of the independent directors. As a result, Share Redemptions may not be available each quarter, such as when a redemption offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of the redemption offer.

Under the Redemption Program, to the extent we offer to redeem Shares in any particular quarter, we expect to redeem Shares pursuant to quarterly redemption offers using a purchase price equal to the NAV per Share as of the redemption date specified in the redemption offer, subject to the Early Redemption Deduction described below.

In the event that we determine to redeem some but not all of the Shares submitted for redemption during any quarter, Shares submitted for redemption during such quarter will be redeemed on a pro rata basis after we have redeemed all Shares for which redemption has been requested due to death, qualifying disability or divorce and other limited exceptions. All unsatisfied redemption requests will not be automatically carried over to the next redemption period and, in order for a redemption request to be reconsidered, Shareholders must resubmit their requests in the next quarterly redemption offer, or upon the recommencement of the Redemption Program, as applicable. We will have no obligation to redeem Shares, including if the redemption would violate the restrictions on distributions under applicable law or regulation. The limitations and restrictions described above may prevent us from accommodating all redemption requests made in any quarter. Shareholders who are exchanging a class of Shares for an equivalent aggregate NAV of another class of Shares will not be subject to, and will not be treated as, redemptions for the calculation of, the 5.00% quarterly calculation on redemptions and will not be subject to the Early Redemption Deduction. For the avoidance of doubt, if a Shareholder’s redemption request is pro-rated in a redemption offer, the Shareholder will remain in the DRIP unless such Shareholder has “opted out” of the DRIP.

Early Redemption Deduction

Under the Redemption Program and in accordance with the LP Agreement, requests for redemption are subject to an early redemption deduction (“Early Redemption Deduction”) of 5.00% of the NAV of the Shares redeemed from a Shareholder if Shares are redeemed with redemption dates within 12 months of the original issue date of such Shares; provided that we may, from time to time, waive the Early Redemption Deduction in the case of redemptions resulting from death, qualifying disability or divorce. We may also not apply the Early Redemption Deduction on redemptions of Shares submitted by (i) certain feeder vehicles primarily created to hold such Shares and that in turn offer interests in such feeder vehicles to non-U.S. persons and (ii) discretionary model portfolio management programs (and similar arrangements) as approved by us.

Compulsory Redemptions

Under our LP Agreement, we or the Series may redeem all or any portion of the Shares of a Shareholder without consent or other action by the Shareholder or other person if the Board, on the recommendation of a redemption committee, if any, consisting of our officers or directors appointed by the Board from time to time, determines that:

•	the Shares have been transferred in violation of the LP Agreement, or have vested in any person by operation of law as a result of the disability, death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•	any transferee does not meet any investor eligibility requirements established by us from time to time;

•	ownership of Shares by a Shareholder or other person is likely to cause us or the Series to be in violation of, or require registration of the Shares under, or subject us or the Series to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, including without limitation the Investment Company Act;

•	continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Partnership, the Series, the Operating Manager, Monroe or any of their affiliates, or may subject us, the Series or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•	with respect to a Shareholder subject to special laws or regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

•	it would be in the interest of the Partnership or the Series, as determined by the Board, for us or the Series to redeem the Shares;

•	continued ownership of any Shares by a Shareholder may cause all or any portion of the assets of the Partnership or the Series to be characterized as plan assets of such Shareholder for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute thereto (the “ERISA”), Section 4975 of the Code or any applicable Similar Law (each as defined below);

•	any Shareholder fails to maintain a minimum balance of $500 of its Shares; or

•	any other reason provided in the LP Agreement.

Employees

We expect to carry out our business plans pursuant to efforts of our officers and other personnel, which may be supplied by the Operating Manager, or may be directly hired by us or one or more of our subsidiaries, in addition to the services of the Operating Manager. To the extent that an officer or other personnel spend time on us or our subsidiaries, we expect such Monroe personnel to devote sufficient time to managing us or our subsidiaries and/or overseeing, managing and supporting our Asset-Backed Finance Assets, so that we can carry out our proposed activities. We currently have no employees and will be managed by employees of the Operating Manager or its affiliates, pursuant to the Operating Agreement and the Administration Agreement. Each of our officers are expected to be an employee of the Operating Manager or its affiliates. The Operating Manager’s team includes senior Monroe professionals who have significant experience in underwriting and structuring Asset-Backed Finance Assets and private funds. Through our relationship with the Operating Manager, we will have access to Monroe’s platform for sourcing and evaluating Asset-Backed Finance Assets. In addition, we reimburse the Administrator for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our officers and their respective staff.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We cannot predict if investors will find our Shares less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for Shareholders and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Private Offering of Shares

We plan to conduct a continuous private offering of our Shares to (i) “accredited investors” (as defined in Regulation D under the Securities Act of 1933, as amended from time to time, or any successor statute thereto (the “Securities Act”)) and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance on exemptions from the registration requirements of the Securities Act (the “Private Offering”). The description of the Private Offering below will apply with respect to Series II (the “Series”).

Shares will be offered on a monthly basis and called (where an investor has subscribed through a subscription agreement (“Subscription Agreement”) that provides for capital commitments) at NAV per Share (generally measured as of the end of the month immediately preceding the date of the allocation of Shares to subscribing Shareholders), plus any applicable upfront selling commissions and distribution and servicing fees payable to participating broker-dealers. The NAV per Share, which will generally be equal to the transaction price, as of the date on which an investor makes a subscription request may be significantly different than the offering price such investor pays at the NAV per Share on the date of the allocation of Shares to such investor. Each type of Shares may have a different NAV per Share because distributions, shareholder servicing, management and performance fees differ with respect to each type.

Shares will be subject to different selling commissions and servicing fees or distribution fees, as applicable, which will result in the dilution of Shares in proportion to the fees charged to different classes of Shares.

We may offer additional classes of Shares in the future.

In addition, we do not expect to make any public offering of any of our common equity, pursuant to the Securities Act or otherwise.

We expect investors to obtain Shares by subscription and obtain liquidity from us by having their Shares repurchased or redeemed by participating in the Redemption Program. In connection with each subscription or redemption of Shares, a Shareholder will typically receive a number of Shares or cash, respectively, at a price that reflects our most recent calculated NAV (which generally will be our NAV as determined as of the last calendar day of the immediately preceding (i) calendar month for subscriptions and (ii) calendar quarter for redemptions).

We intend to issue separate types of Shares for our current series: Series II. Series II is a separate series under Delaware law and not a separate legal entity. Series II is expected to be treated as a partnership for U.S. federal income tax purposes.

Feeder Entities

We may create certain U.S. and non-U.S. partnerships or other entities that will serve as “feeder” entities or parallel entities, as well as other entities or structures through which investors will indirectly invest in or obtain exposure to us or some portion or all of our assets.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

The SEC maintains a website (https://www.sec.gov) that will contain our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K.

Certain United States Federal Income Tax Considerations

The following is a general discussion of certain U.S. federal income tax considerations that may be relevant to Shareholders based upon the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto (the “Code”), U.S. Treasury regulations promulgated thereunder and the court decisions and administrative rulings and guidance related thereto, any of which could be changed at any time, possibly with retroactive effect. This discussion is necessarily general and is not intended to be applicable to all categories of Shareholders, some of which, including without limitation, dealers in securities or currencies, financial institutions or financial services entities, mutual funds, life insurance companies, persons that hold Shares as part of a straddle, hedge, constructive sale or conversion transaction with other investments, U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar, persons who have elected mark-to-market accounting, persons who hold Shares through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes, persons who are liable for the alternative minimum tax, and certain U.S. expatriates or former long-term residents of the United States and other Shareholders that do not hold their Shares as capital assets, may be subject to special rules. Tax-exempt organizations (including tax-exempt accounts) and non-U.S. investors are addressed separately below.

We formed separate Series pursuant to the LP Act, and it is intended that each Series will be treated as a separate entity for U.S. federal income tax purposes. Series II is expected to be treated as a partnership for U.S. federal income tax purposes.

If a partnership is a Shareholder, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Prospective investors who are partners of a partnership should consult their own tax advisors.

For purposes of this discussion, a “U.S. Person” is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the United States and the control of a U.S. person as described in Section 7701(a)(30) of the Code or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person. A “U.S. Series II Shareholder” is a Series II Shareholder that is a U.S. Person. A “Non-U.S. Series II Shareholder” is a Series II Shareholder that is not a U.S. Person.

Unless otherwise expressly provided herein, this discussion does not address possible state, local or non-U.S. tax consequences of the purchase, ownership or disposition of Shares, some or all of which may be material to particular Shareholders. This discussion also does not address the potential application of the U.S. federal alternative minimum tax to the Shareholders.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS TAX ADVISOR IN ORDER TO UNDERSTAND FULLY THE FEDERAL, STATE, LOCAL AND ANY NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN US IN ITS PARTICULAR SITUATION.

Treatment of the Series as Separate Entities

We formed Series II pursuant to the LP Act, and although the IRS has only issued proposed regulations relating to series entities, Series II and each additional Series are intended to each be treated as a separate entity, and have a different tax classification, for U.S. federal income tax purposes. As a result of different tax obligations, over time, we expect that the same Share type of Series II and a share class of any additional Series will have a different NAV per share. Under Delaware law, to the extent the records maintained for a series account for the assets associated with such Series separately from our other assets or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not against our assets generally or any other Series. Series I and Series II are expected to acquire, directly or indirectly, the same portfolio of Asset-Backed Finance Assets on a pro rata basis once both Series have commenced operations. Series II expects to be treated as a partnership for U.S. federal income tax purposes. The state tax treatment of a series limited partnership depends on the laws of each state, and it is possible that a particular state may treat Series I, Series II and any additional Series as a single entity for state tax purposes or may treat Series I, Series II and any additional Series as separate entities but classified differently than the IRS does for U.S. federal income tax purposes. Series II and any additional Series intend to conduct business jointly and although they will have the ability and intention to contract in their own names, they expect to do so jointly and in coordination with each other. Neither Series has and any additional Series are not expected to have directors, officers or employees, but Series I and Series II are and any additional Series are expected to be overseen by the Board and managed by the Operating Manager.

We conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). See Item 1A. “Risk Factors—Risks Related to Us and Investments in our Shares— Registration under the Investment Company Act.”

Series II:

Partnership Status of Series II

Series II is expected to be treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes, subject to the discussion below in “—Information Returns and Audit Procedures,” generally incurs no U.S. federal income tax liability. Instead, each partner is generally required to take into account its allocable share of items of income, gain, loss, deduction or credit of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

An entity that would otherwise be classified as a partnership, such as Series II, for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

We intend to manage the affairs of Series II so that Series II will meet the Qualifying Income Exception in each taxable year. However, the portion of Series II’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of its gross income in any year will constitute qualifying income. In the event that Series II does not meet the Qualifying Income Exception, there are other exceptions to the “publicly traded partnership” rules, including an exemption applicable to periodic redemptions, that may apply.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to Series II’s status for U.S. federal income tax purposes or whether Series II’s operations meet the Qualifying Income Exception.

If Series II were to be recharacterized as a corporation for U.S. federal income tax purposes or were required to register under the Investment Company Act, it would be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation in return for stock in such corporation, and then distributed the stock to Series II Shareholders in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Series II Shareholders. If, at the time of such deemed contribution, Series II were to have liabilities in excess of the tax basis of its assets, U.S. Series II Shareholders generally would recognize gain in respect of such excess liabilities upon the deemed transfer. Thereafter, Series II would be treated as a corporation for U.S. federal income tax purposes.

In addition, if Series II were treated as a corporation in any taxable year, its items of income, gain, loss, deduction or credit would be reflected only on Series II’s tax return, rather than being passed through to Series II Shareholders, and Series II would be subject to U.S. corporate income tax in a similar manner to Series I.

Based on the foregoing consequences, the treatment of Series II as a corporation could materially reduce a Series II Shareholder’s after-tax return and therefore could result in a substantial reduction of the value of our Series II Shares. The remainder of this summary assumes that Series II will be treated as a partnership for U.S. federal income tax purposes.

Investment Structure

Series II expects to structure certain acquisitions through entities classified as corporations for U.S. federal income tax purposes and to hold a portion of its investments through one or more entities electing to be treated as real estate investment trusts within the meaning of Section 856 of the Code for U.S. federal income tax purposes (each, a “REIT Subsidiary”). For the avoidance of doubt, the term “REIT Subsidiary” as used herein shall not include any taxable REIT subsidiary within the meaning of Section 856(l) of the Code (a “taxable REIT subsidiary”). Such investments will be structured as determined in the sole discretion of the Operating Manager generally to ensure that Series II is classified as a partnership and not a publicly traded partnership taxable as a corporation (as discussed below under “—Partnership Status of Series II”) and to provide simplified tax reporting for Series II Shareholders. Because Series II Shareholders will be located in numerous taxing jurisdictions and subject to different tax rules, no assurance can be given that any such investment structure will benefit all Series II Shareholders to the same extent, including any structures or investments utilizing leverage. Any such investment structure may result in additional indirect tax liabilities for certain Series II Shareholders. As discussed below under “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations,” if any such entity were a non-U.S. corporation, it might be considered a PFIC or CFC (each as defined below). If any such entity were a U.S. corporation, it would be subject to U.S. federal net income tax on its income, including any gain recognized on the disposition of its investments. In addition, if an investment held through an entity classified as a corporation for U.S. federal income tax purposes were to involve U.S. real property, gain recognized on the disposition of the investment by a corporation generally would be subject to corporate-level tax, whether the corporation were a U.S. or a non-U.S. corporation.

Consequences to U.S. Series II Shareholders

Ownership of Series II Shares

Income and Loss. U.S. Series II Shareholders will be required to take into account, as described below, their allocable share of Series II’s items of income, gain, loss, deduction and credit for each of Series II’s taxable years ending with or within such Series II Shareholder’s taxable year. Each item generally will have the same character and source as though a Series II Shareholder had realized the item directly. Series II Shareholders must report such items without regard to whether any distribution has been or will be received from Series II. Series II intends to make cash distributions to all Series II Shareholders on a quarterly basis. However, based upon each Series II Shareholder’s particular tax situation and depending upon whether they reinvest such distributions pursuant to the DRIP, their tax liability might exceed cash distributions made to Series II Shareholders, in which case such excess tax liabilities arising from the ownership of Series II Shares would need to be satisfied from a Series II Shareholder’s own funds.

With respect to U.S. Series II Shareholders who are individuals, certain dividends paid by a corporation (including any “blocker” vehicle taxable as a corporation for U.S. federal income tax purposes and certain qualified foreign corporations) to Series II and that are allocable to such U.S. Series II Shareholders may qualify for reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of specified income tax treaties with the United States with respect to its shares that are readily tradable on an established securities market in the United States. Among other exceptions, U.S. Series II Shareholders who are individuals will not be eligible for reduced rates of taxation on any dividends if the payer is a “passive foreign investment company” (a “PFIC”) for the taxable year in which such dividends are paid or for the preceding taxable year. Dividends received by non-corporate U.S. Series II Shareholders may be subject to an additional Medicare tax on unearned income of 3.8%. See Item 1. “Business—Medicare Tax”. U.S. Series II Shareholders that are corporations may be entitled to a “dividends received deduction” in respect of dividends paid by certain corporations in which Series II owns stock. Prospective Series II Shareholders should consult their own tax adviser regarding the application of the foregoing rules in light of their particular circumstances.

For U.S. federal income tax purposes, a Series II Shareholder’s allocable share of Series II’s items of income, gain, loss, deduction or credit will be governed by our limited partnership agreement if such allocations have “substantial economic effect” or are determined to be in accordance with such Series II Shareholder’s interest in Series II. Series II believes that, for U.S. federal income tax purposes, such allocations should be given effect, and Series II intends to prepare and file tax returns based on such allocations. If the IRS were to successfully challenge the allocations made pursuant to our limited partnership agreement then the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth therein.

Basis. In general, Series II Shareholders will have an initial tax basis in their Series II Shares equal to the sum of (i) the amount of cash paid for Shares and (ii) their share of Series II’s liabilities, if any. That basis will be increased by such Series II Shareholder’s share of Series II’s income and by increases in their share of Series II’s liabilities, if any. That basis will be decreased, but not below zero, by distributions received from Series II, by their share of Series II’s losses and by any decrease in their share of Series II’s liabilities. Under applicable U.S. federal income tax rules, a partner in a partnership has a single, or “unitary,” tax basis their partnership interest. As a result, any amount paid to acquire additional Series II Shares (including through the DRIP) will be averaged with the adjusted tax basis of Series II Shares owned by such Series II Shareholder prior to the acquisition of such additional Series II Shares.

Limits on Deductions for Losses and Expenses. A Series II Shareholder’s deduction of their allocable share of Series II’s losses will be limited to their tax basis in Series II Shares and, if such Series II Shareholder is an individual or a corporate holder that is subject to the “at risk” rules, to the amount for which such Series II Shareholder is considered to be “at risk” with respect to Series II’s activities, if that is less than their tax basis. In general, a Series II Shareholder will be at risk to the extent of their tax basis in our Series II Shares, reduced by (i) the portion of that basis attributable to their share of Series II’s liabilities for which they will not be personally liable (excluding certain qualified non-recourse financing) and (ii) any amount of money borrowed to acquire or hold Series II Shares, if the lender of those borrowed funds owns an interest in Series II, is related to the Series II Shareholder, or can look only to such Series II Shareholder’s Series II Shares for repayment. A Series II Shareholder’s at-risk amount generally will increase by their allocable share of Series II’s income and gain and decrease by cash distributions received from Series II and their allocable share of losses and deductions. Series II Shareholders must recapture losses deducted in previous years to the extent that distributions cause their at-risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that their tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of Series II Shares, any gain recognized can be offset by losses that were previously suspended by the at risk limitation, but may not be offset by losses suspended by the basis limitation. Any excess loss above the gain previously suspended by the at-risk or basis limitations may no longer be used. An additional limitation may apply to the deduction of certain “excess business losses” by non-corporate U.S. Series II Shareholders. Shareholders should consult their own tax adviser regarding the limitations on the deductibility of losses under the Code.

Individuals and certain estates and trusts are not permitted to claim miscellaneous itemized deductions. Such miscellaneous itemized deductions may include the operating expenses of Series II, including Series II’s allocable share of the Management Fee.

Limitations on Deductibility of Organizational and Offering Expenses and Syndication Fees. In general, neither Series II nor any U.S. Series II Shareholder may deduct organizational or syndication expenses. Syndication fees (which would include any sales or placement fees or commissions) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions. If Series II incurs debt, it is possible that such indebtedness could give rise to UBTI (as defined below) to the extent such indebtedness is used or deemed to be used to acquire investments. In addition, a Series II Shareholder’s pro rata share of Series II’s interest expense, if any, is likely to be treated as “investment interest” expense. For a non-corporate U.S. Series II Shareholder, the deductibility of “investment interest” expense generally is limited to the amount of such Series II Shareholder’s “net investment income.” Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. A Series II Shareholder’s share of Series II’s dividends and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual will only be treated as investment income if such individual elects to treat such dividends as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for their share of Series II’s interest expense. Under Section 163(j) of the Code, additional limitations may apply to a corporate U.S. Series II Shareholder’s share of Series II’s interest expense, if any.

Treatment of Distributions to Series II Shareholders

Distributions of cash by Series II generally will not be taxable to Series II Shareholders to the extent of their adjusted tax basis (described above) in their Series II Shares. Any cash distributions in excess of a Series II Shareholder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Series II Shares (described below). Such gain generally will be treated as capital gain and will be long-term capital gain if the holding period for such Series II Shares exceeds one year. A reduction in a Series II Shareholder’s allocable share of liabilities, and certain distributions of marketable securities by Series II, if any, will be treated similar to cash distributions for U.S. federal income tax purposes. Series II Shareholders that elect to participate in the DRIP may have tax liabilities that exceed cash distributions made to Series II Shareholders, in which case any tax liabilities arising from the ownership of Series II Shares would need to be satisfied from a Series II Shareholder’s own funds.

Sale or Exchange/Redemption of Series II Shares

Series II Shareholders will recognize gain or loss on the redemption, sale or taxable exchange of Series II Shares equal to the difference, if any, between the amount realized and their tax basis in the Series II Shares sold or exchanged. The amount realized will be measured by the sum of the cash or the fair market value of other property received plus the Series II Shareholder’s share of Series II’s liabilities, if any.

Gain or loss recognized upon the sale or exchange of Series II Shares generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the Series II Shares were held for more than one year as of the date of such sale or exchange. Assuming Series II or, following the finalization of proposed U.S. Treasury regulations discussed below in “—Passive Foreign Investment Companies,” a Series II Shareholder has not elected to treat its share of Series II’s purchase of any PFIC as a “qualified electing fund,” gain attributable to such purchase of a PFIC would be taxable in the manner described below in “—Passive Foreign Investment Companies.” In addition, certain gain attributable to our purchase of a “controlled foreign corporation” (“CFC”) may be characterized as ordinary income, and certain gain attributable to “unrealized receivables” or “inventory items” could be characterized as ordinary income rather than capital gain. For example, if Series II were to hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.” The deductibility of capital losses is subject to limitations.

Each U.S. Series II Shareholder who acquires Series II Shares at different times (including through the DRIP) and intends to sell all or a portion of the Series II Shares within a year of the most recent purchase should consult its own tax adviser regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Medicare Tax

U.S. Series II Shareholders that are individuals, estates or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Series II Shareholders’ “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. Series II Shareholders’ “net investment income” (or “undistributed net investment income” in the case of estates and trusts). Net investment income generally includes a Shareholder’s allocable share of Series II’s income, as well as gain realized from a sale of Series II Shares. Special rules relating to the 3.8% Medicare tax may apply to dividends and gain, if any, derived by such U.S. Series II Shareholders with respect to Series II’s interest in a PFIC or CFC. See Item 1. “Business—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations”. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the 3.8% Medicare tax for their ownership and disposition of Series II Shares.

Foreign Tax Credit Limitations

A U.S. Series II Shareholder may be entitled to a foreign tax credit with respect to their allocable share of creditable foreign taxes paid on Series II’s income and gains. Complex rules may, depending on such Series II Shareholder’s particular circumstances, limit the availability or use of foreign tax credits. In particular, a U.S. Series II Shareholder will generally not be entitled to an indirect foreign tax credit with respect to non-U.S. taxes paid by an entity in which Series II invests that is treated as a foreign corporation for U.S. federal income tax purposes. Gain from the sale of Series II’s investments may be treated as U.S.-source gain. Consequently, Series II Shareholders may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gain unless the credit can be applied (subject to applicable limitations) against U.S. tax due on other income treated as derived from foreign sources. Certain losses that Series II incurs may be treated as foreign-source losses, which could reduce the amount of foreign tax credits otherwise available.

Deduction for Qualified Business Income

U.S. taxpayers who have domestic “qualified business income” from a partnership may be entitled to deduct the lesser of such qualified business income or 20% of taxable income. A U.S. Series II Shareholder’s allocable share of Series II’s income is not expected to be treated as qualified business income or as qualified publicly traded partnership income, however a Series II Shareholder should be able to deduct 20% of the ordinary dividends received from investments, if any, held through a REIT Subsidiary.

Foreign Currency Gain or Loss

Because investments may be made and realized in currencies other than U.S. dollars or debt securities denominated in currencies other than U.S. dollars, U.S. Series II Shareholders may recognize a foreign currency gain or loss (ordinary, not capital) when payment is received with respect to such debt securities or when such Shareholder or Series II disposes of foreign currency or such debt securities.

Passive Foreign Investment Companies

U.S. Series II Shareholders may be subject to special rules applicable to indirect investments in foreign corporations, including an investment through Series II in a PFIC. A PFIC is defined as any foreign corporation with respect to which (after applying certain look-through rules) either (i) 75% or more of its gross income for a taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year produce or are held for the production of “passive income.” There are no minimum stock ownership requirements for PFICs. Based on our organizational structure, we believe that Series II is likely to own an interest in a PFIC. If Series II Shareholders in Series II indirectly hold an interest in a foreign corporation for any taxable year during which the corporation is classified as a PFIC with respect to such Series II Shareholder, then the corporation will continue to be classified as a PFIC with respect to such Series II Shareholder for any subsequent taxable year during which such Series II Shareholder continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.

Subject to certain elections described below, any gain on the disposition of stock of a PFIC owned by a Shareholder indirectly through Series II, as well as income realized on certain “excess distributions” by such PFIC, would be treated as though realized ratably over the shorter of a Series II Shareholder’s holding period of Series II Shares or Series II’s holding period for the PFIC. Such gain or income generally would be taxable as ordinary income, and dividends paid by the PFIC would not be eligible for the preferential tax rates for dividends paid to non-corporate U.S. Series II Shareholders. In addition, an interest charge would apply, based on the tax deemed deferred from prior years. To the extent reasonably practicable and administratively feasible, we may structure investments in foreign corporations to avoid holding a PFIC. However, no assurances can be given that we will be able to structure investments to avoid holding any investment through an entity treated as a PFIC.

If Series II or Series II Shareholders were to elect to treat their share of Series II’s interest in a PFIC as a “qualified electing fund” (“QEF Election”), for the first year they were treated as holding such interest, then in lieu of the tax consequences described in the paragraph immediately above, Series II Shareholders would be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC, even if not distributed to Series II or to such Series II Shareholder. Series II expects that certain investments will be PFICs and generally intends that Series II will make a QEF Election with respect to such investments, to the extent applicable. Recently proposed U.S. Treasury regulations would require that U.S. Series II Shareholders, rather than Series II, make the QEF Election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF Election made by Series II prior to that date would continue for any U.S. Series II Shareholder that owns an interest in a PFIC through Series II on the date the proposed regulations are finalized. A QEF Election must be made by Series II Shareholders on an entity-by-entity basis. To make a QEF Election, Series II Shareholders must, among other things, (i) obtain a PFIC annual information statement and (ii) prepare and submit IRS Form 8621 with the Shareholders’ annual income tax return. To the extent reasonably practicable, we intend to timely provide Shareholders with information related to the PFIC status of each entity we are able to identify as a PFIC, including information necessary to make a QEF Election with respect to such entity. Any such election should be made for the first year Series II holds an interest in such entity or for the first year in which the Shareholder holds Series II Shares, if later.

Once Series II Shareholders have made a QEF Election for an entity, such election applies to any additional shares of interest in such entity acquired directly or indirectly, including through additional Series II Shares acquired after the QEF Election is made (such as Series II Shares acquired under the DRIP). If Series II Shareholders were to make a QEF Election after the first year that Shareholders were treated as holding an interest in a PFIC, the adverse tax consequences relating to PFIC stock would continue to apply with respect to the pre-QEF Election period, unless such Series II Shareholders were to make a “purging election.” The purging election would create a deemed sale of such previously held share of Series II’s interests in a PFIC. The gain recognized by the purging election would be subject to the special tax and interest charge rules, which treat the gain as an excess distribution, as described above. As a result of the purging election, Series II Shareholders would have a new basis and holding period in their share of Series II’s interests in the PFIC. U.S. Series II Shareholders should consult their own tax advisers as to the manner in which such direct inclusions could affect their allocable share of Series II’s income and their tax basis in the Series II Shares and the advisability of making a QEF Election or a purging election.

Treasury regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax (as described above under “—Medicare Tax”) to U.S. persons owning an interest in a PFIC. Under the special rules, a non-corporate U.S. Series II Shareholder that has made a QEF Election with respect to Series II’s interest in a PFIC, is permitted to make a special election to treat their share of the ordinary earnings and net capital gains of the PFIC as net investment income for purposes of the 3.8% Medicare tax. If Series II Shareholders do not make the special election, then they may be required to calculate their basis in their Series II Shares for purposes of the 3.8% Medicare tax in a manner that differs from the calculation of their basis in the Series II Shares for U.S. federal income tax purposes generally. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the special election, as well as the other implications of the 3.8% Medicare tax and the Treasury regulations under Section 1411 of the Code for their ownership and disposition of Series II Shares.

In the case of a PFIC that is a publicly traded foreign company, and in lieu of making a QEF Election, an election may be made to “mark to market” the stock of such publicly traded foreign company on an annual basis. Pursuant to such an election, Series II Shareholders would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. We do not expect that any of our existing or future investments will qualify as PFICs that are publicly traded, and therefore we do not expect that a mark-to-market election will be available for any such entity. Prospective Series II Shareholders should consult their own tax adviser regarding the availability of the mark-to-market election with respect to any PFIC in which they are treated as owning an interest through Series II.

Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Series II Shareholders is uncertain in certain respects. Prospective Series II Shareholders should consult their own tax adviser regarding the application of the PFIC rules, including the foregoing filing requirements and the advisability of making a QEF Election, a special election under the Treasury Regulations under Section 1411 of the Code, or a mark-to-market election, as applicable, with respect to any PFIC in which they are treated as owning an interest through Series II.

Controlled Foreign Corporations

A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For this purpose, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person (including a U.S. partnership) that owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or 10% or more of the total value of shares of all classes of stock of the non-U.S. entity.

Because Series II is a U.S. partnership for U.S. federal income tax purposes and is expected to own an interest in a CFC, then a U.S. Series II Shareholder who meets the ownership tests described above may be required to include in income its allocable share of the CFC’s “Subpart F” income. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other generally passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such CFC’s current earnings and profits. Such inclusions will be treated as ordinary income (whether or not attributable to net capital gains). Thus, a U.S. Series II Shareholder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of any earnings attributable to net capital gains of the CFC. Under Treasury regulations, only U.S. Series II Shareholders that are U.S. Shareholders would be required to include in income their allocable shares of a CFC’s Subpart F income. In addition, such U.S. Series II Shareholders that are U.S. Shareholders would be subject to current United States tax on the “global intangible low-taxed income” or “GILTI” of the CFC, regardless of cash distributions from the CFC.

A Series II Shareholder’s tax basis in their Series II Shares will be increased to reflect any required Subpart F income or GILTI. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Subpart F income will not be eligible for the reduced rate of tax applicable to certain dividends paid by qualified foreign corporations to individual U.S. persons. See Item 1. “Business—Series II—Consequences to U.S. Series II Shareholders—Ownership of Series II Shares—Income and Loss.” Amounts included as Subpart F income or GILTI with respect to direct and indirect investments generally will not be taxable again when actually distributed by the CFC.

Whether or not any CFC has Subpart F income, any gain allocated to Series II Shareholders from our disposition of an equity interest in a CFC will be treated as dividend income (regardless of U.S. Shareholder status) to the extent of their allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a CFC will not pass through to U.S. Series II Shareholders.

As described above under “—Passive Foreign Investment Companies,” Treasury regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax to U.S. persons owning an interest in a PFIC. Similar rules apply to U.S. Shareholders of a CFC. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of these special rules.

If a non-U.S. entity held by Series II is classified as both a CFC and a PFIC, then Series II Shareholders will be required to include amounts in income with respect to such non-U.S. entity either under the CFC rules described under this subheading, or under the PFIC rules described under “—Passive Foreign Investment Companies,” but not both. The interaction of these rules is complex, and prospective Series II Shareholders should consult their own tax adviser in this regard.

Based on our organizational structure, we believe that one or more of Series II’s investments in the future are likely to be classified as CFCs. We may in the future acquire certain investments or operating entities through one or more holding entities treated as corporations for U.S. federal income tax purposes, and such future holding entities or other companies may be treated as CFCs. A U.S. Series II Shareholder that is a U.S. Shareholder based on the ownership tests described above may be required to include in income its allocable share of any CFC’s “Subpart F” income. The application of the CFC rules to U.S. Series II Shareholders is uncertain in certain respects. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the CFC rules for their ownership and disposition of Series II Shares.

REIT Subsidiaries

The following discussion summarizes certain U.S. federal income tax rules applicable to real estate investment trusts within the meaning of Section 856 of the Code (“REITs”) and certain U.S. federal income tax consequences to Shareholders with respect to investments held through one or more REIT Subsidiaries. Because of the complexity of the rules that apply to REITs, the discussion does not attempt to summarize all of the REIT rules that could potentially apply to REIT Subsidiaries, us, the Series and the Shareholders. Except as otherwise noted, the following discussion assumes that each REIT Subsidiary qualifies as a REIT for U.S. federal income tax purposes.

The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes, and (vi) that meets the additional requirements discussed below. Commencing with a REIT Subsidiary’s second taxable year, (i) the beneficial ownership of its stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) and (ii) at any time during the last half of each taxable year, no more than 50% in value of its stock may be owned, directly or indirectly, by or for five or fewer individuals, private foundations, trusts providing for the payment of supplemental unemployment compensation benefits, and/or portions of trusts permanently set aside or to be used exclusively for charitable purposes (the “5/50 Test”). A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual but, rather, shares held by it are treated as owned proportionately by its beneficiaries. For purposes of the 5/50 Test, stock ownership is determined by applying certain constructive ownership rules that treat the Shareholders as owning their proportionate shares of the applicable Series investment in any REIT. It generally is expected that the overall ownership will be sufficiently diverse (and each REIT Subsidiary will be organized in a manner that is expected) to satisfy the 5/50 Test, and that the LP Agreement and organizational documents of each REIT Subsidiary will include restrictions on transfers intended to preserve compliance with the 5/50 Test, however no assurances can be provided. We may cause each REIT Subsidiary to issue a relatively small amount of equity directly to at least 100 persons to satisfy the 100 shareholder requirement for each REIT Subsidiary.

In order to maintain qualification as a REIT, a REIT must annually satisfy two gross income requirements. First, at least 75% of a REIT’s gross income for each taxable year generally must be derived, directly or indirectly, from investments of a passive investment character relating to real property or mortgages on real property or from certain types of temporary investments. Qualifying income, excluding gross income from certain dealer sales referred to as “prohibited transactions” (discussed below) and certain hedging and foreign currency transactions, for purposes of this 75% gross income test generally includes: (i) rents from real property, (ii) interest on debt secured by mortgages on real property or on interests in real property, (iii) dividends or other distributions on, and gain from the sale of, shares in other REITs, (iv) gain from the sale of real estate assets, (v) income and gain derived from foreclosure property, and (vi) income from certain types of temporary investments. Second, at least 95% of a REIT’s gross income for each taxable year generally must be derived from the real property investments described above, from other types of dividends and interest, and from gain from the sale or disposition of stock or securities that are not dealer property. While rents from real property qualify for purposes of the foregoing gross income tests, rents from real property do not include “related party rents.” Related party rents are rents received from any tenant if the REIT owns, directly or indirectly, in the case of a corporate tenant, 10% or more of such tenant’s stock (by vote or value) or, in the case of a non-corporate tenant, an interest of 10% or more in the assets or net profits of such tenant. Certain constructive attribution rules apply for purposes of measuring such ownership, including attribution rules which could potentially treat us and/or a REIT Subsidiary as owning an interest in a tenant actually owned by a Shareholder (and not actually owned by us or such REIT Subsidiary). The LP Agreement and the organizational documents of each REIT Subsidiary will require Shareholders to provide certain information relating to their actual and constructive ownership of certain tenants to the Operating Manager upon request and will include restrictions on transfers, in each case intended to avoid the recognition of related party rents. While the Operating Manager intends to use reasonable efforts to monitor the composition of us and each REIT Subsidiary’s tenants in order to avoid the recognition of related party rents and exclusion of any otherwise qualifying rents from real property, no assurances can be provided that a REIT Subsidiary will not recognize related party rents.

At the close of each quarter of its taxable year, a REIT also must satisfy five tests relating to the nature of its assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of a REIT’s total assets. Second, securities (other than investments included in the 75% asset class) cannot represent more than 25% of the value of a REIT’s total assets. Third, of the investments that are not included in the 75% asset class and that are not securities of such REIT’s taxable REIT subsidiaries, (i) the value of any one issuer’s securities owned by a REIT may not exceed 5% of the value of its total assets and (ii) such REIT may not own more than 10% by vote or (with certain exceptions) by value of any one issuer’s outstanding securities. Fourth, securities of taxable REIT subsidiaries cannot represent more than 25% of the value of a REIT’s total assets. Fifth, nonqualified publicly offered REIT debt instruments cannot represent more than 25% of the value of a REIT’s total assets.

Use of a REIT generally eliminates (or substantially minimizes) corporate-level U.S. federal income tax by permitting the REIT to deduct dividends paid to shareholders in calculating its taxable income. Moreover, in order to qualify as a REIT, a REIT generally must distribute dividends (other than capital gain dividends) to its shareholders in an annual amount at least equal to 90% of its “REIT taxable income” (determined without regard to the dividends paid deduction and by excluding any net capital gain). For these purposes, dividend distributions include actual distributions and cashless “consent dividends.” We intend to cause any REIT Subsidiary within our control to make actual distributions or consent dividends as necessary to eliminate (or substantially minimize) material U.S. federal income tax and to comply with the REIT requirements. In order for a distribution by a REIT Subsidiary to be deductible against taxable income and to be counted toward satisfaction of the REIT minimum distribution requirements, the distribution generally may not constitute a “preferential dividend.” A dividend is not preferential if it is pro rata among all outstanding shares of stock within a class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents of the REIT. In certain situations, the IRS has taken the view that charging different management fee rates to different investors results in preferential dividends. Existing IRS precedents do not consider the application of this preferential dividend rule to a REIT that is a subsidiary of a partnership that charges different management fees and/or incentive distributions to investors in the partnership. A REIT Subsidiary that is deemed to have paid preferential dividends could have additional undistributed taxable income that is subject to corporate level tax, and it might be subject to certain penalties and excise taxes or, depending on the circumstances, such REIT Subsidiary could fail to qualify as a REIT. Under certain circumstances, a REIT Subsidiary may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, subject to an interest charge.

Net losses incurred by a REIT Subsidiary in any taxable year may not reduce the amounts of distributions in subsequent years that are treated as dividends (including capital gain dividends). As a result, Series II Shareholders may be taxable in respect of distributions from a REIT that exceed such Series II Shareholders economic gain. In such event, upon liquidation of the applicable REIT Subsidiary, Series II Shareholders may realize a capital loss, the use of which is subject to limitations.

A REIT Subsidiary’s qualification as a REIT for U.S. federal income tax purposes depends on whether it continues to meet the various requirements summarized above. Because of the complexity of such tests and the potential difficulties of complying with such tests, no assurance can be given that the actual results of a REIT Subsidiary’s operations would satisfy such requirements. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us or any REIT Subsidiary. If a REIT Subsidiary fails to qualify for taxation as a REIT in any taxable year, it may be able to preserve its REIT status under certain savings provisions through the payment of certain penalty taxes (which may be substantial). If no relief provisions apply, a REIT Subsidiary generally would be subject to tax on its taxable income at regular corporate rates, would otherwise be treated as a regular taxable corporation and may be ineligible to elect REIT status again prior to the fifth taxable year following the first year in which it failed to qualify as a REIT under the Code.

To the extent that a REIT Subsidiary does not distribute all of its net capital gain and REIT taxable income, it generally will be subject to tax on the undistributed amount at corporate tax rates and an additional 4% excise tax on certain undistributed amounts. Notwithstanding the foregoing, even if a REIT Subsidiary qualified for taxation as a REIT, it nonetheless could be subject to U.S. federal income tax in certain circumstances, including (without limitation) the following: (i) a REIT Subsidiary could be subject to tax at the highest corporate rate on certain income from “foreclosure property” acquired by reason of default on a lease or indebtedness held by such REIT Subsidiary; (ii) a REIT Subsidiary would be subject to a 100% U.S. federal income tax rate on net income from “prohibited transactions” (generally, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business); and (iii) a REIT Subsidiary would be subject to a 100% tax on certain redetermined rents, redetermined deductions, redetermined service income and excess interest payments involving or attributable to a taxable REIT subsidiary of such REIT Subsidiary (generally arising if such REIT Subsidiary and a taxable REIT subsidiary enter into transactions with each other that are not arm’s length). As noted above, gains derived by a REIT from sales of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business are subject to the 100% tax on net income from such prohibited transactions. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not be practical. Given the absence of bright-line tests for determining when property is treated as held for sale and the potential difficulties in qualifying for the statutory safe harbor, the IRS may successfully contend that some or all of the sales made by any REIT Subsidiary are prohibited transactions and that gains from such sales are subject to the 100% tax.

Taxation of REIT Shareholders

Series II Shareholders will be allocated a portion of the income with respect to their ownership of any REIT Subsidiary and will generally be taxed with respect to this allocated income in the same manner as if such Series II Shareholder held the REIT shares directly.

Distributions made by a REIT to its taxable shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) are generally taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations or the reduced capital gains rates that generally apply to distributions by non-REIT C corporations to certain non-corporate Series II Shareholders. U.S. individual taxpayers may be allowed a 20% deduction for ordinary REIT dividends. Distributions that a REIT designates as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT’s actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate Series II Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits are generally not taxable to a shareholder to the extent that they do not exceed the shareholder’s adjusted basis in its shares, but rather will reduce such adjusted basis. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder.

A REIT is treated as making a distribution that can count toward meeting its annual distribution requirement if it declares a “consent dividend.” A consent dividend is a hypothetical distribution (as distinguished from an actual distribution) that is treated for U.S. federal income tax purposes as if it were distributed in money by the REIT to its shareholders on the last day of the REIT’s taxable year, received by its shareholders on that day, and immediately contributed by the shareholders as paid-in capital to the REIT on that day. Each Series II Shareholder’s distributive share of the amount of any consent dividend will be treated as a dividend to such person in accordance with the rules governing dividends discussed above. It is a possibility we may have each REIT Subsidiary make actual distributions, rather than consent dividends, to meet its REIT distribution requirements, but Series II Shareholders may be required to accept consent dividends. Shareholders may not include in their income tax returns any net operating losses or capital losses of a REIT.

Assuming the shares were a capital asset in the hands of the shareholder, a shareholder’s gain on the sale of its shares in a REIT will be taxed at long-term or short-term capital gain rates, depending on how long the shares were held. However, in general, any loss upon a sale or exchange of shares by a shareholder that has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of previous distributions from a REIT to the shareholder that were required to be treated by such shareholder as long-term capital gain. Subject to certain requirements, distributions by a REIT to U.S. taxable investors in liquidation of such REIT will be treated as gain (or loss) from the sale or exchange of shares in the REIT.

U.S. Withholding Taxes

Although each U.S. Series II Shareholder is required to provide an IRS Form W-9, we nevertheless may be unable to accurately or timely determine the tax status of Series II Shareholders for purposes of determining whether U.S. withholding applies to payments made by Series II to some or all Series II Shareholders. In such a case, payments made by Series II to U.S. Series II Shareholders might be subject to U.S. “backup” withholding at the applicable rate or other U.S. withholding taxes. Series II Shareholders would be able to treat as a credit their allocable share of any U.S. withholding taxes paid in the taxable year in which such withholding taxes were paid and, as a result, might be entitled to a refund of such taxes from the IRS. In the event Series II Shareholders redeem, transfer or otherwise dispose of some or all of their Series II Shares, special rules might apply for purposes of determining whether such Series II Shareholders or the transferees of such Series II Shares were subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such Series II Shares or entitled to refunds of any such taxes withheld. Prospective investors should consult their own tax adviser regarding the treatment of U.S. withholding taxes.

Consequences to Tax-Exempt U.S. Series II Shareholders

Income recognized by a U.S. tax-exempt organization (including a tax-exempt account) is exempt from U.S. federal income tax except to the extent of the organization’s UBTI. UBTI is defined generally as any gross income derived by a tax-exempt organization (including a tax-exempt account) from an unrelated trade or business that it regularly carries on, less the deductions directly connected with that trade or business. In addition, income arising from a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that holds operating assets or is otherwise engaged in a trade or business generally will constitute UBTI. Notwithstanding the foregoing, UBTI generally does not include any dividend income, interest income, certain other categories of passive income or capital gains realized by a tax-exempt organization (including a tax-exempt account), so long as such income is not “debt financed,” as discussed below. Series II believes that it should not be regarded as engaged in a trade or business and anticipates that any operating assets held by Series II will be held through entities that are treated as corporations for U.S. federal income tax purposes.

The exclusion from UBTI does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average acquisition indebtedness with respect to the property bears to the average tax basis of the property for the taxable year. If an entity treated as a flow-through for U.S. federal income tax purposes, such as Series II, incurs acquisition indebtedness, a tax-exempt partner in such flow-through entity (including one holding through a flow-through structure) will be deemed to have acquisition indebtedness equal to its allocable portion of such acquisition indebtedness. If any such indebtedness were used by Series II (or deemed to be used) to acquire property, such property generally would constitute debt-financed property, and any income from or gain from the disposition of such debt-financed property allocated to a tax-exempt organization (including a tax-exempt account) generally would constitute UBTI to such tax-exempt organization, subject to certain exceptions in cases where debt is paid off. In addition, even if such indebtedness were not used (or deemed to be used) by Series II to acquire property but were instead used to fund distributions to Series II Shareholders, if a tax-exempt organization (including a tax-exempt account) subject to taxation in the United States were to use such proceeds to make an investment outside Series II, the IRS might assert that such investment constitutes debt-financed property to such Series II Shareholder with the consequences noted above. Series II is not prohibited from incurring indebtedness, and no assurance can be provided that Series II will not generate UBTI attributable to debt-financed property in the future.

It is expected Series II will hold a portion of its investments through one or more REIT Subsidiaries. Dividends from a REIT Subsidiary will generally not be treated as UBTI to tax-exempt U.S. Series II Shareholders, even if the property held by the REIT Subsidiary is debt-financed, except to the extent of “acquisition indebtedness” with respect to the investment in the REIT Subsidiary. However, an investment in a “pension-held REIT” within the meaning of Section 856(h)(3)(D) of the Code may give rise to UBTI.

Tax-exempt U.S. Series II Shareholders should consult their own tax advisers regarding the tax consequences of a purchase of Series II Shares.

Consequences to Non-U.S. Series II Shareholders

Series II intends to make investments in Asset-Backed Finance Assets (other than Asset-Backed Finance Assets that are treated as corporations for U.S. federal income tax purposes) indirectly through entities that are treated as corporations for U.S. federal income tax purposes or REIT Subsidiaries (as discussed above under “—REIT Subsidiaries”), and as a result does not expect that any such investment will generate income treated as effectively connected with a U.S. trade or business (other than effectively connected income attributable to the sale of a United States real property interest). However, no assurance can be given that Series II Shareholders will not incur income treated as effectively connected with a U.S. trade or business. If, as anticipated, Series II is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a Non-U.S. Series II Shareholder is not itself engaged in a U.S. trade or business, then such Non-U.S. Series II Shareholder generally will not be subject to U.S. tax return filing requirements solely as a result of owning Series II Shares and generally will not be subject to U.S. federal income tax on its allocable share of Series II’s interest and dividends from non-U.S. sources or gain from the sale or other disposition of securities or real property located outside of the United States.

However, there can be no assurance that the law will not change or that the IRS will not deem Series II to be engaged in a U.S. trade or business. If, contrary to our expectations, Series II is treated as engaged in a U.S. trade or business, then a Non-U.S. Series II Shareholder generally would be required to file a U.S. federal income tax return, even if no effectively connected income were allocable to it. If Series II were to have income treated as effectively connected with a U.S. trade or business, then a Non-U.S. Series II Shareholder would be required to report that income and would be subject to U.S. federal income tax at the regular graduated rates. In addition, Series II might be required to withhold U.S. federal income tax on such Non-U.S. Series II Shareholder’s distributive share of such income at the highest rate of income tax applicable to such Non-U.S. Series II Shareholder based on the status of such Non-U.S. Series II Shareholder. A corporate Non-U.S. Series II Shareholder might also be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. If, contrary to expectation, Series II were engaged in a U.S. trade or business, then gain or loss from the sale of Series II Shares by a Non-U.S. Series II Shareholder would be treated as effectively connected with such trade or business to the extent that such Non-U.S. Series II Shareholder would have had effectively connected gain or loss had Series II sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at the regular graduated U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax.

Further, it is possible that Series II will recognize gain from the sale of a United States real property interest. Regardless of whether Series II’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Series II Shareholders (other than certain qualified foreign pension funds) are taxed on the gain derived from the dispositions of United States real property interests (including gain allocated to a Non-U.S. Series II Shareholder upon a sale of such property interests by Series II). A United States real property interest includes an interest in a United States real property holding corporation. Under FIRPTA, Non-U.S. Series II Shareholders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss. As a result, Non-U.S. Series II Shareholders that receive income allocations from the sale of a United States real property interest (including distributions from a REIT Subsidiary to the extent attributable to the disposition by the REIT Subsidiary of a United States real property interest) may be required to file a United States federal income tax return and may be subject to United States federal income tax at regular U.S. rates on a sale, exchange or other disposition of such United States real property interest. Generally, with respect to gain attributable to Series II’s sale of a United States real property interest that is allocated to a Non-U.S. Series II Shareholder, Series II will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Series II Shareholder based on the status of such Non-U.S. Series II Shareholder. Also, such gain may be subject to a 30% branch profits tax (as discussed above).

Upon a sale of a Non-U.S. Series II Shareholder’s Shares, if (i) 50% or more of Series II’s gross assets consist of U.S. real property interests and (ii) 90% or more of Series II’s gross assets consist of U.S. real property interests and cash or cash equivalents, a purchaser will be required to withhold tax pursuant to Section 1445 of the Code on the full amount of the purchase price. Regardless of whether Series II satisfies these requirements, gain attributable to its U.S. real property interests may be subject to U.S. federal income tax.

In general, even if Series II is not engaged in a U.S. trade or business, and assuming Series II Shareholders are not otherwise engaged in a U.S. trade or business, Non-U.S. Series II Shareholders will nonetheless be subject to a withholding tax of 30% on the gross amount of certain U.S.-source income which is not effectively connected with a U.S. trade or business. Income subjected to such a flat tax rate is income of a fixed or determinable annual or periodic nature, including dividends and certain interest income. Such withholding tax may be reduced or eliminated with respect to certain types of income under an applicable income tax treaty between the United States and a Series II Shareholder’s country of residence or under the “portfolio interest” rules or other provisions of the Code, provided that such Series II Shareholder provides proper certification as to their eligibility for such treatment. Notwithstanding the foregoing, and although each Non-U.S. Series II Shareholder is required to provide us with an IRS Form W-8, we nevertheless may be unable to accurately or timely determine the tax status of Series II Shareholders for purposes of establishing whether reduced rates of withholding apply to some or all Series II Shareholders. In such a case, a Series II Shareholder’s allocable share of distributions of U.S.-source dividend and interest income will be subject to U.S. withholding tax at a rate of 30%. Further, if such Series II Shareholder would not be subject to U.S. tax based on their tax status or otherwise were eligible for a reduced rate of U.S. withholding, such Series II Shareholder might need to take additional steps to receive a credit or refund of any excess withholding tax paid on their account, which could include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations applicable to claiming treaty benefits, if a Series II Shareholder resides in a treaty jurisdiction which does not treat Series II as a pass-through entity, such Series II Shareholder might not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on their account. In the event a Series II Shareholder elects to redeem, sell or exchange some or all of their Series II Shares, special rules may apply for purposes of determining whether such Series II Shareholder or the transferee of such Series II Shares are subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such Series II Shares or entitled to refunds of any such taxes withheld. See Item 1 “Business—Series II—Consequences to U.S. Series II Shareholders—Sale or Exchange/Redemption of Series II Shares.” Prospective Series II Shareholders should consult their own tax adviser regarding the treatment of U.S. withholding taxes.

Special rules may apply to any Non-U.S. Series II Shareholder (i) that has an office or fixed place of business in the United States; (ii) that is an individual present in the United States for 183 days or more in a taxable year, calculated taking into account a portion of the days such individual was present in the United States in the preceding two years; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in Series II in connection with its U.S. business, (c) a PFIC, (d) a CFC or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. Prospective Series II Shareholders should consult their own tax adviser regarding the application of these special rules.

Taxes in Other Jurisdictions

In addition to U.S. federal income tax consequences, a purchase of Series II Shares could subject Series II Shareholders to U.S. state and local taxes in the U.S. state or locality in which they are a resident for tax purposes. Series II Shareholders could also be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in non-U.S. jurisdictions in which Series II invests. We will attempt, to the extent reasonably practicable, to structure our operations and investments so as to avoid income tax filing obligations by U.S. Series II Shareholders in non-U.S. jurisdictions. However, there may be circumstances in which we are unable to do so. Income or gain from investments held by Series II may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If Series II Shareholders wish to claim the benefit of an applicable income tax treaty, they might be required to submit information to tax authorities in such jurisdictions. Prospective Series II Shareholders should consult their own tax adviser regarding the U.S. state, local and non-U.S. tax consequences of a purchase of Series II Shares in Series II.

Information Returns and Audit Procedures

We have agreed to use commercially reasonable efforts to furnish Series II Shareholders, within 90 days after the close of each calendar year (subject to commercially reasonable delays in the event of the late receipt of any necessary financial statements from any portfolio company), U.S. tax information (including Schedule K-1, which may be based on the best available estimates at the time of issuance) which describes on a U.S. dollar basis such Series II Shareholder’s share of Series II’s income, gain, loss and deduction for the preceding taxable year. However, while delays are not expected, providing this U.S. tax information to Series II Shareholders could be subject to delay in the event of, among other reasons, evolving reporting and compliance requirements or other events. It is therefore possible that, in any taxable year, Series II Shareholders will need to apply for an extension of time to file the Shareholders’ tax returns. In preparing this U.S. tax information, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine a Series II Shareholder’s share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to the Shareholders’ income or loss.

Series II may be audited by the IRS. Adjustments resulting from an IRS audit could require Series II Shareholders to adjust a prior year’s tax liability and result in an audit of their own tax return. Any audit of a Series II Shareholder’s tax return could result in adjustments not related to Series II’s tax returns, as well as those related to Series II’s tax returns. If the IRS makes an audit adjustment to our income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from Series II instead of Series II Shareholders. We may be permitted to elect to have the Operating Manager and Series II Shareholders take such audit adjustment into account in accordance with their interests during the taxable year under audit. However, there can be no assurance that we will choose to make such election or that it will be available in all circumstances. If we do not make the election, and we pay taxes, penalties or interest as a result of an audit adjustment, then cash available for distribution to Series II Shareholders might be substantially reduced. As a result, current Series II Shareholders might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if current Series II Shareholders did not own Series II Shares during the taxable year under audit.

Pursuant to the partnership audit rules, a “partnership representative” designated by Series II will have the sole authority to act on behalf of Series II in connection with any administrative or judicial review of Series II’s items of income, gain, loss, deduction or credit. In particular, the partnership representative will have the sole authority to bind both former and current Series II Shareholders and to make certain elections on behalf of Series II pursuant to the partnership audit rules. Prospective Series II Shareholders should consult their own tax adviser regarding the implications of the partnership audit rules for a purchase of Series II Shares.

Foreign Account Tax Compliance

Under FATCA (as defined below), a 30% withholding tax is imposed on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity,” unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends and other passive income. Proposed Treasury regulations eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed regulations until final Treasury regulations are issued. We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by us, or our investments. Nonetheless, the 30% withholding tax may also apply to such Series II Shareholder’s allocable share of distributions attributable to withholdable payments, unless they properly certify their FATCA status on IRS Form W-8 or IRS Form W-9 (as applicable) and satisfy any additional requirements under FATCA.

In compliance with FATCA, information regarding certain Series II Shareholders’ ownership of Shares may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country for cooperation to facilitate the implementation of FATCA, or by future Treasury regulations or guidance. Prospective Series II Shareholders should consult their own tax adviser regarding the consequences under FATCA of a purchase of Series II Shares.

Tax Shelter Regulations and Related Reporting Requirements

If Series II were to engage in a “reportable transaction,” we (and possibly Series II Shareholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or “transaction of interest,” or that it produces certain kinds of losses exceeding certain thresholds. Any purchase of Series II Shares may be considered a “reportable transaction” if, for example, Series II were to recognize certain significant losses in the future. In certain circumstances, a Series II Shareholder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Certain of these rules are unclear, and the scope of reportable transactions can change retroactively. Therefore, it is possible that the rules may apply to transactions other than significant loss transactions.

Moreover, if Series II were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, Series II Shareholders might be subject to significant accuracy-related penalties with a broad scope, for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and in the case of a listed transaction, an extended statute of limitations. Series II does not intend to participate in any reportable transaction with a significant purpose to avoid or evade tax, nor does it intend to participate in any listed transactions. However, no assurance can be provided that the IRS will not assert that it has participated in such a transaction. Prospective Series II Shareholders should consult their own tax adviser concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of Series II Shares.

Withholding and Backup Withholding

For each calendar year, Series II will report to the Shareholders and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. The proper application to Series II of the rules for withholding under Sections 1441 through 1446 of the Code (applicable to certain dividends, interest and amounts treated as effectively connected with a U.S. trade or business, among other items) is unclear.

Under the backup withholding rules, Series II Shareholders may be subject to backup withholding tax with respect to distributions paid unless: (i) they are an exempt recipient and demonstrate this fact when required; or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax, and otherwise comply with the applicable requirements of the backup withholding tax rules. A U.S. Series II Shareholder that is exempt should certify such status on a properly completed IRS Form W-9. A Non-U.S. Series II Shareholder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Series II Shareholder will be allowed as a credit against their U.S. federal income tax liability and may entitle such Series II Shareholder to a refund from the IRS, provided they supply the required information to the IRS in a timely manner.

If Series II Shareholders do not timely provide Series II, or the applicable nominee, broker, clearing agent or other intermediary, with IRS Form W-9 or IRS Form W-8, as applicable, or such form is not properly completed, then Series II may become subject to U.S. backup withholding taxes in excess of what would have been imposed had Series II or the applicable intermediary received properly completed forms from all Series II Shareholders. For administrative reasons, and in order to maintain the fungibility of Shares, such excess U.S. backup withholding taxes, and if necessary similar items, may be treated by Series II as an expense that will be borne indirectly by all Shareholders on a pro rata basis (e.g., since it may be impractical for us to allocate any such excess withholding tax cost to the Series II Shareholders that failed to timely provide the proper U.S. tax forms).

Information Reporting with Respect to Foreign Financial Assets

Under Treasury regulations, certain U.S. persons that own “specified foreign financial assets” with an aggregate fair market value exceeding either $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year generally are required to file an information report with respect to such assets with their tax returns. Significant penalties may apply to persons who fail to comply with these rules. Specified foreign financial assets include not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. The failure to report information required under the current regulations could result in substantial penalties and in the extension of the statute of limitations with respect to federal income tax returns filed by such Series II Shareholder. Prospective Series II Shareholders should consult their own tax adviser regarding the possible implications of these Treasury regulations for a purchase of Series II Shares.

Other Tax Matters

Taxable Year

We use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for Series II for such purposes.

New Legislation or Administrative Judicial Action

The U.S. federal income tax treatment of Shareholders depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Shareholders should be aware that the U.S. federal income tax rules are constantly under review (including currently) by the Congressional tax writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department and the courts, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations, any of which could adversely affect the value of Shares and be effective on a retroactive basis. For example, changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible for Series II to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of our income, reduce the net amount of distributions available to Shareholders, or otherwise affect the tax considerations of owning Shares. Such changes could also affect or cause us to change the way we conduct our activities and adversely affect the value of Shares.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO US AND SHAREHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, AND IN REVIEWING THIS REGISTRATION STATEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY PURCHASE OF SHARES.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in us by (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Part 4 of Subtitle B of Title I of ERISA, (ii) plans, IRAs and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. federal, state or local or non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

Fiduciary Duty of Investing Plans

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (as defined below) subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor.

In considering an investment in us of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in us, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any “plan assets.” Depending on the satisfaction of certain conditions which may include the identity of the fiduciary of the Benefit Plan Investor making the decision to acquire or hold Shares on behalf of a Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. Each of the above-noted exemptions contains conditions and limitations on its application. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the Shares that might be construed as prohibited transactions. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding Shares in reliance on these or any other exemption should carefully review the exemption in consultation with its own legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to any particular transaction involving the Shares.

Plan Assets

Under ERISA and the Plan Asset Regulations when Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations, as described below) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors (the “25% Test”) or that the entity is an “operating company” (each as defined in the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. Benefit Plan Investors generally include “employee benefit plans” (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, “plans” within the meaning of Section 4975 of the Code to which Section 4975 of the Code is applicable (including, without limitation, “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of the investment in such entity by such an employee benefit plan or plan (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA). We will not be an investment company under the Investment Company Act. Thus, absent satisfaction of another exception under the Plan Asset Regulations, if 25% or more of the total value of any class of our equity interests were held by Benefit Plan Investors, an undivided interest in each of our underlying assets would be deemed to be “plan assets” of any Benefit Plan Investor that invested in us.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

To the extent any class of our Shares is not “publicly-offered” within the meaning of the Plan Asset Regulations, we intend to use reasonable efforts to satisfy another exception to the Plan Asset Regulations, including prohibiting investment from, Benefit Plan Investors in one or more classes of our Shares. However, there can be no assurance that, notwithstanding such efforts of the Operating Manager, we will satisfy the Plan Asset Regulations, or our underlying assets will not otherwise be deemed to include “plan assets” within the meaning of the ERISA.

Plan Asset Consequences

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to acquisitions made by us and (ii) the possibility that certain transactions in which we might seek to engage in could constitute “prohibited transactions” under ERISA and the Code. Fiduciaries of Benefit Plan Investors who decide to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us. With respect to an IRA that invests in us, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

The foregoing statements regarding the consequences under ERISA and the Code of an investment in us are based on the provisions of ERISA and the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes that would make the foregoing statements incorrect or incomplete will not occur.

Reporting Obligations

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Management Fee and the Performance Fee to the Operating Manager are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

While Plans that are governmental plans, certain church plans and non-U.S. plans may not be subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, such Plans may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans, in consultation with their advisors and legal counsel, should consider the impact of their respective laws and regulations on an investment in us and the considerations discussed above, if applicable.

Important Notice for Plans

Each Plan proposing to invest in us will be deemed to make certain representations, including, but not limited to, that it is, and any fiduciaries responsible for the Plan’s investment are, professionally advised, aware of and understand our business objectives, policies and strategies and that the decision to invest plan assets in us was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under applicable law, including ERISA and applicable Similar Law. This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. Monroe, the Operating Manager and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in the Shares on account of the fees and other compensation they expect to receive (as the case may be) from us and their other relationships with us as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan which acquires or holds any Shares will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law) with respect to the Plan’s investment in the Shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Shares and any related transactions.

The sale of Shares to a Plan is in no respect a representation by us or any other person associated with the offering of our Shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Each Plan investor is advised to contact its own legal, financial advisor or other fiduciary unrelated to the Relevant Entities about whether an investment in our Shares, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such Shares, may be appropriate for the Plan’s circumstances.

ITEM 1A.	RISK FACTORS

An investment in us involves a high degree of risk, relating to both the types of investments contemplated by us as well as our ability to achieve our investment objectives, and therefore should only be undertaken by qualified investors whose financial resources are sufficient to enable them to assume these risks and to bear the loss of all of their investment. There can be no assurance that we will be able to implement our investment strategy or generate returns or that there will be any return of capital. In addition, there will be occasions when the Operating Manager and our affiliates may encounter potential conflicts of interest in connection with us. The following risk factors should be considered carefully, but are not meant to be an exhaustive listing of all of the potential risks associated with an investment in us. Investors should consult with their own financial, legal, investment and tax advisors prior to investing in us. The order in which these risks are presented is not intended to represent the relative magnitude of any particular risk. In this Item 1A, references to “Operating Manager” mean Monroe Capital Asset Finance Advisors, LLC, in its capacity as our operating manager.

Risks Related to Our Investment Portfolio

We may be subject to risks arising in the ordinary course of business and related financial risks. Our investment portfolio will include private loans issued by privately held middle market companies, and operating results in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk which can result in substantial losses.

Our investments may be illiquid and subject to volatility. Although our investments are expected to be primarily secured, some investments may be unsecured and subordinated to substantial amounts of senior indebtedness, all or a significant portion of which may be secured and bear floating interest rates.

In the event that any portfolio company cannot generate adequate cash flow to meet debt service, we may suffer a partial or total loss of capital invested in the portfolio company, which could adversely affect our returns. Furthermore, the companies and securities in which we will invest generally will not be rated by a credit rating agency, and if they were rated, they could be lower rated. Non-rated debt instruments and securities are subject to greater risk of loss of principal and interest than higher-rated debt instruments and securities and are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay dividends and interest and repay principal. They are also generally considered to be subject to greater risk than debt instruments and securities with higher ratings in the case of deterioration of general economic conditions. The market for lower-rated and comparable non-rated debt instruments and securities is thinner, often less liquid, and less active than that for higher-rated and comparable non-rated debt instruments and securities, which can adversely affect the prices at which such debt instruments and securities can be sold and may even make it impracticable to sell such debt instruments and securities.

We expect to make or purchase loans, a substantial portion of which will be illiquid and have no, or only a limited, trading market. Our investment in illiquid loans may restrict our ability to dispose of investments in a timely fashion and for a fair price and may result in our inability to pursue other favorable investment opportunities. Because of the unique and customized nature of most loan agreements, loans cannot be sold as easily as publicly traded securities. Loans made or purchased by us may encounter trading delays due to their unique and customized nature, and transfers may be prohibited without the consent of an agent bank or the borrower. In addition, we may invest in privately placed loans that may or may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale, and even if such privately placed loans are transferable, the prices realized from their sale could be less than those originally paid by us or less than what may be considered the fair value of such obligations.

The return of principal of our loans will depend in large part on the creditworthiness and financial strength of the issuers of such loans. We intend to monitor on an ongoing basis the creditworthiness of issuers of loans in which we will invest; however, there can be no guarantee that such monitoring will prevent an event of default by a borrower. If there is a default by a borrower under any of our loans, we will, under most normal circumstances, have contractual remedies pursuant to the loan agreements, including possibly the sale of collateral. However, exercising such contractual rights may involve delays or costs and any available collateral may prove to be unsaleable or saleable only at a price less than the loan amount, which could result in a loss to us. Furthermore, a default by the borrower under any of our loans may result in us being unable to liquidate such loans prior to the dissolution of the Partnership. Such loans may end up being restructured on terms that might result in us being unable to liquidate such loans prior to our dissolution.

A loan or debt obligation may become non-performing for a variety of reasons. Such non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. We may also incur additional expenses to the extent that we are required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although we may exercise voting rights with respect to an individual loan, we may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.

Debt instruments may be detrimentally affected to the extent that there is insufficient collateral. There can be no assurance that the value assigned by us to collateral underlying a debt instrument held by us will be realized upon liquidation, nor can there be any assurance that collateral will retain its value. In addition, certain debt instruments may be supported, in whole or in part, by personal guarantees made by individuals affiliated with the borrower or their relatives, or guarantees made by a corporation or other entity affiliated with the borrower. The amount realizable with respect to a debt instrument may be detrimentally affected if a guarantor fails to meet its obligations under the guarantee. Moreover, the value of collateral supporting such debt instruments may fluctuate. Finally, there may be a monetary, as well as a time, cost involved in collecting on defaulted debt instruments and, if applicable, taking possession of and subsequently liquidating various types of collateral.

The market value of our loans may be volatile and generally will fluctuate due to a variety of factors that are inherently difficult to predict, including, among other things, the financial condition of the obligors on, or issuers of, the loans, general economic conditions, the condition of certain financial markets, domestic and international economic or political events, developments or trends in any particular industry, prevailing credit spreads and changes in prevailing interest rates.

Active lending/origination by us may subject it to additional regulation, as well as possible adverse consequences to us.

Debt obligations are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligations (credit risk). There can be no guarantee that we will be successful in making the right selections and thus fully mitigate the impact of credit risk on us. A debt security or obligation may be subject to redemption at the option of the issuer. If a debt security or obligation held by us is called for early redemption, we will be required to permit the issuer to redeem such security or obligation, which could have an adverse effect on our ability to achieve our investment objective.

While we expect to receive interest payments on our loans to portfolio companies, and expects a return of the principal amount invested, a portion of the return to Shareholders will depend on gains generated from participation in equity securities issued by portfolio companies, and there can be no guarantees as to whether any such gains will be generated, and if generated, when they will be realized.

Our investments may be subject to heightened risks due to concentration in an issuer, investment, industry or similar classification. From time to time, as permitted by the LP Agreement, a substantial portion of our investments may be invested in a single issuer, or single investment, such that as a result, any single loss may have a significant adverse impact on our capital. Similarly, from time to time, as permitted by the LP Agreement, we may hold investments in the same industry, asset type, geography or other similar classification. Accordingly, our assets may be subject to greater risk of loss than if they were more widely diversified, since the failure of one or a limited number of investments or type of investments could have a material adverse effect on us. Although our portfolio is expected to be constructed in a manner that will avoid significant concentration in any particular issuer, company type, asset type, industry, industry segment, asset class or geography, as determined by the Operating Manager, we may, as permitted by the LP Agreement, concentrate investments in a particular issuer, company type, asset type, industry, industry segment, asset class or geographic region, such that our investments will become more susceptible to fluctuations in value resulting from adverse economic or business conditions with respect thereto. As a result, our aggregate return may be adversely affected by the unfavorable performance of one or a small number of investments. Furthermore, to the extent that the capital raised is less than the targeted amount, we may exceed certain targeted concentration targets or invest in fewer issuers and therefore be less diversified.

We may face portfolio company risk, especially with respect to assets in special situations. We may make investments in companies involved in (or the target of) acquisition attempts or tender offers, or companies involved in spin-offs and similar transactions. In any investment opportunity involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved will be unsuccessful, take considerable time and/or result in a distribution of cash or a new security, the value of which will be less than the purchase price to us of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, we may be required to sell our investment at a loss. In connection with such transactions (or otherwise), we may purchase securities on a when issued basis, which means that delivery and payment take place sometime after the date of the commitment to purchase and are often conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, reorganization or debt restructuring, and such subsequent events may never occur. Additionally, the purchase price and/or interest rate receivable with respect to a when-issued security are fixed when we enter into the commitment, and such securities are subject to changes in market value prior to their delivery, including potential drops in value that lead to losses to us.

We may be subject to risks associated with investments in securitized products, including prepayment risk. We will invest, directly and indirectly, in securitized debt and/or subordinated notes of collateralized loan obligation facilities and term transactions, asset-backed securities, and other securitized products related products of any kind that hold loans to corporate borrowers and other instruments and issue securities based on their underlying assets (including, without limitation, any or all series and/or tranches thereof, whether senior or junior or debt or equity) and any warehouse finance vehicles or facilities for such vehicles or products (collectively, “Securitized Products”) or make loans to origination entities that are investing in such products. Securitized Products may present risks similar to those of the other types of investments in which we may invest and, in fact, such risks may be of greater significance in the case of securitized products. Moreover, investing in Securitized Products may entail a variety of unique risks. Among other risks, Securitized Products may be subject to prepayment risk. In addition, the performance of Securitized Products will be affected by a variety of factors, including its priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets.

We may be subject to risks associated with investments in ABS, including interest rate risk, market risk, operational risk and other legal risk. We may invest in ABS. ABS are subject to the risk of prepayment on the loans underlying such securities (including voluntary prepayments by the obligors and liquidations due to default). Generally, prepayment rates increase when interest rates fall and decrease when interest rates rise. Prepayment rates are also affected by other factors, including economic, demographic, tax, social and legal factors. To the extent that prepayment rates are different than anticipated, the average yield of investments in ABS may be adversely affected. The interest rate sensitivity of any particular pool of loans depends upon the allocation of cash flow from the underlying receivables.

The market value of ABS will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, ABS, while having a comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments as interest rates decline. In addition, to the extent any ABS are purchased at a premium, losses due to default and liquidation and unscheduled principal prepayments generally will result in some loss of the holders’ principal to the extent of the premium paid. ABS are subject to whole loan risk and credit risk that the underlying receivables will not be paid by debtors or by credit insurers or guarantors of such instruments.

The underlying assets of ABS may include receivables of any kind, including, without limitation, such items as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property and receivables from credit card agreements. The ability of an issuer of asset-backed securities to enforce its security interest in the underlying assets may be limited.

As described above, the values of some other ABS are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction, including us. Moreover, the value of ABS may be substantially dependent on the servicing of the underlying asset pools and thus be subject to risks associated with the negligence by, or defalcation of, their servicers, which generally is outside of our control. In addition, any fees related to outside loan origination and servicing contracts could negatively affect returns. In certain circumstances, the mishandling of related documentation may also affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of underlying assets. Furthermore, debtors may be entitled to the protection of a number of state and Federal consumer credit laws with respect to ABS, which may give the debtor the right to avoid payment. ABS may be highly illiquid, and the market value of ABS may fluctuate widely. There may be no established, liquid secondary market for many of the ABS we may purchase. The lack of such an established, liquid secondary market could have an adverse effect on the market value of such ABS and our ability to sell them. Further, ABS may be subject to certain transfer restrictions that may further restrict liquidity. If we are forced to liquidate our investments in ABS to satisfy withdrawals, it may be difficult or impossible to do so on favorable terms and may result in losses.

We may be subject to default and other risks associated with investments in Collateralized Loan Obligations (“CLOs”). We may invest, directly or indirectly, in CLOs and CLO warehouse facilities. A CLO is typically a bankruptcy-remote securitization entity that owns senior secured, second lien or unsecured corporate loans. Typically, we are expected to invest, directly or indirectly, in the unrated or most subordinated tranches of CLOs that own middle market or broadly syndicated loans, while other investors may purchase more senior tranches of the CLO entity’s capital structure, thereby exposing themselves to different risks of principal and interest repayment. CLOs make payments to investors as payments are received with respect to their underlying asset pools. If proceeds of the underlying asset pools are not large enough to provide payments on all investors, securities held by the more junior investors in the CLOs (like us) will likely suffer a principal loss. In an event of default, typically the most senior tranche of debt may direct the CLO manager to liquidate the CLO. In the event of a liquidation, the unrated or most subordinated tranches of a CLO will not receive any payment until all principal and interest on the senior debt is paid in full. As the holder of the most subordinated tranche, we may be unable to exercise additional remedies under the CLO entity documentation. In addition, the value of the underlying collateral in the asset pools may decrease in value. CLO securities are illiquid instruments, and we may not be able to sell such securities at favorable prices, if at all. When any such investments are made, an investor will effectively be paying, in addition to the compensation payable to the Operating Manager, the investor’s proportionate share of any management fees, or other compensation, charged by the manager of such CLOs or other similar entities, as well as its pro rata portion of the expenses incurred by such entity.

We may be subject to credit and default risks associated with investments in unitranche debt. We may also invest in unitranche debt, which is an instrument that combines senior secured debt and subordinated debt into a single debt instrument. Unitranche loans are subject to similar risks associated with loans in general. In addition, because unitranche loans are a newer form of debt instrument and they have not been fully evaluated through a credit cycle, they may subject us to risks that cannot be fully identified at this time. Further, the complex terms of unitranche debt have not yet been widely tested in bankruptcy and workout situations. As a result, default and loss expectations are more difficult to estimate with respect to unitranche debt as compared to other forms of debt instruments such as senior loans and subordinated debt instruments. In particular, in a bankruptcy proceeding involving a unitranche loan, there is a risk that the entire unitranche loan will be viewed as a single secured claim. If the collateral is insufficient to secure the entire unitranche loan, it may be deemed as an unsecured claim in its entirety. The untested nature of unitranche loan arrangements also exposes us to a heightened risk of litigation among the lender group in the event of bankruptcy.

We may be subject to risks unique to the real estate industry. We may invest in a variety of real estate and related transactions, either as a direct investment or through investment in other entities, including our affiliates. The value of real estate is subject to market conditions, and adverse changes in the local real estate market may lower the value that may be derived from a liquidation. Other risks incident to the ownership and operation of commercial and residential real estate include (i) dependence on cash flow; (ii) changes in supply of, or demand for, competing properties in an area (as a result of over-building); (iii) changes in the financial conditions of tenants, buyers and sellers of properties; (iv) changes in the availability of debt financing; (v) energy and supply shortages; (vi) laws assigning liability to the owners of real estate properties for environmental hazards existing on such properties; (vii) changes in tax, real estate, environmental and zoning laws and regulations; (viii) various uninsured or uninsurable risks; (ix) natural disasters; and (x) challenges inherent in developing and managing real properties.

Adverse changes in real estate markets increase the probability of default on mortgage loans, as the incentive of the borrower to retain equity in the property declines. Loans may become non-performing for a wide variety of reasons, including, without limitation, because the mortgaged property is too highly leveraged and therefore unable to generate sufficient income to cover its debt service, because of poor management or physical condition, or because local economic conditions adversely affect the potential of the property to generate income. Non-performing mortgage loans often require workout negotiations and/or restructuring, which may entail, among other things, a write-down of the principal of the loan and/or reduction of the interest rate. In addition, in the event that foreclosure of a mortgage loan is required, the foreclosure process is often lengthy and expensive, sometimes taking several years. Furthermore, the foreclosure process can itself disrupt the use of the property, thereby reducing the economic returns.

A number of factors may affect the value of real estate properties, including, among other things, diversification of the tenant base (i.e., reliance on one or only a few tenants versus a greater number of tenants or tenants in similar types of businesses versus a greater diversity of businesses); the location, appearance, amenities and other physical attributes of the properties; and competition from other office properties. Office properties generally require their owners to expend significant amounts for general capital improvements, tenant improvements and costs of re-letting space. In addition, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive or may require substantial capital investment to upgrade facilities in order to be competitive. Office properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants. The risks of such an adverse effect are increased if the property revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

We may be subject to risks associated with secondary market transactions. The Operating Manager may determine it to be in our best interest to acquire one or more loans from existing lenders. In many cases, the economic, financial and other information available to and used by the Operating Manager in deciding to acquire and structure the acquisition of such loans may be incomplete or unreliable. Valuations of such loans may be difficult to determine since there generally will be no established market for such interests, and the information available at the time that a decision is required might be limited, and the Operating Manager may not have access to the detailed information necessary for a thorough evaluation of the opportunity. Moreover, the purchase price relating to such an acquisition will be subject to negotiation with the sellers of such interests and may, in certain cases, include our assumption of certain contingent liabilities resulting from activity that transpired prior to the sale, which assumptions may turn out to be incorrect. The success of any such acquisition will depend in part on the accuracy of the information available to the Operating Manager and the purchase price paid by us.

We will be subject to risks associated with investments in middle market companies. We expect to invest in private loans to middle market companies. The Operating Manager defines “middle market companies” to generally mean companies with between $50 million and $350 million in annual revenue, $5 million and $40 million of annual net income before net interest expense, income tax expense, depreciation and amortization, and/or $50 million and $250 million in annual recurring revenue. While the Operating Manager believes that such investments can provide an attractive risk adjusted return, investments in such companies involve higher risks in some respects than do investments in larger companies. As an example, due to thin trading in some of such loans, a loan to these companies may be more illiquid than loans to companies with larger capitalizations.

We may be subject to the risk of speculation and uncertainty associated with our investments in Digital Assets (as defined below). Subject to (i) the applicable terms and conditions under the LP Agreement, and subject to (ii) complying with any applicable legal and/or regulatory requirements (including, for the avoidance of doubt, the receipt of appropriate authorizations/licenses as may be applicable to our service providers, including, for the avoidance of doubt an alternative investment financial manager), we may invest in companies associated with or that earn a substantial portion of their revenues from servicing, supporting, promoting, offering or that invest in Digital Assets. In addition, subject to the same requirements, we may lend to borrowers taking Digital Assets as security for the loan. In the event of a loan secured by Digital Assets, the collateral would be held by a collateral agent, and not by us. Upon default in, or a margin call related to, a loan secured by Digital Assets, the collateral control agent would be instructed by the Operating Manager to sell the Digital Assets on our behalf for cash, paying off the loan, in whole or in part. In no instance would we invest directly in Digital Assets themselves or take delivery of them. Digital Assets refers to a wide array of assets including cryptocurrencies, altcoins, stablecoins, decentralized application tokens, protocol tokens and other cryptofinance coins, tokens and digital assets, including contractual rights related to any of the foregoing, participation by us in transaction validation on a proof-of-stake blockchain (i.e., “crypto-staking”) and instruments, including for the avoidance of doubt securities, other investment products, private investments that are based on or related to the foregoing or blockchain, income opportunities in decentralized finance, digital products and games, distributed ledgers or similar technologies (collectively, “Digital Assets”). Digital Assets represent a speculative investment asset category and can involve a high degree of risk, particularly when taken as collateral for a loan. As relatively new products, services and technologies, a significant portion of the demand for Digital Assets is generated by speculators and investors seeking to profit from the short or long-term holding of such Digital Assets. Digital Assets have shown a high degree of volatility and the value of some Digital Assets have collapsed entirely. As such, loans secured by Digital Assets may suddenly become essentially unsecured, or may become uncollectable. For example, it may not be possible for the collateral agent to timely sell Digital Assets to preclude us from suffering losses, either due to the agent’s internal procedures for commencing liquidation or due to the probability that we may seek to liquidate Digital Assets at a time when those assets might not have sufficient liquidity to avoid a substantial loss on sale. Further, the revenues of portfolio companies that are tied to trading in or servicing Digital Assets can also be highly volatile, making the creditworthiness of such companies more difficult to evaluate, and may expose us to a high level of investment risk. Further, regulation of Digital Assets and exchanges where certain Digital Assets may be listed currently is uncertain, undeveloped and likely to rapidly evolve, varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Accordingly, there can be no assurance that any investment linked to or secured by Digital Assets will perform as predicted by the Operating Manager, and may be subject to substantial (or complete) losses.

We may be subject to additional risks unique to loan originations. The Operating Manager and/or its affiliates may originate loans on behalf of us. In making loans, we will compete with a broad spectrum of lenders, some of which may have greater financial resources than us, and some of which may be willing to lend money on better terms (from a borrower’s standpoint) than us. Increased competition for, or a diminution in the available supply of, qualifying loans may result in lower yields on such loans, which could reduce returns to us. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies, particularly companies experiencing significant business and financial difficulties, is unusually high. There is no assurance that the Operating Manager will correctly evaluate the value of the assets collateralizing these loans or the prospects for successful repayment or a successful reorganization or similar action.

In addition, loan origination involves a number of particular risks that may not exist in the case of secondary debt purchases, including:

•	When originating loans, the Operating Manager will generally have to rely more on its own resources to conduct due diligence of the borrower, which will likely be more limited than the diligence conducted for a broadly syndicated transaction involving an underwriter;

•	Loan origination may involve additional regulatory risks given the requirement to hold a license for certain types of lending in some jurisdictions. The Operating Manager will review and take advice on the loan origination regulations in each relevant country and seek to ensure that our investments are compliant with such regulations. However, the scope of these regulatory requirements (and certain permitted exemptions) vary from jurisdiction to jurisdiction and may change from time to time;

•	The borrowers may in some circumstances be of higher credit risk who could not obtain debt financing in the syndicated markets; and

•	Loan origination presents special tax considerations for us and our Shareholders, including potentially generating effectively connected income for non-U.S. Series II Shareholders that are sensitive to income that is effectively connected with the conduct of a U.S. trade or business. Series II Shareholders are expected to hold originated loans through a “blocker” vehicle taxable as a corporation for U.S. federal income tax purposes and one or more REIT Subsidiaries (as defined below). See Item 1. “Business—Certain United States Federal Income Tax Considerations.”

In addition to the above, originating loans to private and middle-market companies involves risks that may not exist in the case of large, more established and/or publicly traded companies, including:

•	These companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors, such as us, dependent on any guarantees or collateral that they may have obtained;

•	These companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render such companies more vulnerable to competition and market conditions, as well as general economic downturns;

•	There will not be as much information publicly available about these companies as would be available for public companies, and such information may not be of the same quality;

•	These companies are more likely to depend on the management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations;

•	These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position; and

•	These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

We may be subject to risks associated with investments in consumer loans including, among others, risk of prepayment, delinquency and default. We may invest in consumer loans. Such loans may be at the time of acquisition, or may become after acquisition, non-performing for various reasons. With respect to collateralized loans, the underlying property may be too highly leveraged, poorly managed or substantially in need of rehabilitation. Such non-performing and sub-performing loans may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of the loan. Moreover, the Operating Manager may find it necessary or desirable to foreclose on some if not many of the loans acquired. This foreclosure process may be lengthy and expensive. The value of the loan will be adversely impacted by a decline in the value of the underlying collateral, which is likely to be beyond our control. Finally, there is unlikely to be a liquid secondary market for these types of investments. Consequently, we may not be able to dispose of these investments at prices that reflect their value or the amount paid to acquire them.

In addition, certain of our investments may consist of loans offered through lending platforms that are serviced by third-party servicers. These loans are risky and speculative investments and will represent unsecured obligations of a variety of borrowers, the identities of whom are not made available to any investor, including us. In deciding whether to purchase a loan, investors, such as us, will not have access to financial statements or other detailed financial information of the borrowers and therefore will not be able to verify the identity of any borrower or independently evaluate their creditworthiness. As a result, we must rely on the efforts of such third-party servicer for such information.

All such loans purchased by us will be subject to risk of borrower default. The lending platform will generally assign a borrower an investment rating based on the borrower’s and any guarantor’s credit score. Credit scores are heavily dependent on the historical default or delinquency rate of the person or entity rated. However, there can be no assurance that historical default or delinquency rates of a particular borrower will be indicative of future loss rates or the likelihood of the delinquency or default by the same borrower. The credit score may also be based on outdated, incomplete or inaccurate consumer reporting data. In addition, lending platforms use proprietary methodologies to assign a rating to a potential borrower; however, there is no assurance such rating will actually reflect the creditworthiness of a borrower.

We may be subject to risks associated with consumer lending, including the risk of enforcement by regulators. We will engage in originating, lending and/or servicing loans, and may therefore be subject to state and federal regulation, borrower disclosure requirements, limits on fees and interest rates on some loans, state lender licensing requirements and other regulatory requirements in the conduct of our business. We may also be subject to consumer disclosures and substantive requirements on consumer loan terms and other federal regulatory requirements applicable to consumer lending that are administered by the Consumer Financial Protection Bureau. These state and federal regulatory programs are designed to protect borrowers.

State and federal regulators and other governmental entities have the authority to bring administrative enforcement actions or litigation to enforce compliance with applicable lending or consumer protection laws, with remedies that can include fines and monetary penalties, restitution of borrowers, injunctions to conform to law or limitation or revocation of licenses and other remedies and penalties. In addition, lenders and servicers may be subject to litigation brought by or on behalf of borrowers for violations of laws or unfair or deceptive practices. Failure to conform to applicable regulatory and legal requirements could be costly and have a detrimental impact on us.

The senior loans we may invest in are not typically traded on the secondary market and are rated below investment grade. We expect to invest, directly or through affiliated entities, in senior secured loans. Senior secured loans are usually rated below investment grade or may also be unrated. As a result, the risks associated with senior secured loans may be considered by credit rating agencies to be similar to the risks of below investment grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment grade is considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to us, and such defaults could have a material adverse effect on our performance. An economic downturn would generally lead to a higher non-payment rate, and a senior secured loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior secured loan may decline in value or become illiquid, which would adversely affect the senior secured loan’s value. Senior secured loans are subject to a number of risks described elsewhere in this Registration Statement, including liquidity risk and the risk of investing in below investment grade fixed income instruments.

There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities, including securities issued in transactions registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Operating Manager will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, we will be particularly dependent on the analytical abilities of the Operating Manager.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that we may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

We may be subject to credit risks associated with investments in junior debt securities. We may invest in junior debt securities. Although certain junior debt securities are typically senior to common stock or other equity securities, the equity and debt securities in which we will invest may be subordinated to substantial amounts of senior debt, all or a significant portion of which may be secured. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated securities may not be protected by all of the financial covenants, such as limitations upon additional indebtedness, typically protecting such senior debt. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. Holders of equity are not entitled to payments until all creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefiting senior creditors. In the event any portfolio company cannot generate adequate cash flow to meet senior debt service, we may suffer a partial or total loss of capital invested.

Bank loans may not be readily marketable and may be subject to resale restrictions and other risks. We may invest, directly or through affiliated entities, opportunistically in loans and participations. These obligations are subject to unique risks, including (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws; (ii) so-called lender-liability claims by the issuer of the obligations; (iii) environmental liabilities that may arise with respect to collateral securing the obligations; and (iv) limitations on our ability to directly enforce our rights with respect to participations. In analyzing each bank loan or participation, the Operating Manager compares the relative significance of the risks against the expected benefits of the investment. Successful claims by third parties arising from these and other risks will be borne by us.

Bank loans generally are transferable among financial institutions and other entities. However, they do not presently have the liquidity of conventional debt securities and are often subject to restrictions on resale. For example, third party approval is often required for the assignment of interests in bank loans. Due to the illiquidity of bank loans, we may not be able to dispose of our investments in bank loans in a timely fashion and at a fair price, which could adversely affect our performance. With respect to bank loans acquired as participations by us, because the holder of a participation generally has no contractual relationship with a borrower, we will have to rely upon a third party to pursue appropriate remedies against a borrower in the event of a default. As a result, we may be subject to delays, expenses and risks that are greater than those that would be involved if we could enforce our rights directly against a borrower or through the agent. Bank loans acquired as participations also involve the risk that we may be regarded as a creditor of a third party rather than a creditor of the borrower. In such a case, we would be subject to the risk that a selling participant may become insolvent. Furthermore, a borrower of a bank loan, in some cases, may prepay the bank loan. Prepayments could adversely affect our interest income to the extent that we are unable to reinvest promptly payments in bank loans or if such prepayments were made during a period of declining interest rates. We may invest in broadly syndicated loans indirectly through acquiring participation interests in all or a portion of a loan. Participations in a loan will result in a contractual relationship between us and the institution participating out (such institution, the “Underlying Lender”), or selling, the relevant portion of the loan and not with the portfolio borrower under the loan. Participation interests will only give us the right to receive payments of principal and interest from the Underlying Lender, and not directly from the portfolio borrower. The Underlying Lender will generally retain all voting and consent rights, and we will typically have limited or no voting or consent rights with respect to amendments of the underlying credit documents or other related matters. The Underlying Lender may have economic or business interests or goals that are inconsistent with ours, and may vote in a manner which is detrimental to our interests. The Underlying Lender may also require us to post collateral with it in order to secure our portion of the funding obligation under such loan. However, in the event that the Underlying Lender becomes insolvent and is subject to bankruptcy proceedings, the collateral posted by us may become subject to claims in the bankruptcy and our position may be that of a general unsecured creditor. In addition, our interest in any funded and unfunded senior secured revolving credit facility (a “Revolver”) may be compromised due to the insolvency of the Underlying Lender or any other loan participant’s failure to make payments to the Underlying Lender to fund a Revolver. We would also not have direct contractual recourse to the Underlying Lender and recovery would be dependent upon the grantor performing its contractual obligations under the participation, the failure of which may not be easily remediable. Further, independent action by the grantor could have a negative effect on recoveries.

Our potential acquisition of Bridge Investments (as defined below) may require us to increase our position even if repayment is unlikely. We may provide interim financing to facilitate investments that the Operating Manager believes in good faith will be refinanced or repaid within 12 months of issuance (“Bridge Investments”), subject to certain limitations set forth in the LP Agreement. We may be highly concentrated in an individual Bridge Investment, which will expose us to risks associated with a highly concentrated portfolio, particularly prior to the final closing, such that a significant loss associated with a Bridge Investment could adversely impact our investments.

We may invest in below-par securities and be subject to associated risks. We have the ability to invest in securities that are valued at, or trading below, their par value. This includes securities, private claims and obligations of U.S. and non-U.S. entities that are experiencing significant financial or business difficulties. Below-par securities may result in significant returns to us, but also involve a substantial degree of risk. We may lose a substantial portion or all of our investment in a distressed environment or may be required to accept cash or securities with a value less than our investment. Among the risks inherent in investments in entities experiencing significant financial or business difficulties is the fact that it may frequently be difficult to obtain information as to the true condition of such issuers. Such investments may also be adversely affected by state and Federal laws relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the Bankruptcy Court’s discretionary power to disallow, subordinate or disenfranchise particular claims. The market prices of such instruments are also subject to abrupt and erratic market movements and above average price volatility, and the spread between the bid and asked prices of such instruments may be greater than normally expected. In trading distressed securities, litigation sometimes arises. Such litigation can be time-consuming and expensive and can frequently lead to unpredicted delays or losses.

Our positions in distressed investments are speculative in nature and may incur losses. We may, directly or through affiliated entities, opportunistically invest in debt obligations, securities and assets that are inefficiently priced as a result of business, financial, market or legal uncertainties. The level of analytical sophistication, both financial and legal, necessary for successful returns on such investments is unusually high. There can be no assurance that the Operating Manager will correctly evaluate the nature and magnitude of the various factors that could affect the value of our investments.

In particular, we may opportunistically purchase securities and other obligations of companies that are experiencing significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns to us, they involve a substantial degree of risk and may not show any return for a considerable period of time, if at all. Securities rated below investment grade and unrated securities are typically subject to adverse changes in general economic conditions, changes in the financial condition of their issuers and price fluctuation in response to changes in interest rates. During periods of economic downturn or rising interest rates, issuers of securities rated below investment grade and unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. Adverse publicity and investor perceptions may also decrease the values and liquidity of securities rated below investment grade and unrated securities, especially in a market characterized by a low volume of trading. In addition, the secondary market for high-yield securities may not be as liquid as the secondary market for more highly rated securities. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that is funded by us, we may lose all or part of the amounts advanced to the issuer or may be required to accept collateral with a value less than the amount of the loan advanced by us to the issuer.

We may be subject to specialized risks associated with Litigation Finance Investments (as defined below). We may (i) invest in individual commercial legal claims; (ii) finance the costs of defending against individual commercial legal claims; (iii) lend against individual or portfolios of commercial cases managed by selected law firms where the underlying claims fit within our investment profile; and/or (iv) enter into any other structures or contractual arrangements the value of which are derived from the performance or outcome of an underlying legal claim or series of legal claims (collectively, “Litigation Finance Investments”).

Various laws and professional regulations addressing litigation generally (including, without limitation, state laws and regulations with respect to legal ethics) are complex and subject to constant change and uncertainty. Certain jurisdictions expressly prohibit or restrict the ability to assign certain claims or to participate in a lawyer’s contingent fee interest in a claim. Such prohibitions and restrictions are governed by the rules and regulations of each state and jurisdiction in the United States and vary in degree of strength and overall enforcement. Specifically, some jurisdictions may not permit us to make investments in, or engage in other business and financial transactions relating to, certain legal claims. Further, the laws in such jurisdictions may be uncertain enough that we may not have the ability or the desire to make such investments, thereby limiting the total size of the potential market for Litigation Finance Investments. There is also a risk that we will make an investment in a certain jurisdiction that carries with it a risk that such investment agreement may not be enforced given the uncertainty as to the applicable law and regulations.

We intend to analyze the aforementioned legal and ethical issues as appropriate on an on-going basis and intend to seek outside legal counsel in order to evaluate and monitor these issues. In many jurisdictions, the relevant issues may not have been considered by the courts or addressed directly by statute and/or may be subject to change, so obtaining definitive legal advice may not be possible.

Any failure by us to comply with any federal, state or local law, rule or regulation could expose us to liability, including, without limitation, fines and other penalties, and could jeopardize the ultimate recovery of a positive award or judgment.

Due to competitive, legal and ethical considerations and restrictions, we and the Operating Manager will not be able to provide the Shareholders with details of the cases or legal claims in which it intends to invest or pursue. The Shareholders will not have an opportunity to evaluate any investment or legal claim themselves and will be wholly dependent upon the Operating Manager’s ability to assess and manage investments made by us.

Parties to a litigation or arbitration must have the ability to pay a judgment or award if a case outcome ultimately is successful. Part of the case investment process involves our assessment of this ability to pay. However, if the party is unable to pay or challenges the validity of a judgment or award, we may have difficulties ultimately collecting our share of monetary judgments or awards. Further, given the nature of these recoveries, we cannot control the ultimate timing and amount recovered, and there is no assurance that the Operating Manager will be able to predict the timing and/or amount of any such payments.

For the investments that we make, we will not be the client of the law firm representing the party to the litigation and will not have the ability to control decisions made by the claimholder, defendant or law firm.

Lawyers are generally required to act pursuant to their clients’ directives and are fiduciaries to their clients, not to us. The law firms involved also will be subject to an overriding duty to the courts and not us. Investment documents will make clear that parties to litigation related to our investments retain the right to replace their litigation counsel, accept or reject settlement offers, make key strategic decisions and abandon the litigation if they believe it no longer has merit – all without us having any contractual right or ability to direct that a party act otherwise or that the party’s counsel disregard its client’s directives.

No assurances can be made that we, the Operating Manager, will be able to successfully source suitable legal claims or other opportunities for investment by us. Part of our underwriting process relies on referral relationships with law firms and other third parties. Failure to develop and/or maintain relationships with our referral network will impact our ability to identify and choose investments suitable to achieve our ultimate investment objectives.

As part of the due diligence process in which we engage, we might rely on the advice and opinion of outside counsel and other experts in assessing potential claims. Further, we, the Operating Manager, will be dependent upon the skills and efforts of independent law firms to litigate and/or arbitrate cases. There is no guarantee that the ultimate outcome of any case will be in line with a law firm’s or expert’s initial assessment of the validity and merit of a legal claim.

We face risks related to acquiring assets in the aviation industry, a highly cyclical business significantly impacted by, among others, regulations, market trends, the strength of the local and global economy and consumer sentiment. We may acquire assets related to the aviation industry, including securities collateralized by aircraft and related aviation interests such as aircraft leases. The airline business is dependent on the price and availability of aircraft fuel. Continued periods of high aircraft fuel costs, significant disruptions in the supply of aircraft fuel or significant further increases in fuel costs could have a significant negative impact on air carriers’ operating results. Union disputes, employee strikes and other labor-related disruptions could adversely affect airlines’ operations. The travel industry is materially adversely affected by public health emergencies and pandemics, such as the COVID-19 pandemic, terrorist attacks, and continues to face on-going security concerns and cost burdens associated with security and health, safety and overall sanitation related expenses. Increases in insurance costs or reductions in insurance coverage could adversely impact an airline’s operations and financial results. Changes in government regulation could increase airline operating costs and limit their ability to conduct their business. The airline industry is intensely competitive. It is at risk of losses and adverse publicity stemming from any accident involving any aircraft, including aircraft operated by other airlines, and is subject to weather factors and seasonal variations in airline travel, which cause financial results to fluctuate. Any of these factors can affect the value of our investments in aviation-related securities.

If we acquire assets related to the aviation industry, such assets could deteriorate as a result of, among other factors, an adverse development in aviation industry or the lessors’ business, a change in competitive environment, an economic downturn or, in the case of aircraft assets, wear and tear, malfunction or breakage. As a result, aviation-related assets that we may have expected to be stable may operate at a loss or have significant variations in operating results, may require substantial additional capital to continue their operations or to perform additional maintenance or repair, and the lessors may otherwise have a weak financial condition or be experiencing financial distress. The success of our approach in aviation-related securities, in some cases, may be linked to the service providers’ ability to maintain the condition of the aviation assets. There can be no assurance that we will be able to successfully identify and implement our strategy. In addition, if we are required to take control of an aviation-related asset, we may cause such aviation-related securities to bear certain fees, costs and expenses that we would otherwise bear, including the fees, costs and expenses incurred in developing, investigating, negotiating, structuring or consummating the sale of such aviation-related securities.

We may be subject to risks associated with equipment financing and leasing. The risks and uncertainties for equipment finance lease become more acute in times of an economic slowdown or recession and may result in increased delinquencies, foreclosures and losses. Litigation and servicing costs may also increase as a result. In the event of such delinquencies or foreclosures, equipment for which the customer defaults relevant payments is typically repossessed. However, repossessed equipment may be in poor condition, thus reducing its value below the value of the defaulted debts. If we are not able to manage the credit risks, market risks, liquidity risks and other risks associated with equipment finance lease and/or other payment options, our financial condition, results of operations and cash flow may be materially and adversely affected.

We may make investments related to data centers which exposes us to related risks. The underlying real estate for certain of our investments may be data centers. Data center investments are subject to operating risks common to the data center industry, which include changes in tenant demands or preferences, a decline in the technology industry, such as a decrease in the use of mobile or web-based commerce, industry slowdowns, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations and other factors; a downturn in the market for data center space generally such as oversupply of or reduced demand for space; increased competition, including from our tenants choosing to develop their own data centers; and the rapid development of new technologies or the adoption of new industry standards that render our tenants’ current products and services or our facilities obsolete or unmarketable. To the extent that any of these or other adverse conditions occur, they are likely to impact market rents for, and cash flows from, the data center investments, which could have a material adverse effect on us.

Our equity security investments may have limited marketability and price volatility. We may opportunistically invest in equity investments, including without limitation preferred or common stocks or may receive preferred or common stock as part of compensation for making a loan. Issuers of these securities may be small-or medium-sized market capitalization companies. Investments in equity securities of small-or medium-sized market capitalization companies will have more limited marketability than the securities of larger companies. In particular, securities of smaller companies may have greater price volatility. All of our investments in stocks will be subject to normal market risks. While diversification among issuers may mitigate these risks, we are not required to diversify our investments in equity securities, and Shareholders must expect fluctuations in value of equity securities held by us based on market conditions. Because equity securities rank lower in the capital structure of an issuer, such investments may subject Shareholders to additional risks not applicable to debt securities. In addition, holders of equity securities may be wiped out or substantially reduced in value in a bankruptcy proceeding or corporate restructuring.

We may invest in public company holdings and be subject to associated risks. Our investment portfolio may contain securities issued by publicly held companies. Such investments may subject us to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on our ability to dispose of such securities at certain times, increased likelihood of shareholder litigation, and insider trading allegations against such companies’ board members, including, in those cases in which we have a board representative, and increased costs associated with each of the aforementioned risks.

We may be subject to heightened risk because we plan to acquire investments outside of the United States, which results in risks related to foreign acquisition, including additional economic and political risk. We may invest in portfolio companies that are organized and/or have their principal business activities outside of the United States. Such investments may be subject to certain additional risk due to, among other things, potentially unsettled points of applicable governing law, the risks associated with fluctuating currency exchange rates, capital repatriation regulations and the application of complex tax rules to cross-border investments.

Risks Related to Our Operations

We may need to incur financial leverage to be able to achieve our business objectives, which increases our costs and the volatility of our performance. Subject to the restrictions in the LP Agreement, we expect to make use of leverage by incurring debt to finance a portion of our investments (either singly or on a portfolio basis). The use of leverage will result in interest expense and other costs to us that may not be covered by distributions made to us or appreciation of our investments. Our ability to achieve our business plans will depend in part on our ability and the ability of our portfolio companies to access sufficient sources of indebtedness at attractive rates. A decrease in the availability of financing or an increase in either interest rates or risk spreads demanded by leverage providers, whether due to adverse changes in economic or financial market conditions or a decreased appetite for risk by lenders, could make it more expensive to finance our portfolio companies on acquisition and throughout the term of our ownership of such portfolio company holdings and could make it more difficult for us to compete for new portfolio companies with other potential buyers who have a lower cost of capital.

While leverage presents opportunities for increasing our total return, it has the effect of potentially increasing the volatility of our performance, including the risk of total loss of the amount invested. Accordingly, any event that adversely affects the value of an investment or group of investments by us would be magnified to the extent we are leveraged. The cumulative effect of our use of leverage in a market that moves adversely to our investments could result in a substantial loss to us, which would be greater than if we were not leveraged. Leverage will increase our exposure to adverse economic factors such as significantly rising interest rates, severe economic downturns or a deterioration in the condition of our investments or their corresponding markets.

The extent to which we use leverage may have important consequences to the Shareholders, including, but not limited to, use of cash flow for debt service, rather than for additional investments, distributions or other purposes. In addition, from time to time, to the extent that leverage is employed, we may be required to refinance transactions on a relatively frequent basis. Our ability to achieve our objective and target returns is dependent on our ability to achieve financing at economically advantageous rates. To the extent refinancing facilities are not available in the market at economic rates or at all, we may be required to sell assets at disadvantageous prices, may not be able to make investments we otherwise would have made, and/or may not be able to achieve the leverage we would otherwise find it advantageous to achieve. Any such deleveraging may result in losses which could be severe and accordingly could have a material adverse effect on our performance.

Recourse to our assets may affect our performance. To the extent that we utilize leverage, one or more investments or our other assets may be pledged to secure our indebtedness. If we become subject to a liability, parties seeking to have the liability satisfied may have recourse to our assets generally and may not be limited to any particular investment or asset, such as the loan or property giving rise to the liability. In addition, since there is no security created for the benefit of investors to secure our obligations in respect of the Shares, on any insolvency of us, the Shareholders could rank behind our financing and hedging counterparties, whose claims will be considered as our indebtedness and may be secured. To the extent the Operating Manager chooses to use special purpose entities or vehicles for individual transactions to reduce recourse risk, the bona fides of such entities may be subject to later challenge based on a number of theories, including veil piercing, substantive consolidation and other grounds. We may provide guarantees in support of credit facilities used to acquire investments, Operating Expenses relating to investments and/or in connection with derivative transactions, and there can be no assurance that such guarantees will not have adverse consequences for us. We may incur leverage on a joint and several basis with one or more other investment funds and entities managed by Monroe and may have a right of contribution, subrogation or reimbursement from or against such entities. There is also a risk that the life of the assets securing our debt obligation is not appropriately matched with the term of such debt obligation, which could result in liquidity issues or the risk that assets have to be sold to pay borrowings.

We may be exposed to risks associated with the use of leverage by our portfolio companies. It is anticipated that a substantial portion of our assets will be lent to, or invested in, companies that have leverage. Factors such as rising interest rates, downturns in the economy, competitive pressures or deterioration in the condition of a portfolio company or its industry could put at risk a portfolio company’s ability to meet its debt service obligations (including investments by us). If a portfolio company cannot generate adequate cash flow to meet its debt service obligations, the portfolio company may default on its loan agreements or be forced into bankruptcy resulting in a restructuring of the portfolio company’s capital structure or liquidation of the portfolio company, and we may suffer a partial or total loss of invested capital.

The portfolio companies in which we will invest may be highly leveraged, thereby increasing the degree of credit risk inherent in each investment. Leverage often imposes restrictive financial and operating covenants on a portfolio company, in addition to the burden of debt service, and may impair its ability to finance future operations and capital needs or to pay principal and interest on our investments when due. The leveraged capital structure of portfolio companies will increase the exposure of our investments to any deterioration in a portfolio company’s condition or industry, competitive pressures, an adverse economic environment or rising interest rates.

We may be subject to risks associated with certain dispositions. In connection with the disposition of an investment in a portfolio company, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We also may be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate. These arrangements may result in contingent liabilities, which may ultimately have to be funded by our investors to the extent that the Shareholders have received prior distributions from us or out of capital not yet drawn down.

We may be unable to syndicate loans. We will originate loans and syndicate a portion of our interest in such loans to co-investors and/or third parties. In the event that we are unable to syndicate a loan or loans as intended, we would be forced to retain larger amounts of such loan or loans than originally intended by us. In such an event, our investment portfolio could become significantly concentrated in a particular loan or loans.

There may be a lack of sufficient investment opportunities. It is possible that we will never be fully invested if enough sufficiently attractive investments are not identified. In addition, we will be competing with a significant number of other private investment vehicles, as well as institutional and strategic (industry) investors, for investments in portfolio companies. The business of identifying and structuring debt investments is highly competitive and involves a high degree of uncertainty. Some of these competitors may have more relevant experience, greater financial, technical, marketing and other resources, more personnel, higher risk tolerances, different risk assessments, lower return thresholds, lower cost of capital, access to funding sources unavailable to us and a greater ability to achieve synergistic cost savings in respect of an investment other than is, the Operating Manager, Monroe and each of their respective affiliates. It is possible that competition for appropriate acquisition opportunities may increase, thus reducing the number of opportunities available to us and adversely affecting the terms, including pricing, upon which acquisition of investment assets can be made. Such competition is particularly acute with respect to participation by us in auction proceedings. To the extent that we encounter competition for acquisitions, returns to Shareholders may decrease, including as a result of significant fees and expenses identifying, investigating and attempting to acquire potential assets that we do not ultimately acquire, including fees and expenses relating to due diligence, travel and related expenses.

Based on the foregoing, there can be no assurance that we will be able to identify or consummate acquisitions that satisfy our rate of return objectives or realize upon their values, or that we will be able to invest fully our committed capital. Our success depends on the Operating Manager’s ability to identify suitable acquisitions, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of Asset-Backed Finance Assets.

We rely on projected operating results when making investments. Projected operating results for a company in which we invest (or in which we are considering an investment) will be very important in making an investment decision. In most cases these will be prepared by the management of the portfolio company and reviewed and adjusted by the management of the Operating Manager. In all cases, projections are only estimates of future results that are based upon assumptions made at the time the projections are developed. There can be no assurance that the results set forth in the projections will be attained, and actual results may be significantly different from the projections. Also, general economic factors, which are not predictable, can have a material impact on the reliability of projections.

We may be unable to make follow-on investments. Following our initial investment in a given portfolio company, we may decide to provide additional funds to such portfolio company or may have the opportunity to increase our investment in a successful portfolio company. There is no assurance that we will make follow-on investments or that we will have sufficient funds to make all or any of such investments. Any decision by us not to make follow-on investments or our inability to make such investments may have a substantial negative impact on a portfolio company in need of such an investment or may result in a lost opportunity for us to increase our participation in a successful operation.

We may be subject to the risk of litigation. In the ordinary course of business, we may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect our value and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Operating Manager’s and their principals’ time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.

With respect to certain countries, there is a possibility of expropriation, confiscatory taxation, imposition of withholding or other taxes on dividends, interest, capital gains or other income, limitations on the removal of funds or our other assets, political or social instability or diplomatic developments that could affect investments in those countries. An issuer of securities may be domiciled in a country other than the country in whose currency the instrument is denominated. The values and relative yields of investments in the securities markets of different countries, and their associated risks, are expected to change independently of one another. We and the Shareholders may be subject to income or other tax in the jurisdictions where we invest and withholding tax or branch tax may be imposed on our earnings from investments in such jurisdictions. In addition, local income tax incurred in non-U.S. jurisdictions by us or vehicles through which we invest may not be creditable to, or deductible by, the Shareholders in their respective jurisdictions, including the United States. The imposition of non-U.S. taxes on us would reduce the amounts available for distribution by us. For purposes of determining our net profits, foreign income taxes paid or incurred will be deemed included in our net profits.

Potential investors are strongly urged to review the discussion in Item 1 – “Business–Certain United States Federal Income Tax Considerations” and “ –ERISA Considerations.”

We may be subject to allegations of lender liability and equitable subordination. In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed, “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to a borrower or has assumed a degree of control over the borrower resulting in a creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of our investments, we could be subject to allegations of lender liability. In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower; (ii) engages in other inequitable conduct to the detriment of such other creditors; (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors; or (iv) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” Because of the nature of certain of our investments, we may be subject to claims from creditors of an obligor that debt obligations held by us should be equitably subordinated.

The preceding discussion regarding lender liability is based upon principles of U.S. federal and state laws. With respect to our investments in a non-U.S. issuer, laws of certain non-U.S. jurisdictions may also impose liability upon lenders or bondholders under factual circumstances similar to those described above, with consequences that may or may not be analogous to those described above under U.S. federal and state laws.

Our investments are subject to interest rate risk. In the event that we invest in fixed-rate loans, it would be subject to interest rate risk. Generally, the value of fixed income instruments will change inversely with changes in interest rates. As interest rates rise, the market value of fixed income instruments tends to decrease. Conversely, as interest rates fall, the market value of fixed income instruments tends to increase. This risk will typically be greater for long-term securities than for short-term securities. We may attempt to minimize the exposure of our portfolio to interest rate changes through the use of interest rate swaps, interest rate futures, interest rate options and/or other hedging strategies.

The loans we invest in may be non-performing. There are varying sources of statistical default and recovery rate data for loans and other debt securities and numerous methods for measuring default and recovery rates. The historical performance of the credit market or the leveraged loan market is not necessarily indicative of future results. It is anticipated that certain of the loans purchased by us may be non-performing or in default or become non-performing and/or default after they are purchased by us. Furthermore, the obligor and/or relevant guarantor may also be in bankruptcy or liquidation. There can be no assurance as to the amount and timing of payments we will receive with respect to such non-performing or defaulted loans.

We may be exposed to the risk of fraud by borrowers; borrowers may breach covenants. We expect to seek to obtain structural, covenant and other contractual protections with respect to the terms of our investments as determined appropriate under the circumstances. However, there can be no assurance that such attempts to provide downside protection with respect to our investments will achieve their desired effect, and potential investors should regard an investment in us as being speculative and having a high degree of risk. Of paramount concern in investments in senior secured loans, notes or bonds is the possibility of material misrepresentation or omission on the part of the borrower or other credit support providers or breach of covenant by such parties. Such inaccuracy or incompleteness or breach of covenants may adversely affect the valuation of the collateral underlying such loans, notes or bonds or may adversely affect our ability to perfect or effectuate a lien on the collateral securing the loan or otherwise realize on the investment. We will rely upon the accuracy and completeness of representations and satisfaction of covenants made by borrowers and their agents to the extent reasonable, but cannot guarantee such accuracy or completeness.

The issuers of loans we invest in may be insolvent, subject to lender liability or equitable subordination. One or more of the issuers of loans acquired by us may become involved in bankruptcy or similar proceedings. There are a number of significant risks inherent in the bankruptcy process. First, many events in a bankruptcy are the product of contested matters and adversary proceedings and are beyond the control of the creditors. Second, the effect of a bankruptcy filing on a company may adversely and permanently affect the company. If the proceeding is converted to a liquidation, the liquidation value of the company may not equal the liquidation value that was believed to exist at the time of the investment. Third, the duration of a bankruptcy proceeding is difficult to predict. A creditor’s return on investment can be adversely impacted by delays while the plan of reorganization is being negotiated, approved by the creditors and confirmed by the Bankruptcy Court and until it ultimately becomes effective. Fourth, the administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors. Fifth, bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization. Because the standard for classification is vague, there exists the risk that our influence with respect to the class of obligations or securities that we own can be lost by increases in the number and amount of claims in that class or by different classification and treatment of claims. Sixth, in the early stages of the bankruptcy process it is often difficult to estimate the extent of, or even to identify, any contingent claims that may be made. Seventh, certain claims that have priority by law (for example, claims for taxes) may be quite significant and debtor-in-possession financing can, under certain circumstances, “prime” the security interest that we may have in the debtor’s property.

In addition, it is possible that a court may invalidate, in whole or in part, the indebtedness underlying a loan as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the obligor or recover amounts previously paid by the obligor in satisfaction of such indebtedness. In particular, a court could make such a determination if, in a lawsuit brought by a creditor or representative of creditors of an obligor on a loan, the court were to find that the obligor did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting the loan and, after giving effect to such indebtedness and the use of the proceeds thereof, the obligor (i) was insolvent; (ii) was engaged in a business for which the remaining assets of such obligor constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature. There can be no assurance as to what standard a court would apply in order to determine whether the obligor was “insolvent” or that, regardless of the method of valuation, a court would not determine that the obligor was “insolvent,” in each case, after giving effect to the incurrence of such loan and the use of the proceeds thereof. In addition, in the event of the bankruptcy of an obligor under a loan acquired by us, payments made on the loan may be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year under Federal bankruptcy law or even longer under state laws) before bankruptcy.

In general, if payments on a loan are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured from us.

Because of the nature of the loans intended to be acquired by us, we may be subject to allegations of lender liability or claims from creditors of an obligor that loans issued by such obligor that are held by us should be equitably subordinated.

We may be exposed to valuation and other risks associated with pay-in-kind interest and original issue discount. The loans made by us may provide for original issue discount (“OID”), which are debt obligations issued at a discount from face value, and “pay-in-kind” interest (“PIK”). In such case, we would be required to include amounts in taxable income on a current basis even though receipt of such amounts will occur in a subsequent year. Consequently, OID and PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. The deferred payment associated with OID and PIK increases the risk that a portfolio company will not be able to make the deferred payments when they come due at the loan’s maturity. Fluctuations in interest rates and the unavailability of funds could adversely affect the ability of a borrower to refinance the loan at maturity.

We are subject to underlying credit and default risk attributed to counterparties. Certain instruments in which we may invest may, in certain circumstances, bear credit risk with regard to other parties involved, as well as risk of settlement default. Moreover, transactions directly between two counterparties (e.g., off exchange) may not be afforded certain protections, such as settlement, segregation and minimum capital requirements applicable to intermediaries, and therefore expose the parties to the risk of counterparty default.

We will hold non-controlling interests in our investments and therefore may not be able to make management or other decisions. In general, we will hold non-controlling interests in our portfolio companies and, therefore, will have a limited ability to influence management of our portfolio companies to protect our position therein. Although we will endeavor to negotiate negative covenants and other contractual restrictions for each portfolio company, we will primarily be the responsibility of management to operate each portfolio company on a day-to-day basis. Further, we may have no right to appoint a director and, as a result, may have a limited ability to influence the management of such Asset-Backed Finance Asset. Where practicable and appropriate, it is expected that shareholder rights generally will be sought to protect our interests. There can be no assurance, however, that such minority investor rights will be available, or that such rights will provide sufficient protection of our interests. In addition, we hold and may continue to hold debt instruments or other instruments that do not entitle us to voting rights and, therefore, we may have a limited ability to protect such assets.

Our investments are subject to valuation risk. We expect to hold loans, securities or other financial instruments or obligations for which no market exists, which are thinly traded, or which are restricted as to their transferability under applicable securities laws, including investments where we or our affiliates are the only holders of such investments. Within the parameters of Monroe’s valuation policies and procedures, the valuation methodologies used to value our instruments will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of an instrument depends to a great extent on economic, market and other conditions beyond our control and the control of the Operating Manager. Rapidly changing market conditions or material events may not be immediately reflected in our NAV.

Among our important features are the provisions relating to the purchase and redemption of Shares. The valuation of Shares upon purchase (including any reinvestment of cash distributions in additional Shares), the amount payable to investors upon redemption and certain other valuations are generally based upon our NAV per Share as of the end of the immediately preceding quarter. We rely on the Operating Manager and its affiliates for valuation of our assets and liabilities.

The values of our assets will be established in accordance with Monroe’s valuation policies and procedures approved by the Board. The Monroe valuation policies and procedures applicable to us can be modified by the Board. We will hold assets that do not have readily assessable market values. The Operating Manager determines the estimated values of our securities and we use the estimated values provided as well as inputs from other sources in computing our monthly NAV per Share.

The monthly valuations performed by the Operating Manager may vary from similar valuations performed by any independent third parties for similar types of assets. The valuation of illiquid assets is inherently subjective and subject to increased risk that the information utilized to value such assets or to create the pricing models may be inaccurate or subject to other error. In addition, valuations rely on a variety of assumptions, including assumptions about projected cash flows for the remaining holding periods for the assets, market conditions at the time of such valuations and/or any anticipated disposition of the assets, legal and contractual restrictions on transfers that may limit liquidity, and any transaction costs related to, and the timing and manner of, any anticipated disposition of the assets, all of which may materially differ from the assumptions and circumstances on which the valuations are based. The value of our assets may also be affected by any changes in tax rates, accounting standards, policies or practices as well as general economic, political, regulatory and market conditions, global equity market conditions, changes in credit markets and interest rates, foreign exchange rates, commodity prices, natural or man-made disasters or catastrophes and the actual operations of the Asset-Backed Finance Assets, which are not predictable and can have a material impact on the reliability and accuracy of such valuations. Shareholders that redeem will not benefit from any such changes after their redemption, and conversely, Shareholders that do not redeem may be burdened by the impact of any such changes, including with respect to the impact of any such changes on the portion of any asset attributable to redeemed Shareholders. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, since market prices of assets can only be determined by negotiation between a willing buyer and seller, and the difference between carrying value and the ultimate sales price could be material. Further, any volatility smoothing biases in our valuation process, generally, may lower the volatility of our NAV and cause our NAV to not accurately reflect the actual value of Asset-Backed Finance Assets. Accordingly, such values may not accurately reflect the actual market values of the assets, and, thus, Shareholders will likely make decisions as to whether to purchase or submit for redemption without complete and accurate valuation information.

Determining the impact of these factors on the valuation of Asset-Backed Finance Assets involves a significant degree of judgment. Because valuations, and in particular valuations of assets for which market quotations are not readily available, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Operating Manager’s fair value determinations may differ materially from the values that would have resulted if a ready market had existed.

During periods of market uncertainty and volatility, accurate valuations may be even more difficult to obtain. This is particularly true during periods of low transaction volume because there are fewer market transactions that can be considered in the context of a valuation. Changes in credit markets can also impact valuations and may have offsetting results when using discounted cash flow analysis for Asset-Backed Finance Assets that do not have readily observable market prices. For example, if applicable interest rates rise, then the assumed cost of capital would be expected to increase under the discounted cash flow analysis, and this effect would negatively impact their valuations if not offset by other factors. Rising U.S. interest rates may also negatively impact certain foreign currencies that depend on foreign capital flows.

In addition, Shareholders would be adversely affected by higher Management Fees and by higher Performance Fees if our total assets are overstated. Due to a wide variety of market factors and the nature of certain instruments to be held by us, there is no guarantee that the value determined by us will represent the value that will be realized by us on a realization of the instruments or that would, in fact, be realized upon an immediate disposition of the instruments.

The Operating Manager may benefit by us retaining ownership of our instruments at times when our Shareholders may be better served by the sale or disposition of our instruments in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of the Shares or the price paid for the redemption of our Shares on a given date may not accurately reflect the value of our holdings, and Shares may be worth less than the purchase price or more than the redemption price.

Further, in connection with each subscription or redemption of Shares, a Shareholder will receive an amount of Shares or cash, respectively, at a price that reflects our most recently calculated NAV (which generally will be the NAV as determined as of the last day of the immediately preceding (i) calendar month for subscriptions and (ii) calendar quarter for redemptions). There is no requirement, and it is not anticipated, that a new valuation will be made in connection with any such purchase and related issuance of Shares and, as a result, the price paid for Shares may not accurately reflect the current NAV at the time of issuance.

Any discrepancy between our NAV used in connection with the redemption or issuance and our actual NAV as of the date of such redemption or issuance may have an adverse effect on the Shareholder from whom Shares are redeemed, the Shareholder to whom Shares are issued or us as a whole, as applicable. Any such discrepancy may also lead us to dispose of more instruments than necessary, and potentially at less advantageous prices. By way of example, in the event we were to liquidate instruments in order to satisfy redemption requests based on a determination of our NAV used in connection with the redemption that in retrospect turns out to be higher than our actual NAV as of the redemption date, a Shareholder requesting the redemption of a certain percentage of its Shares may receive a greater amount of redemption proceeds than the redemption proceeds it should have received in respect of such redemption, thereby adversely affecting remaining Shareholders and our ability to employ the excess amounts paid out for our instruments or other cash needs. If we were to borrow amounts to satisfy such redemption request, the amounts borrowed might be higher than the amounts we would have borrowed had the correct or lower NAV been used to calculate redemption proceeds, and such higher borrowing may have an adverse effect on the remaining Shareholders. In addition, if a new purchase of Shares by a new Shareholder is made based on such erroneously high or temporarily elevated NAV, the number of Shares issued to such new Shareholder will be lower than the number of Shares it should have received.

In addition, certain cross-transactions and other transactions between us and other funds or clients managed by the Operating Manager, to the extent permitted, are subject to valuation risk and certain conflicts of interest.

We conduct monthly NAV calculations, which remain relatively unregulated. The methods we use to calculate our monthly NAV, which is the basis for the offering price for our Shares and the investment value published in customer account statements for our Shareholders and is used as the basis for calculating amounts paid to Shareholders under our Redemption Program, is not prescribed by the rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating monthly NAV, and our monthly NAV is not audited by our independent registered public accounting firm. The components and methodology used in calculating our monthly NAV may differ from those used by other companies now or in the future. Our monthly NAV should not be viewed as a measure of our historical or future financial condition or performance. Errors may occur in calculating our monthly NAV, which could impact the price at which we sell and redeem our Shares. We and the Operating Manager cannot provide assurance that it will be able to choose, make or realize returns in any particular Asset-Backed Finance Asset. There can be no assurance that we will be able to generate returns for the Shareholders or that the returns will be commensurate with the risks of owning the type of Asset-Backed Finance Assets described herein. There can be no assurance that any Shareholder will receive any distribution from us or liquid assets with respect to the redemption of its Shares. Accordingly, a purchase of our Shares should only be considered by persons who can afford a loss of their entire investment.

Prospective Shareholders will submit their executed subscription agreement prior to knowing the NAV per share at which their shares will be issued. Prospective Shareholders will not know the NAV per Share of their investment until after their subscription has been accepted. Prospective Shareholders will be required to subscribe for a dollar amount, and the number of Shares that such Shareholder receives will subsequently be determined based on our NAV per Share as of the end of the month immediately before such prospective Shareholder’s subscription is accepted by us (e.g., a subscription for Shares accepted by us on September 1 of a calendar year will be based upon our NAV as of August 31 of that year, which NAV will generally not be available until after September 1 of that year). Prospective Shareholders will learn of such NAV and the corresponding number of Shares represented by their subscription after we publish the NAV per Share.

Our loans may be subject to state usury laws. The loans made by us are subject to the provisions of various background laws, including state usury laws, which may limit the amount of interest, broadly defined, that may be charged with respect to a loan. The violation of applicable usury laws may lead to financial penalties, rescission rights or other borrower remedies. Although we do not intend to engage in conduct that we expect would violate any applicable usury laws, the potential exists for a borrower to assert that the usury laws of particular jurisdiction apply to a loan transaction.

Our directors are exposed to potential liability. In certain circumstances we may receive the right to appoint a representative to the board of directors of the companies in which it invests. Serving on the board of directors of a portfolio company exposes our representatives, and ultimately us, to potential liability. Although portfolio companies often have insurance to protect directors and officers from such liability, such insurance may not be obtained by all portfolio companies and, even if obtained, may be insufficient.

We have certain reporting obligations not applicable to private companies. We will need to make significant capital expenditures to be in compliance with certain regulations not applicable to private companies. Failure to comply with such regulations may have an adverse effect on our business. We are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

We are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act by the time we file our second annual report on Form 10-K. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting for so long as we remain an “emerging growth company.” Even if we no longer qualify as an “emerging growth company,” our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until there is a public market for our Shares, which is not expected to occur.

In addition, we have elected to avail ourselves of the extended transition period for complying with new or revised accounting standards available for “emerging growth companies” and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates and may result in less investor confidence. In this Registration Statement, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.

Risks Related to Us and Investments in Our Shares

Our Shares are illiquid, which limits a Shareholder’s ability to recycle proceeds and causes such Shareholder’s investment positions to be restricted. An investment in us should be viewed as illiquid. It is expected that the Shareholders will achieve liquidity on their investments only as they receive distributions and redemptions. While we may periodically distribute the interest and principal repayments that we receive, together with equity-related proceeds, we will invest primarily in non-publicly traded securities for which there will be no readily available market; hence, most of our investments will be difficult to value or sell. The magnitude and timing of distributions will be dependent on the success and needs of portfolio companies, the Operating Manager’s desire to recycle proceeds, the Operating Manager’s ability to structure investments so as to provide current income and the prospect for timely and orderly realization on investments. Furthermore, although, under normal circumstances, we intend to make distributions in cash, it is possible that under certain circumstances, distributions may be made in kind and could consist of securities for which there is no readily available public market or securities of entities unable to meet required interest or sinking fund payments.

It is possible that losses on unsuccessful investments may be realized before gains on successful investments are realized. While an investment may be sold at any time, it is not generally expected that this will occur for a number of years after the initial investment. Furthermore, the expenses of operating us (including the annual Management Fee payable to the Operating Manager) may exceed our income, thereby requiring that the difference be paid from our capital.

Our focus on creating current income, as opposed to long-term capital appreciation, may result in a mismatch between our NAV and investment performance. Our investment objective emphasizes the generation of current income through regular distributions to Shareholders and, to a lesser extent, long-term capital appreciation. The pursuit of current income may increase the likelihood that our NAV will decline or fail to grow over time. A portion of our “current income” may consist of non-cash items such as PIK interest, PIK dividends, OID and accrued but unpaid fees. We must typically recognize these amounts as income before receiving cash. As a result, we may be required to make cash distributions based on income we have not yet collected, which may require us to borrow, sell investments, or reduce new originations. See Item 1A. “Risk Factors—Risks Related to Us and Investments in Our Shares—We may be exposed to valuation and other risks associated with pay-in-kind interest and original issue discount.” If we ultimately do not realize these accrued amounts, our NAV and earnings could be adversely affected. We may also use leverage, including borrowing under credit facilities and issuing senior securities, to enhance our ability to generate current income. See Item 1A. “Risk Factors—Risks Related to Our Operations—We may need to incur financial leverage to be able to achieve our business objectives, which increases our costs and the volatility of our performance.”

Our Shares are not registered. The Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws. It is not contemplated that the Shares will ever be registered under the Securities Act. The Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws. There is no public market for the Shares and none is expected to develop. Accordingly, there are no quoted prices for the Shares. In addition, there are substantial restrictions upon the redemption of Shares under the LP Agreement and applicable securities laws, including that we may limit the number of Shares subject to Share Redemptions or may decide to not conduct Share Redemptions for certain periods. Consequently, Shareholders must be prepared to bear the risks of owning Shares for an extended period of time. Shareholders’ Subscription Agreements and the LP Agreement contain representations and impose restrictions on transferability designed to assure that the conditions of the exemptions from such registration requirements are met. Shareholders also may not be permitted to transfer all or any part of their Shares to a person which gives rise to Committee on Foreign Investment in the United States (“CFIUS”) or national security considerations with respect to us, an existing or potential Asset-Backed Finance Asset or any of their actual or potential assets.

Holders of Investor Shares or Monroe Shares will not have control or influence over our policies, operations or acquisitions or the decision to conduct share redemptions or the selection of Service Providers. Further, we may amend the LP Agreement without Shareholder approval and holders of Investor Shares or Monroe Shares will not be entitled to vote for the election of directors. Shareholders will not be able to make decisions about acquisitions or any other decisions concerning our management, including decisions regarding the appointment or removal of directors on the Board. Our management, financing and disposition policies will be determined by the Board and implemented with the assistance of the Operating Manager and the Board. These policies may be changed from time to time at the discretion of the Board without a vote of the Shareholders, although the Board is not currently expected to have any intention to make any such changes. Any such changes could be detrimental to our value. Shareholders will have no right to participate in our day-to-day operation, including acquisition and disposition decisions and decisions regarding the selection of Service Providers (including the Operating Manager or its affiliates (including other service providers affiliated with Monroe and other affiliates and portfolio companies of Monroe) (collectively, “Affiliated Service Providers”)) and the operation and financing of our acquisitions. The Shareholders will also have no opportunity to evaluate any economic, financial or other information that will be utilized by the Operating Manager in the performance of its obligations under the Operating Agreement, nor will Shareholders receive all financial information with respect to any acquisition that is available to us or the Operating Manager. Shareholders do not have an opportunity to evaluate for themselves or to approve any Asset-Backed Finance Assets. Shareholders therefore rely on the ability of the Operating Manager to select Asset-Backed Finance Assets to be acquired by us. Finally, the Board or our officers, with the assistance of the Operating Manager, will select our Service Providers (which may include Affiliated Service Providers) and determine the compensation of such providers without the review by or consent or approval of the Shareholders or any other independent party, except as may otherwise be provided in the LP Agreement. The Shareholders must therefore rely on the ability of the Board and our officers, with the assistance of the Operating Manager, to select and compensate Service Providers in a manner beneficial to us and to make and manage acquisitions and dispose of such acquisitions. Our success depends on our management’s ability, with the assistance of the Operating Manager, to identify suitable acquisitions, to negotiate and arrange the closing of appropriate transactions and to arrange the timely disposition of acquisitions. The Operating Manager may be unable to find a sufficient number of suitable attractive opportunities to meet our businesses strategy. No person should purchase a Share unless such person is willing to entrust all aspects of our management to the Board and the Operating Manager.

The Board may cause us to redeem Shares from time to time or assign this right to Monroe or its affiliates. The Board may use its own discretion, free of fiduciary duty restrictions, in determining whether to cause us to exercise this right. As a result, Shareholders may have their Shares redeemed at an undesirable time or price. For additional information, see the LP Agreement which is filed with the SEC.

Further, the LP Agreement can be amended from time to time generally by the General Partner and without the consent of the Shareholders as set forth in the LP Agreement. In addition, lenders to us will, under the terms of financing arrangements put in place with them, require us to seek lender approval of certain amendments to the LP Agreement prior to the General Partner and/or the Board adopting any such amendment. We will file a Form 8-K with the SEC disclosing any amendments made to our LP Agreement.

Shareholders will have no opportunity to control either larger strategic goals or the day-to-day operations, including acquisition and disposition decisions, of us. Shareholders must rely entirely on the Board, the General Partner, the Operating Manager, and their affiliates to conduct and manage our affairs and our Asset-Backed Finance Assets.

Shareholders may be subject to involuntary withdrawal. Shareholders may not voluntarily withdraw all or any portion of their Shares. Under certain circumstances, the Operating Manager may require the withdrawal (in whole or in part) of, or the transfer of, the Shares of a Shareholder if such Shareholder’s continued investment in us is likely to result in an adverse regulatory, pecuniary, legal, taxation or administrative consequence to us, the Operating Manager or any of their respective affiliates or any other Shareholder or in order to prevent our assets from being considered “plan assets” under ERISA and Section 4975 of the Code.

We may not make regular distributions. Distributions to Shareholders will be made only if, as and when declared by the Board. Shareholders may or may not receive distributions. In addition, some of our distributions may include a return of capital. We cannot make assurances as to when or whether cash distributions will be made to Shareholders, the amount of any such distribution or the availability of cash for any such distribution, since the ability to make distributions will be dependent upon the cash flow, financial condition and other factors relating to our Asset-Backed Finance Assets. Such factors include the ability to generate sufficient cash from operations to pay expenses, service debt and to satisfy other liabilities as they come due. Furthermore, the Operating Manager, in its sole discretion, may use or set aside cash for working capital purposes, or for the funding of present or future reserves or contingent liabilities, taxes, our operating activities, or the actual or anticipated Management Fees. If the Operating Manager determines that all or any portion of net capital event proceeds are not necessary for ongoing expenses (including debt payments and fees), anticipated acquisitions, capital expenditures and reserves, such amounts may be used to satisfy redemption requests at the Board’s discretion in consultation with the Operating Manager. Accordingly, the payment of cash distributions is subject to the discretion of the Board, based on information provided by the Operating Manager.

The Operating Manager has the right to reinvest certain proceeds realized by us. For all such purposes, proceeds realized by us will include amounts deemed distributed to a Shareholder in respect of taxes (whether withheld from distributions to us or otherwise attributable to a Shareholder). Subject to oversight by the Board, the Operating Manager may elect to reinvest such proceeds otherwise available for distribution to Shareholders.

There could be circumstances under which the Operating Manager elects to withhold distributions to, among other reasons, pay obligations such as indebtedness of us, or of any subsidiary or assets thereof, which could result in such amounts, and the retention and reuse thereof, not being subject to the terms and limitations of the LP Agreement. Neither the Operating Manager nor any of its affiliates is obligated to support or guarantee any level of distributions.

Our Shares are not readily redeemable. There is no current public trading market for the Shares, and we do not expect that such a market will ever develop. Therefore, redemption of Shares by us will likely be the only way for a Shareholder to dispose of its Shares. While we intend to conduct quarterly Share Redemptions to redeem Shares, there is no guarantee that we will elect to conduct a Share Redemption. Moreover, even if we conduct a Share Redemption, there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular Share Redemption. In the event that we redeem Shares in any Share Redemption, we expect to redeem Shares at an applicable price equal to either the NAV per Share, or a discount to the NAV per Share, of the type of Shares being redeemed as of the last day of the quarter prior to the commencement of the Share Redemption and not based on the price at which a Shareholder initially purchased its Shares. As a result, a Shareholder may receive less than the price it paid for its Shares when the Shareholder sells them to us pursuant to any Share Redemption.

Economic events could cause our Shareholders to seek to sell their Shares to us pursuant to any Share Redemptions for up to 5.00% of the aggregate NAV of our outstanding Investor Shares at an applicable price based on the NAV per Share at a time when such events are adversely affecting our performance. Even if we decide to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell Asset-Backed Finance Assets to fund a Share Redemption, we may not be able to meet future redemption requests, take advantage of new acquisition opportunities or realize the return on such Asset-Backed Finance Assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.

Further, we may require a Shareholder to surrender and have all or any portion of its Shares redeemed at any time if we determine that it would be in our interest, in consultation with the Operating Manager, for us to redeem the Shares or for certain other reasons enumerated in the LP Agreement. To the extent that we require the mandatory redemption of any Shares of any Shareholder, such redemption will not be subject to the redemption limits on quarterly Share Redemptions, unless otherwise determined by us in our sole discretion.

Shareholders will have limited liquidity. A purchase of our Shares requires a long-term commitment, with no certainty of return and should be viewed as an illiquid investment. Certain Asset-Backed Finance Assets may be held for the long-term. Since there is no established market for the Shares, and none is expected to develop, a Shareholder will be unable to realize its investment readily and may encounter difficulty ascertaining the market value of its Shares. Shares are subject to restrictions on resales under applicable securities laws.

Shareholders may be limited in their opportunity to have their Shares redeemed. Redemptions of Shares by us will likely be the only way for a Shareholder to dispose of Shares. It is uncertain as to when profits, if any, will be realized by a Shareholder and if such Shareholder will realize profits from us prior to us repurchasing our Shares. Losses on dispositions of unsuccessful Asset-Backed Finance Assets may be realized before gains on dispositions of successful Asset-Backed Finance Assets are realized. Furthermore, the expenses of operating us (including any fees payable to the Operating Manager (or an affiliate thereof)) may exceed our income, thereby requiring that the difference be paid from our assets.

We may be unable to satisfy all redemption requests under the Redemption Program. We will not be obligated to liquidate any instruments in order to meet redemption requests and we may not have sufficient cash flow to meet redemption requests at any given time. If the Operating Manager determines there is insufficient liquidity to meet redemption requests under the Redemption Program, such requests will be delayed until the Operating Manager determines there is sufficient liquidity; such delay may be significant. We, through our subsidiaries, intend to primarily own Asset-Backed Finance Assets for the long term. The number of potential purchasers and sellers is expected to be limited. This factor could have the effect of limiting the availability of Asset-Backed Finance Assets for purchase by us and will also limit our ability to sell Asset-Backed Finance Assets at their fair market value in response to changes in the economy or financial markets. Illiquidity could also result from legal or contractual restrictions on their resale.

Shareholders may not receive a full return of their invested capital if they elect to have their Shares redeemed by us. The realizable value of a highly illiquid Asset-Backed Finance Asset at any given time could be less than its intrinsic value. In addition, certain types of Asset-Backed Finance Assets owned by our subsidiaries are likely to require a substantial length of time to liquidate. There can be no assurance that we will be able to dispose of our instruments at the price and at the time we wish to do so. Such illiquidity may continue even if the underlying entities obtain listings on securities exchanges. In addition, under the Redemption Program and in accordance with the LP Agreement, requests for redemption are subject to an Early Redemption Deduction if Shares are redeemed with redemption dates within 12 months of the original issue date of such Shares.

A purchase of the Shares is suitable only for sophisticated investors and an investor must have the financial ability to understand and the willingness to accept the extent of its exposure to the risks and lack of liquidity inherent in a purchase of the Shares. Shareholders should consult their professional advisors to assist them in making their own legal, tax, regulatory, accounting and financial evaluation of the merits and risks of a purchase of our Shares in light of their own circumstances and financial condition.

We may be subject to restrictions on sales in the event our underlying investments become publicly traded. Certain acquisitions by us may be of securities that are or become publicly traded and are therefore subject to the risks inherent in holding public securities. Such holdings will involve economic, political, interest rate and other risks, any of which could result in an adverse change in the market price. In addition, in some cases we will be prohibited by contract or other limitations from selling such securities for a period of time so that we are unable to take advantage of favorable market prices. Such factors will be used in calculating monthly NAV, and our monthly NAV is not audited by our independent registered public accounting firm. We calculate and publish the NAV of our Shares monthly solely for purposes of establishing the price at which we sell and redeem our Shares, and for publishing the value of each Shareholder’s investment in us on such Shareholder’s customer account statement, and our monthly NAV should not be viewed as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our monthly NAV may differ from those used by other companies now or in the future. Errors may occur in calculating our monthly NAV, which could impact the price at which we sell and redeem our Shares.

Shareholders may have limited access to information. Shareholders’ rights to information regarding us are set forth, and strictly limited, in the applicable LP Agreement. In particular, it is anticipated that the Operating Manager may obtain certain types of material information from portfolio companies that will not be disclosed to Shareholders because such disclosure is prohibited for contractual, legal or similar obligations outside of the Operating Manager’s control. Decisions by the Operating Manager to withhold information may have adverse consequences for Shareholders in a variety of circumstances. For example, a Shareholder that seeks to transfer its interest may have difficulty in determining an appropriate price for such interest. Decisions to withhold information also may make it difficult for Shareholders to monitor the Operating Manager’s performance.

Shareholders may receive differential treatment depending on governing law, jurisdiction and sovereign immunity. Certain Shareholders admitted to us may enjoy sovereign or other immunities and privileges under United States or foreign law and may claim to be or insist on being restricted in their ability to submit to the jurisdiction of particular courts and tribunals, including those designated in the Operating Agreement. These factors may make it substantially more difficult for the Operating Manager or us to enforce the contractual obligations of a Shareholder.

Shares may be subject to public disclosure. Some of the Shares will be held by Shareholders, such as public pension plans and listed investment vehicles that are subject to public disclosure requirements. The amount of information about their investments (including debt fund investments) that is required to be disclosed has increased in recent years, and that trend may continue. To the extent that disclosure of confidential information relating to us, including information related to our issuer or investments or potential investments, results from Shares being held by public Shareholders, we may be adversely affected. The Operating Manager may in its sole discretion, in order to prevent any such potential disclosure, withhold all or any part of the information otherwise to be provided to such public Shareholders.

Our performance relies heavily on that of the Operating Manager and portfolio company management. Control over our operations will be vested entirely with the Operating Manager, and our future profitability will depend largely upon the business and investment acumen of the senior management employees of the Operating Manager. The loss of service of one or more of such senior management employees could have an adverse impact on our ability to realize our investment objectives. Shareholders generally have no right or power to take part in our management, and, as a result, our investment performance will depend entirely on the actions of the Operating Manager. Although the Operating Manager will monitor the performance of each investment, it will primarily be the responsibility of each portfolio company’s management team to operate the portfolio company on a day-to-day basis and equity sponsors, who control the boards of directors of their respective portfolio companies, to select qualified management for such portfolio companies. While it is the Operating Manager’s intent to invest in portfolio companies with proven operating management in place, there can be no assurance that such management will continue to operate successfully. Further, our ability to exercise influence over our portfolio companies may be extremely limited.

We also depend on the Operating Manager’s assessment of appropriate economic terms when entering into Asset- Backed Finance Asset transactions. Economic terms determined by the Operating Manager in respect of each acquisition will be based on the Operating Manager’s assessment of a variety of factors. Each of these factors involves subjective judgments and forward-looking determinations by the Operating Manager. In conducting such assessment, the Operating Manager expects to use publicly available information as well as private information, including from consultants and investment bankers. If the Operating Manager misprices an acquisition (for whatever reason) or due to unanticipated illiquidity, the actual returns on the acquisition could be less than anticipated at the time of acquisition or disposition and could result in a disposition at a price less than the acquisition price. In addition, the acquisition processes described herein are subject to change at any time without notice. There can be no assurance that (i) the acquisition processes identified herein will continue to be employed by us or the Operating Manager or (ii) members of the MAB acquisition team identified herein will continue to be associated with or employed by Monroe or any of its affiliates. Past performance of any Monroe Client or acquisition utilizing any of the acquisition processes identified above is in no way indicative of future results.

Further, Monroe and certain of its affiliates, including the Operating Manager, are regulated entities, and any compliance failures or other inappropriate behavior by them may have a material and/or adverse effect on us. The provision of investment management services is regulated in most relevant jurisdictions, and the Operating Manager (and Monroe generally) must maintain its regulatory authorizations to continue to be involved both in the management of our assets and to continue Monroe’s businesses generally. The Operating Manager’s ability to source and execute transactions for us, and investor sentiment with respect to us, may be adversely affected by negative publicity arising from any regulatory compliance failures or other inappropriate behavior by any Monroe affiliate or its investment professionals.

We have no operating history. We are a newly organized entity and have no prior operating history or track record upon which prospective Shareholders may base an evaluation of our likely performance. Our results of operations will depend upon the availability of suitable investment opportunities for us and the performance of our investments. While the senior management employees of the Operating Manager have previous experience making and managing investments similar to those contemplated by us and have experience managing and investing a committed pool of funds, there can be no assurance that our investments will achieve results similar to those attained by previous investments of such senior management employees or that we will generate returns for the Shareholders. The prior investment results of the Operating Manager are not necessarily indicative of our future results. In addition, our investments may differ from previous investments made by such senior management employees in a number of respects. With respect to any given investment, loss of principal is possible. The Operating Manager’s senior management employees may be changed without prior notice to investors.

Shareholders may have their beneficial ownership diluted from continuous offerings. Shareholders admitted to us through continuous offerings will participate in our then-existing investments, thereby diluting the interest of existing Shareholders in such investments. Although any such new Shareholder will be required to make a payment equal to its pro rata share of NAV, there can be no assurance that this Share price will reflect the fair value of our existing investments at the time of such contributions.

There may be conflicts of interest and related risks associated with the imposition of the Performance Fee and Management Fee. The existence of the Performance Fee may create an incentive for the Operating Manager to make riskier or more speculative investments on behalf of us than would be the case in the absence of this arrangement. In addition, certain Operating Manager personnel may be entitled to receive or may receive a portion of the Performance Fee as a result of their activities related to our portfolio. As a result, it is possible that the Performance Fee may create an incentive for such persons to seek out more speculative investments for us.

The Operating Manager is entitled to receive a Management Fee that is based on the length of time an investment is held, which may create an incentive for the Operating Manager to cause us to hold an investment for longer than would otherwise be the case. There can be no assurance that any investment returns will be achieved, and Shareholders may lose all or part of their capital invested in us.

Furthermore, the valuation of our investments will affect the amount and timing of the Performance Fee and Management Fee paid to the Operating Manager. As a result, there may be circumstances where the Operating Manager may be incentivized to determine valuations that are higher than the actual fair value of investments. See Item 1A. “Risk Factors—Risks Related to Our Operations—Our investments are subject to valuation risk.” To address that potential conflict of interests, and in addition to the protections afforded to us by the Operating Manager’s fiduciary duties under the Advisers Act, we expect to adopt the Operating Manager’s valuation policy as our valuation policy and require that any material changes to that valuation policy be made with the consent of the Board. There will be no retroactive adjustment in the valuation of any asset or the amount of Performance Fee or Management Fee paid to the Operating Manager to the extent any valuation proves to not accurately reflect the realizable value of an investment.

We are subject to underlying regulatory risks experienced by our brokers and custodians. Our assets may be held in accounts maintained for us by certain banks, broker-dealers and other financial institutions. These financial institutions are subject to various laws and regulations in various jurisdictions, some of which are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and regulations and their application to our assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved, and the range of possible factual scenarios involving the insolvency of one of these financial institutions, their agents or affiliates, it is impossible to generalize about the effect of their insolvencies on us and our assets. Investors should assume that the insolvency of any one of our service providers could result in the loss of all or a substantial portion of our assets held by or through such entity.

We may be subject to hedging risks and costs. The Operating Manager may (but is not obligated to) endeavor to manage our or any portfolio company’s currency exposures, interest rate exposures or other exposures, using hedging techniques where available and appropriate. We may incur costs related to such hedging arrangements, which may be undertaken in exchange-traded or over-the-counter (“OTC”) contexts, including futures, forwards, swaps, options and other instruments. No risk control system is fail-safe, and no assurance that adequate hedging arrangements will be available on an economically viable basis or that such hedging arrangements will achieve the desired effect, and in some cases hedging arrangements may result in losses greater than if hedging had not been used.

Although we intend to make primarily debt investments, we will be permitted to engage in certain hedging transactions, which are intended to reduce our interest rate or currency exposure; however, there is no obligation to enter into any such transactions. Any hedging transaction in which we enter may be imperfect, leaving us exposed to some risk from the position that was intended to be protected. The successful use of hedging strategies depends upon the availability of a liquid market and appropriate hedging instruments and there can be no assurance that we will be able to close out a position when deemed advisable by the Operating Manager. In addition, our portfolio companies may enter into derivative transactions which may expose us to additional risk.

In some cases, particularly in OTC contexts, hedging arrangements will subject us to the risk of counterparty’s inability or refusal to perform under a hedging contract, or the potential loss of assets held by a counterparty, custodian or intermediary in connection with such hedging. OTC contracts may expose us to additional liquidity risks.

Certain hedging arrangements may create for the Operating Manager and/or one of its affiliates a registration or exemption obligation with the U.S. Commodity Futures Trading Commission or other regulator.

We may be subject to the risk of holding futures contracts. We may hold positions in futures contracts from time to time. A principal risk in holding positions in futures contracts is the traditional volatility and rapid fluctuation in market prices. The profitability of such positions will depend primarily on fluctuations in market prices. Price movements for futures are influenced by, among other things, governmental trade, fiscal, monetary and exchange control programs and policies, weather and climate conditions, changing supply and demand relationships, U.S. national and international political and economic events, changes in interest rates and the changing philosophies and emotions of market participants. In addition, governments from time to time intervene, directly and by regulation, in certain futures markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and such intervention (as well as other factors) may cause these markets to move rapidly. Our ability to utilize commodity interests is expected to be limited by certain exemptions from registration as a commodity pool operator, which may preclude us from using commodity interests in a profitable manner.

Our investments may need to comply with domestic and foreign regulations. Investment in non-U.S. securities involves considerations and possible risks not typically involved with investment in the securities of U.S. issuers, including changes in applicable laws, changes in governmental administration or economic or monetary policy (in the United States or elsewhere) or changed circumstances in dealings between nations. The application of non-U.S. tax laws (e.g., the imposition of withholding taxes on dividend or interest payments) may also affect investment in non-U.S. securities. Higher expenses may result from investment in non-U.S. securities than would result from investment in U.S. securities because of the costs that must be incurred in connection with conversions between various currencies and non-U.S. brokerage commissions that may be higher than in the United States. Non-U.S. securities markets also may be less liquid and more volatile.

Laws affecting international investment and business continue to evolve, although at times in an uncertain manner that may not coincide with local or accepted international practices. Laws and regulations, particularly those concerning foreign investment, insurance and taxation, can change quickly and unpredictably. Inconsistencies and discrepancies among the vast number of local, regional and national laws, the lack of judicial or legislative guidance on unclear or conflicting laws and broad discretion on the part of government authorities implementing the laws produce additional legal uncertainties. The burden of complying with conflicting laws may have an adverse impact on our operations.

Foreign institutions that we invest in may be subject to the Foreign Account Tax Compliance Act. As described in Item 1 “Business—Certain United States Federal Income Tax Considerations” under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), all entities in a broadly defined class of foreign financial institutions (“FFIs”) must comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments and non-U.S. entities which are not FFIs must either certify they have no substantial U.S. beneficial ownership or report certain information with respect to their substantial U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current regulations, however the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments described above. Withholding on these payments is not set to apply before the date that is two years after the definition of “foreign passthru payment” is published in the Federal Register. The reporting requirements imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS or, if subject to an intergovernmental agreement (“IGA”), register with the IRS and comply with the reporting requirements regime of the IGA and any implementing legislation enacted thereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of reported information with the IRS. The General Partner intends that any non-U.S. partnership and any non-U.S. corporation that constitutes an FFI would comply, to the extent reasonably practicable, with the reporting requirements to avoid the imposition of the withholding tax, but if such FFI does not do so (because, for example, investors fail to provide the required information), certain payments made to any such FFI may be subject to a U.S. withholding tax, which could reduce the cash available to investors. Further, these reporting requirements may apply to underlying entities in which MAB invests, and MAB may not have control over whether such entities comply with the reporting regime. Such withheld amounts that are allocable to a Shareholder may be deemed to have been distributed to such Shareholder to the extent the taxes reduce the amount otherwise distributable to such Shareholder. Potential investors should consult their own tax advisors regarding all aspects of FATCA and similar non-U.S. reporting requirements as it affects their particular circumstances.

Shareholders may be subject to the Common Reporting Standard. Drawing extensively on the intergovernmental approach to implementing FATCA, the Organisation for Economic Co-operation and Development (the “OECD”) developed the Common Reporting Standard (“CRS”) to address the issue of offshore tax evasion on a global basis. The CRS provides a common standard for due diligence, reporting and exchange of financial account information, pursuant to which many countries have now signed bilateral agreements for the exchange of information. The European Union has also signed separate automatic exchange of information agreements with certain non-European Union countries, whereby the European Union and the relevant jurisdiction will automatically exchange information on the financial accounts of each other’s residents. Other countries may sign and implement these or similar arrangements in the future. Pursuant to the CRS, participating jurisdictions will obtain from reporting financial institutions, and automatically exchange with exchange partners on an annual basis, financial information with respect to all reportable accounts identified by financial institutions on the basis of common due diligence and reporting procedures. Shareholders may be required to provide additional information to us to enable us to satisfy our obligations under the CRS. Failure to provide requested information may subject a Shareholder to liability for any resulting penalties or other charges and/or mandatory redemption of their Shares. Prospective Shareholders should consult their own tax advisors with respect to their own certification requirements associated with an investment in us.

Foreign securities in which we invest may be subject to a financial transaction tax. In February 2013, the European Commission published a proposal for a Council Directive implementing enhanced co-operation for a financial transaction tax (“FTT”) requested by Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (each, other than Estonia, a “Participating Member State”). However, on March 16, 2016, Estonia completed the formalities required to cease participation in the enhanced co-operation on FTT.

In its current form, the proposed FTT would apply to certain dealings where at least one party is a financial institution, and at least one party is established in a Participating Member State. A financial institution may be, or be deemed to be, “established” in a Participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a Participating Member State or (b) where the financial instrument in which the parties are dealing is issued in a Participating Member State. It is not possible to predict what effect the proposed FTT might have and any such tax liabilities may reduce amounts available to distribute to investors. It should also be noted that the FTT could be payable in relation to relevant transactions by investors if the conditions for a charge to arise are satisfied.

The FTT proposal remains subject to negotiation between Participating Member States. It may therefore be altered prior to implementation, the timing of which remains unclear. Additional EU member states may also decide to participate in the FTT. Prospective investors must seek their own professional advice in relation to the FTT and its potential impact on their investment.

Our current disclosures may be stale as a result of changes in U.S. federal income tax laws. All statements contained in this Registration Statement concerning the income tax consequences of any investment in us are based upon existing law and the interpretations thereof. Therefore, no assurance can be given that the currently anticipated income tax treatment of an investment in us will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of Shareholders. Additionally, tax authorities in jurisdictions where we maintain Asset-Backed Finance Assets may change their tax codes so as to materially increase the tax burden associated with an investment in us or to force or attempt to force increased disclosure from or about us and/or our Shareholders as to the identity of all persons having a direct or indirect interest in us. Such additional disclosure may take the form of additional filing requirements on Shareholders.

If a REIT Subsidiary does not qualify as a REIT, it will be subject to tax as a regular corporation and could face a substantial tax liability. We may hold a portion of our investments through one or more REIT Subsidiary. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize the REIT status of any REIT Subsidiary. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for a REIT Subsidiary to qualify as a REIT. If a REIT Subsidiary fails to qualify as a REIT in any tax year, then:

•	it would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on its taxable income at regular corporate income tax rates; any resulting tax liability could be substantial and could have an adverse effect on the value of our Shares;

•	unless it is entitled to relief under applicable statutory provisions, it would be required to pay taxes, and thus, its cash available for distribution to stockholders would be reduced for each of the years during which it did not qualify as a REIT and for which it had taxable income; and

•	it generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

For a REIT Subsidiary to maintain its REIT status, it may have to borrow funds on a short-term basis during unfavorable market conditions. To qualify as a REIT, a REIT Subsidiary generally must distribute annually to its stockholders a minimum of 90% of its net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. A REIT Subsidiary will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, a REIT Subsidiary will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by it in any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from previous years. If a REIT Subsidiary does not have sufficient cash to make distributions necessary to preserve its REIT status for any year or to avoid taxation, it may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Certain REIT Subsidiary investments will be held through taxable REIT subsidiaries, which are subject to corporate tax and other restrictions. A taxable REIT subsidiary is fully subject to federal, state and local income tax at regular corporate rates. A REIT Subsidiary may engage in transactions with one or more taxable REIT subsidiaries. If amounts paid for services by a REIT Subsidiary to a taxable REIT subsidiary are determined to be not at arms-length, the difference between the amount paid and the fair value of the transaction will be subject to a 100% tax.

The charter of a REIT Subsidiary generally will not permit any person or group to own more than 9.8% of its outstanding common stock or of its outstanding capital stock of all classes or series, and accordingly, acquisitions of Shares that would result in a violation of the foregoing would not be effective without an exemption. For a REIT Subsidiary to qualify as a REIT under the Code, not more than 50% of the value of its outstanding stock may be owned directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. The charter of any REIT Subsidiary will prohibit beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of its outstanding common stock or 9.8% in value of its outstanding capital stock of all classes or series, which is referred to as the “ownership limit.” The constructive ownership rules under the Code and a REIT Subsidiary’s charter are complex and may cause shares of the outstanding common stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of a REIT Subsidiary’s outstanding common stock or capital stock by a person could cause another person to own constructively in excess of 9.8% of its outstanding common stock or capital stock, respectively, and thus violate the ownership limit. There can be no assurance that a REIT Subsidiary’s board of directors, as permitted in its charter, will not decrease this ownership limit in the future. Any attempt to own or transfer shares of a REIT Subsidiary’s common stock or capital stock in excess of the ownership limit without the consent of its board of directors will result either in the shares in excess of the limit being transferred by operation of the charter to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void. Any exemptions to the ownership limit a REIT Subsidiary grants may limit the power of its board of directors to increase the ownership limit or grant further exemptions in the future. Additionally, owners of our Shares will be treated as owning the common stock and/or capital stock of any REIT Subsidiary, and accordingly, our Shares will be subject to similar rules and restrictions.

Our acquisition decisions will be based on economic considerations which could result in adverse tax consequences. An investment in MAB involves complex U.S. and non-U.S. tax considerations that will differ for each Shareholder depending on the Shareholder’s particular circumstances. The recommendations of the Operating Manager to MAB will be based primarily upon economic, not tax, considerations, and could result, from time to time, in adverse tax consequences to some or all Shareholders. In addition, MAB’s Shareholder base is expected to be diverse, such that the tax considerations relevant to each individual Shareholder may differ from those of other Shareholders, and the tax considerations relevant to the Shareholders may be different from those relevant to the Operating Manager. There can be no assurance that the structure or tax position of MAB or of any Asset-Backed Finance Asset (or MAB’s investment therein) will be tax-efficient for any particular shareholder.

Prospective investors are strongly urged to review the discussion under “—Certain United States Federal Income Tax Considerations” and to consult their own tax advisors.

Shareholders should bear in mind general tax considerations when investing in us. We expect to hold certain of our Asset-Backed Finance Assets through wholly or partially owned special purpose vehicles (“SPVs”). When possible, we will seek to structure acquisitions through SPVs in a tax efficient manner so as to be exempt from, or reduce income and withholding taxes in a particular SPV’s jurisdiction of formation or incorporation and any other jurisdictions in which the SPV operates, as well as withholding taxes or capital gains taxes arising in, or on payments from, the jurisdictions of our assets or activities. However, there is no guarantee that such benefits will be available, and, in some cases, the availability of these benefits may be subject to subsequent challenge and clawback. In some cases, certain procedural formalities may need to be completed before payments in respect of Asset-Backed Finance Assets can be made free of withholding tax. The completion of such formalities may depend on the agreement of taxation authorities or the provision of certain information by Shareholders, the timing of which cannot be guaranteed. The implementation of the structures described above could also give rise to additional expenses, which would be borne by the Shareholders, and any withholding tax, non-resident capital gains tax or income tax imposed by the jurisdiction in which the SPV is formed or in which the investment is based or operates could reduce returns realized by the Shareholders.

Shareholders may realize “phantom” or “dry” income. We may make certain acquisitions, such as acquisitions in original issue discount obligations, credit acquisitions with an equity component, obligations with payment-in-kind features, preferred stock with redemption or repayment premiums or investments in vehicles that are treated as transparent or flow-through with respect to such Shareholder, which, under the tax law of a Shareholder’s jurisdiction of residence or domicile, could give rise to taxable income to the Shareholder without such Shareholder receiving any cash (or receiving cash that is reinvested pursuant to the DRIP). For U.S. Shareholders investing through Series II, such income may also arise as a result of our acquisitions in equity of certain non-U.S. entities treated as corporations for U.S. federal income tax purposes (e.g., if such entity is treated as a “controlled foreign corporation” or “passive foreign investment company” for U.S. federal income tax purposes). In such cases, taxable income allocated to a Shareholder may exceed cash distributions, if any, made to such Shareholder, in which case such Shareholder would have to satisfy tax liabilities arising from an investment in us from other assets of such Shareholder. Similarly, a REIT Subsidiary may make a consent dividend that would cause Series II Shareholders to recognize taxable income without receiving any cash.

If Series II were to be treated as a corporation for U.S. federal income tax purposes, the value of our Series II Shares might be adversely affected. The value of our Series II Shares to Shareholders will depend in part on the treatment of Series II as a partnership for U.S. federal income tax purposes. However, in order for Series II to be treated as a partnership for U.S. federal income tax purposes, under present law, 90% or more of Series II’s gross income for every taxable year must consist of “qualifying income,” as defined in Section 7704 of the Code and Series II must not be required to register under the Investment Company Act, or another exception to the “publicly traded partnership” rules must apply. Although Series II seeks to continue to operate in a manner such that it will meet the 90% test described above in each taxable year, Series II may not meet such requirement, or current law may change so as to cause, in either event, Series II to be treated as a corporation for U.S. federal income tax purposes. If Series II were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the Shareholders and Series II.

Series II and its corporate subsidiaries face the risk of a tax audit which may have adverse consequences for Series II and/or the Series II Shareholders. Series II may take positions with respect to certain tax issues, including with respect to partnership allocations, that depend on legal and other interpretive conclusions. Should any such positions be successfully challenged by the IRS or any other tax authority, a Series II Shareholder might be found to have a different U.S. tax liability (or any tax liability under the law of another jurisdiction), for that year than that reported on its federal (or other) income tax return.

An audit of Series II may result in an audit of the returns of some or all of the Series II Shareholders, which examination could result in adjustments to the tax consequences initially reported by Series II and affect items not related to a Shareholder’s investment in Series II. If such adjustments result in an increase in a Shareholder’s federal income tax liability for any year, such Shareholder may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any audit of Series II’s tax return will be borne by Series II. The cost of any audit of a Shareholder’s tax return will be borne solely by the Shareholder.

Pursuant to legislation governing U.S. tax audits enacted by the U.S. Congress in 2015, as subsequently amended, the regulations promulgated and the guidance issued thereunder, and similar state or local tax rules (collectively, the “BBA Rules”), unless Series II makes the election described below, the IRS is generally permitted to determine adjustments to Series II tax items, and assess and collect taxes attributable thereto (including any applicable penalties and interest), at Series II level in the tax year during which the audit is finalized (the “adjustment year”). In this case, Shareholders of Series II in the adjustment year, rather than the persons that were Shareholders during Series II tax year under audit (the “reviewed year”), would bear the cost of the audit adjustment. In general, under this regime, taxes imposed on Series II would be assessed at the highest rate of tax applicable for the reviewed year and determined without regard to the character of the income or gain, Shareholders’ status or the benefit of Shareholder-level tax attributes (that could otherwise reduce tax due). However, Series II may be able to reduce the underpayment of taxes owed by Series II, to the extent that Series II demonstrates such taxes are allocable to a Shareholder that would not owe any tax by reason of its status as a “tax-exempt entity” or if the character of income is subject to a lower rate of tax.

Series II may under certain circumstances have the ability to avoid the entity-level tax assessment or collection (described above), by electing to “push-out” any adjustments to persons that were Shareholders during the reviewed year (the “Push-out Election”) and issuing them adjusted Schedule K-1s. If Series II makes the Push-out Election, such Shareholders would be responsible for paying any taxes associated with the audit adjustments in the adjustment year (including interest and penalties). In such case, the Shareholders of the reviewed year would also incur a two-percentage point increase on the interest rate that would otherwise have been imposed on any underpayment of taxes (unless such Shareholder is a pass-through entity and makes a valid Push-out Election to “push out” its share of the adjustments to its shareholders, members or owners). If Series II makes a Push-out Election with respect to Shareholders or former Shareholders whose allocable Shares of adjustments would have been subject to U.S. federal withholding tax, such Shareholders or former Shareholders may be required to file a U.S. federal income tax return and pay their allocable Shares of interest, penalties and additions to tax even though Series II is required to pay the withholding tax. The Operating Manager has discretion whether or not to make the Push-out Election and has not yet determined whether or to what extent such election will be appropriate. The Operating Manager or the person the Operating Manager appoints will be the “partnership representative” for purposes of the BBA Rules and will have broad authority to represent Series II in respect of tax audits, including the authority to make the Push-out Election.

Certain of our Asset-Backed Finance Assets, such as Asset-Backed Finance Assets that are operating partnerships, will be subject to the rules described above, in which case the BBA Rules would be expected to apply to us as a partner therein. We may also make acquisitions through tiered partnership structures (including as a minority partner), in which case our capacity to make a “push out” election in respect of such tiered partnership investment may be limited by the timing of information provided by the underlying Asset-Backed Finance Assets or decisions by the underlying Asset-Backed Finance Assets that we may not have control over.

In addition, Series II “blocker” vehicles taxable as corporations for U.S. federal income tax purposes and REIT Subsidiaries are subject to the examination of their income and other tax returns by the IRS and other authorities.

Prospective investors are encouraged to consult their tax advisors regarding the impact of the BBA Rules on their investment in Series II.

There is no assurance that Schedules K-1 will be provided within a particular time-frame to Series II Shareholders and any such Schedule K-1 may be based on the best available estimates at the time of issuance. The Operating Manager will endeavor to provide Series II Shareholders with statements of the taxable income or loss computed for U.S. tax purposes allocated to them in connection with their investment in Series II on Schedules K-1 (or other similar tax reporting) within 90 calendar days of the end of the fiscal year (subject to commercially reasonable delays in the event of the late receipt of any necessary financial statements from any portfolio company), provided that such Schedules K-1 may be based on the best available estimates at the time of issuance. However, while delays are not expected, there is no assurance that Schedules K-1 (or other similar tax reporting) will ultimately be provided within 90 calendar days of the end of the fiscal year, given, among other things, evolving reporting and compliance requirements or other events, and final statements, including Schedules K-1, may not be available until after the completion of Series II’s annual audit. Neither we nor the Operating Manager will be liable for any failure to provide or delay in providing such Schedules K-1s. Series II Shareholders may be required to obtain extensions of the filing date for their income tax returns at the U.S. federal, state and local levels (and, to the extent applicable, any non-U.S. income tax returns).

Increases to the corporate tax rate would likely decrease our returns. Any increase in the corporate income tax rate or changes to the corporate income tax rules that have the effect of increasing the effective corporate income tax rate would likely result in an increase of the overall tax burden borne by any Series II “blocker” vehicles taxable as corporations for U.S. federal income tax purposes (including any REIT Subsidiary if it fails to qualify as a REIT and any of its taxable REIT subsidiaries) and, as a result, such changes could materially affect our returns. In addition, the value of our assets may be affected by any changes in tax rates or tax rules, and Shareholders that redeem will not benefit from any such changes after their redemption, and conversely, Shareholders that do not redeem may be burdened by the impact of any such changes, including with respect to the impact of any such changes on the portion of any asset attributable to redeemed Shareholders.

Some of our financing arrangements may result in tax-exempt holders of our Series II Shares recognizing UBTI. We and our subsidiary vehicles may enter into financing arrangements, obtain credit facilities or otherwise employ leverage to finance their acquisitions of Asset-Backed Finance Assets. These arrangements may result in Series II and Series II Shareholders being treated as holding debt-financed property that may give rise to unrelated business taxable income (“UBTI”) for tax-exempt Series II Shareholders. The Operating Manager expects to structure acquisitions in operating partnerships for Shareholders investing in Series II that it expects to give rise to UBTI through a “blocker” vehicle taxable as a corporation for U.S. federal income tax purposes or a REIT Subsidiary. However, Series II does not expect to utilize “blocker” vehicles when entering into, or drawing down amounts under, credit facilities or other financing or hedging arrangements available to us or our subsidiary vehicles.

Non-U.S. Shareholders may be subject to United States income tax with respect to the gain on disposition of their Shares. We believe it is possible that Series II may hold interests in, “United States real property interest,” each as defined in the Code and applicable Treasury regulations. As a result, Non-U.S. Series II Shareholders may be subject to federal income tax and withholding tax on a sale, exchange or other disposition of our Series II Shares pursuant to Section 1445 of the Code. See Item 1 “Business—Certain United States Federal Income Tax Considerations—Series II—Consequences to Non-U.S. Series II Shareholders.”

If we are required to register as an investment company under the Investment Company Act, Series II may be treated as a publicly traded partnership that is subject to corporate income taxes. If Series II were deemed to be an investment company under the Investment Company Act, the Qualifying Income Exception to the publicly traded partnership rules would no longer apply, and in that case, unless another exception applied, Series II would likely be subject to taxation as a corporation for U.S. federal income tax purposes, and such treatment would materially adversely affect the value of the Series II Shares.

Shareholders will be subject to certain restrictions on transfer. Transfer of interests will be prohibited if such transfer would, among other things, result in taxation at the entity level of any REIT Subsidiary (unless such taxation is elected by such entity prior to such transfer), disqualification of the REIT Subsidiary as a REIT.

Special considerations for certain benefit plan investors. To the extent any class of our Shares is not “publicly-offered” within the meaning of ERISA, we intend to use reasonable efforts to satisfy another exception to holding “plan assets” under ERISA and certain U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), by limiting investments by, or prohibited investments from, “benefit plan investors” within the meaning of ERISA. A “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) “plans” within the meaning of Section 4975 of the Code that are subject to the prohibited transaction provisions of Section 4975 of the Code (including, without limitation, “Keogh” plans and individual retirement accounts), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of the Plan Asset Regulations) by reason of such an employee benefit plan’s or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests in the entity is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

If, notwithstanding our intent, our assets were deemed to be “plan assets” of any shareholder that is a Benefit Plan Investor under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code, and may have to be rescinded, (iii) our management, as well as various providers of fiduciary or other services to us (including the Operating Manager), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code) for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code, and (iv) the fiduciaries of shareholders that are Benefit Plan Investors would not be protected from co-fiduciary liability resulting from our decisions and could be in violation of certain ERISA requirements.

If a prohibited transaction occurs for which no exemption is available, the Operating Manager and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered thereby as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a Benefit Plan Investor who decides to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us or the Operating Manager. With respect to a Benefit Plan Investor that is an individual retirement account (an “IRA”) that invests in us, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Counterparties may have recourse to our assets. Subject to any limitations set forth in the LP Agreement, our assets, including, without limitation, all investments made by us and any capital held by us, are available to satisfy all liabilities and our other obligations. If we become subject to a liability, parties seeking to have the liability satisfied may have recourse to all of our assets.

We are subject to execution risks and trade errors. In order to seek positive returns in global markets, the Operating Manager’s trading and investment for us may involve multiple instruments, multiple brokers and counterparties and multiple strategies. As a result, the execution of the trading and investment strategies employed by the Operating Manager for us may often require rapid execution of trades, high volume of trades, complex trades, difficult to execute trades and use of negotiated terms with counterparties (such as in the use of derivatives and the execution of trades involving less common or novel instruments), all of which can pose risks. For instance, in light of the high volumes, complexity and global diversity involved, some slippage, errors and miscommunications with brokers and counterparties may occur and could result in losses to us. In such circumstances, the Operating Manager will evaluate the merits of potential claims for damage against brokers and counterparties who are at fault and, to the extent practicable, will seek to recover losses from those parties, but this may not succeed. In its discretion, the Operating Manager may choose to forgo pursuing claims against brokers and counterparties on behalf of us for any reason, including, without limitation, the cost of pursuing claims relative to the likely amount of any recovery and the maintenance of its business relationships with brokers and counterparties.

Risks Related to Uncertain Economic and Political Environment

We are subject to underlying risks associated with the uncertain economic and political environment. The current global economic and political climate is one of uncertainty. Acts of terrorism in the United States and abroad, the threat of additional terrorist strikes and the fear of a prolonged global conflict have exacerbated volatility in the financial markets and caused consumer, corporate and financial confidence to weaken, increasing the risk of a “self-reinforcing” economic downturn. The climate of uncertainty may reduce the availability of potential investment opportunities and increases the difficulty of modeling market conditions, which in turn reduces the accuracy of the Operating Manager’s financial projections. Furthermore, the uncertainty may have an adverse effect upon the portfolio companies in which we make investments.

Bank failures could adversely affect our performance. Banking failures, such as Silicon Valley Bank and Signature Bank in 2023, can result in market volatility and disruption, and any such future emergencies have the potential to create materially adverse impacts on economic production and activity in ways that cannot be predicted, all of which may result in substantial losses to us. The ultimate impact of such banking failures and the resulting lack of confidence in the global financial markets on global economic conditions, and on the operations, financial condition, and performance of any particular industry or business, is impossible to predict. However, potential additional material adverse effects, including a global or regional economic downturn (including a recession) of indeterminate duration and severity, are possible. It will be difficult to assess what the longer-term impacts of an extended period of unprecedented economic dislocation and disruption will be on future macro- and micro-economic developments, the health of certain industries and businesses, and commercial and consumer behavior.

Rising inflation may have an indirect impact on our performance. Certain of our portfolio companies may be in industries that may be impacted by inflation, such as consumer goods and services and manufacturing. These portfolio companies may not be able to pass on to customers increases in their costs of operations which could greatly affect their operating results, impacting their ability to repay our loans. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future unrealized losses.

Additionally, economic events will occur that create uncertainty and have significant impacts on issuers, industries, governments and other systems, including the financial markets, to which companies and their investments are exposed. As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Inflation that occurs in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets, including in established markets such as the U.S. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat.

Uncertainty can result in or coincide with, among other things: substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; increased volatility in the financial markets for securities, derivatives, loans, credit and currency; a decrease in the reliability of market prices and difficulty in valuing assets (including portfolio company assets); greater fluctuations in spreads on debt investments and currency exchange rates; increased risk of default (by both government and private obligors and issuers); the significant loss of liquidity and the inability to purchase, sell and otherwise fund investments or settle transactions (including, but not limited to, a market freeze); unavailability of currency hedging techniques; and recessions.

Ongoing conflicts and crises may affect the performance of our underlying investments. Sustained uncertainty about, or worsening of, global geopolitical tensions, including further escalation of war between Russia and Ukraine and in the armed conflicts and tensions in the Middle East, could result in a global economic slowdown and long-term changes to global trade. Overall, the situations in Ukraine and the Middle East remain uncertain and how they will unfold or impact our business, Asset-Backed Finance Assets or results of operations cannot be predicted. The potential further repercussions surrounding the situations in Ukraine and the Middle East are unknown and cannot be predicted, and no assurance can be given regarding the future of relations between countries. Expanding geopolitical tensions and social unrest, and any resulting market disruptions could be significant and could potentially have a substantial impact on the global economy and us or our Asset-Backed Finance Assets, including a material adverse effect on our financial condition and results of operations. Any or all of the above factors could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to market disruption and geopolitical risk. Various social and political tensions in the United States and around the world may contribute to increased market volatility, may have long-term effects on worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Operating Manager does not know when or for how long the financial markets will be affected by such events and cannot predict the effects of any such events in the future on the global economy and securities markets. In addition, disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Such disruptions could adversely affect our business, financial condition, results of operations and cash flows, and future market disruptions and/or illiquidity could negatively impact us. These unfavorable economic conditions could increase our funding costs and limit our access to the capital markets and could result in a decision by lenders not to extend credit to us in the future. These events could limit our investments, our ability to grow and could negatively impact our operating results and the fair values of our investments.

Many countries have undergone a substantial political and social transformation and there can be no assurance that the economic, educational and political reforms necessary to complete political and economic transformation will continue. The state of development of certain political systems outside of the United States makes them susceptible to changes and potential weakening from economic hardship and social instability. In certain countries, the extent of the success of economic reform is difficult to evaluate. Information on these economies is often contradictory or absent. In certain countries, much of the workforce remains under-employed or unemployed. Continued unemployment could hinder the ability of various governments to keep deficit spending in check. Such market volatility and political uncertainty could have an adverse effect on our ability to achieve our investment objectives.

Monetary policy and governmental intervention may affect the broader investment climate. The Board of Governors of the U.S. Federal Reserve System (the “Federal Reserve”) and certain non-U.S. central banks, including the European Central Bank, take governmental actions to stabilize markets and seek to encourage economic growth. Actions by the Federal Reserve and other central banks, including changes in policies, may continue to have a significant effect on interest rates and on the United States and world economies generally, which in turn may affect the performance of our investments on an absolute and/or relative basis. In addition, the consequences of the extensive changes to the regulation of various markets and market participants contemplated by legislation and increased regulation arising out of the global financial crisis have not been fully implemented in all cases and therefore the ultimate effects thereof are difficult to predict or measure with certainty. Recently, certain U.S. banks, citing Federal Reserve liquidity requirements and/or the costs and/or decreased profitability of holding capital deposits, have pursued imposing a negative interest rate and/or a balance sheet utilization fee on certain deposits from certain institutional customers. Other non-U.S. banks have also adopted similar measures.

We may be forced to bear such costs, effectively losing money on cash deposits, or seek to find alternative means of holding short-term reserves and cash balances. Such alternative arrangements may bear greater risk of loss of principal, longer lock-up periods (e.g., money market funds or certificates of deposit) or other less favorable terms. In addition, as a result of the foregoing, we may choose to keep less cash or reserves on hand which could result in a greater frequency of capital calls from Shareholders and/or greater reliance on borrowing, along with related costs.

Our investment process may experience disruption due to technology and artificial intelligence. Research and creative tools that harness generative artificial intelligence (collectively, “Computer and Algorithmic Research Tools”), as well as other machine learning techniques, will continue to become more accessible to Monroe, to us and to our Asset-Backed Finance Assets. Prospective investors should anticipate that Monroe will utilize Computer and Algorithmic Research Tools in connection with its business activities, including acquisition activities. The use of Computer and Algorithmic Research Tools brings with it known, anticipated, and as-yet-unknown risks and conflicts, including the risk that Monroe’s compliance and operational policies and procedures will not anticipate every potential issue and conflict, and that Monroe’s surveillance and control systems might not be sufficient to identify every instance of non-compliance. Among other things, this means that Monroe’s policies and procedures relating to Computer and Algorithmic Research Tools will continue to evolve rapidly, and without notice to investors. As is the case with all third-party services and products, Monroe will exercise appropriate levels of review and testing before deployment, but the relative novelty of Computer and Algorithmic Research Tools likely will result in more incorrect or unclear inputs into Monroe’s acquisition and operations process. This could lead to an increase in interpretative issues, errors of judgement and systems errors, notwithstanding the benefits that deploying new services and products is expected to create. Where appropriate, Monroe will work with providers and vendors to improve or fix licensed services and products, but that will not always be the case. To the extent that Monroe develops proprietary Computer and Algorithmic Research Tools, similar risks will exist.

Monroe’s use of Computer and Algorithmic Research Tools will be subject to its policies and procedures on cybersecurity, privacy, confidentiality. However, the effectiveness of those policies when using Computer and Algorithmic Research Tools is dependent on the licensor adhering to its contractual commitments and to applicable law, as well as the effectiveness of the licensor’s (and Monroe’s) cybersecurity, systems and other structural safeguards being effective in design and operation. To the extent that there is breach or failure in any of these safeguards, investors could be harmed by the theft, misappropriation or release of their confidential information, or by an impairment in the value of our assets directly or indirectly caused by such breach or failure.

Independent of its context of use, certain varieties of Computer and Algorithmic Research Tools are generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Computer and Algorithmic Research Tools utilize to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error – potentially materially so – and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Computer and Algorithmic Research Tools. Such models also are subject to inherent bias (owing to the structure of its initial programming) as well as acquired biases (reflecting the data upon which it was trained). To the extent that Monroe, we or our Asset-Backed Finance Assets are exposed to the risks of using Computer and Algorithmic Research Tools, any such inaccuracies or errors could have adverse impacts on Monroe, we or our Asset-Backed Finance Assets.

Additional Risks Related to Our Operations

Our forward-looking statements may not be accurate. This Registration Statement contains forward-looking statements. These forward-looking statements reflect the view of the senior management employees of the Operating Manager with respect to future events. Actual returns and results could differ materially from those in the forward-looking statements as a result of factors beyond our control. Investors are cautioned not to place undue reliance on such returns and statement.

Shareholders are subject to underlying risks associated with the electronic delivery of certain documents. Each Shareholder will be required to (i) consent in its Subscription Agreement to the electronic delivery of the Operating Manager’s Form ADV, Part 2A and Part 2B, Shareholder communications, Schedules K-1 (as applicable), Form 1099s (as applicable), Shareholder reports, potential amendments/waivers, etc., privacy notices and any other documents or information to be provided to such Shareholder that relate to the Operating Manager and/or any of its affiliates or such Shareholder’s investment in us (collectively, the “Investment Documents”) and (ii) agree that such electronic delivery will be in place of delivery of such documents in paper form. The term of this consent will be indefinite, but the Operating Manager may terminate this consent at any time by notifying such Shareholder in writing. This consent to electronic delivery will extend to delivery of Investment Documents now and in the future, whether such delivery is (now or in the future) required by law, or is not required but is made by the Operating Manager to provide such Shareholder with additional information.

There are certain costs (e.g., online time) and possible risks (e.g., slow downloading time, hacking, computer viruses and system outages) associated with electronic delivery. Moreover, the Operating Manager cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from any computer viruses or related problems that may be associated with the use of an internet-based system.

We are subject to cybersecurity risk. The Operating Manager, its affiliates and their respective service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks that could adversely affect us and/or the Shareholders, despite the efforts of the Operating Manager, its affiliates and its service providers to adopt technologies, processes and practices intended to mitigate these risks and protect the security of their computer systems, software, networks and other technology assets, as well as the confidentiality, integrity and availability of information belonging to us and the Shareholders. For example, unauthorized third parties may attempt to improperly access, modify, disrupt the operations of, or prevent access to these systems of the Operating Manager, its service providers, counterparties or data within these systems. Third parties may also attempt to fraudulently induce employees, customers, third-party service providers or other users of the Operating Manager’s systems to disclose sensitive information in order to gain access to the Operating Manager’s data or that of the Shareholders. A successful penetration or circumvention of the security of the Operating Manager’s systems could result in the loss or theft of a Shareholder’s data or funds, the inability to access electronic systems, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs. Such incidents could cause us, the Operating Manager, its affiliates and/or the Operating Manager’s service providers to incur regulatory penalties, reputational damage, additional compliance costs or financial loss. Similar operational and technology risks are also present for portfolio funds and underlying operating company holdings, which could have material adverse consequences for such portfolio funds and underlying operating companies, and may cause our investments to lose value.

We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act. We conduct our operations directly and through wholly or majority-owned subsidiaries in a manner such that we and each of our subsidiaries do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the “40% Test.” Excluded from the term “investment securities,” among other instruments, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of “investment company” set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We conduct our operations so that we are not required to register as an investment company. We are organized as a holding company that conducts our business primarily through our subsidiaries, and we seek to continue to operate in a manner such that we comply with the 40% Test. We will monitor our holdings on an ongoing basis and determine compliance with this test in accordance with the requirements of the Investment Company Act. We expect most of our wholly- and majority-owned subsidiaries to either (i) be outside the definitions of “investment company” under Section 3(a)(1)(A) and Section 3(a)(1)(C), or (ii), as further explained below, rely on an exception from the definition of “investment company” other than the exceptions set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, including Section 3(c)(5)(A) or (B), Section 3(c)(5)(C), or Rule 3a-7 under the Investment Company Act. Each of these exceptions requires, among other things, that the subsidiary (i) not issue redeemable securities and (ii) engage in the business of holding certain types of assets, consistent with the terms of the exception. Consequently, interests in these subsidiaries (which constitute most of our assets) generally will not constitute “investment securities” for purposes of our 40% Test. Accordingly, we believe we are not and will continue not to be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act. Moreover, we believe we are not and will continue not to be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly- or majority-owned subsidiaries, we are primarily engaged in the non-investment company business of owning and operating a platform of Asset-Backed Finance Assets.

We make the determination of whether an entity is our majority-owned subsidiary. The Investment Company Act defines a “majority-owned subsidiary” of a person as a company that represents 50% or more of the outstanding voting securities owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% Test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our assets in order to continue to pass the 40% Test. Any such adjustment in our assets could have a material adverse effect on us. Certain of our subsidiaries rely on the exceptions from the definition of investment company under Section 3(c)(5)(A) or (B) of the Investment Company Act, which except from the definition of investment company, respectively; (i) any entity that is primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable and other obligations representing part or all of the sales price of merchandise, insurance and services; or (ii) any entity that is primarily engaged in the business of making loans to manufacturers, wholesalers and retailers of, and to prospective purchasers of, specified merchandise, insurance and services. The SEC staff has issued no-action letters interpreting Section 3(c)(5)(A) and (B) pursuant to which it has taken the position that these exceptions are available to a company with at least 55% of its assets consisting of eligible loans and receivables of the type specified in Section 3(c)(5)(A) and (B). The SEC staff has indicated that the single most important factor in determining whether an issuer may rely on Section 3(c)(5)(A) and/or Section 3(c)(5)(B) is the strength of the connection between the obligations held by the issuer and the specific merchandise, insurance, services purchased and sold. In that connection, the SEC staff has taken the position that loans and receivables for the sale of a broad array of merchandise, insurance and services are within the scope of Section 3(c)(5)(A) and/or (B), including (i) loans and notes evidencing loans to project companies or managing members of project companies for generating, transmitting, and distributing energy and related services, (ii) loans to finance the purchase of electric generating transmission, and distribution facilities, equipment, and machinery, (iii) loans to finance public works projects, and (iv) student loans to finance the purchase of education services. Notably, the SEC staff has refused to grant no-action relief when a company’s loans have not related to the sale of specific merchandise, insurance or services. For example, the SEC staff has refused to grant no-action relief to entities holding general commercial loans. In recognition of the fact that eligible loans or notes evidencing loans under Section 3(c)(5)(A) and/or (B) must be used for purchasing specific merchandise or services, our subsidiaries that intend to rely on Section 3(c)(5)(A) and/or (B) will (i) not issue redeemable securities, (ii) will be primarily engaged in a business of the type specified in the Section. Accordingly, at least 55% of the assets of such subsidiaries will consist of loans and notes evidencing loans in which the use of proceeds is specifically tied to the financing of, among other things, consumer products and hard assets. However, no assurance can be given that the SEC or the SEC staff will concur with this position. In addition, the SEC or the SEC staff may, in the future, issue further guidance that may require us to reclassify our assets for purposes of qualifying with this exclusion. A change in the value of our assets could cause us or one or more of our wholly or majority-owned subsidiaries, including those relying on Section 3(c)(5)(A) or (B), to fall within the definition of “investment company,” and negatively affect our ability to not fall within the definition of “investment company” under the Investment Company Act.

Certain of our subsidiaries rely on the exception from the definition of investment company under Section 3(c)(5)(C) of the Investment Company Act, which excepts from the definition of investment company any entity that does not issue redeemable securities and is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. The SEC staff has taken the position that this exception, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). “Qualifying assets” for this purpose include senior loans, certain B-Notes and certain mezzanine loans that satisfy various conditions as set forth in SEC staff no-action letters and other guidance, and other assets that the SEC staff in various no-action letters and other guidance has determined are the functional equivalent of senior loans for the purposes of the Investment Company Act. We treat as real estate-related assets B-Notes and mezzanine loans that do not satisfy the conditions set forth in the relevant SEC staff no-action letters and other guidance, and debt and equity securities of companies primarily engaged in real estate businesses. Unless a relevant SEC staff no-action letter or other guidance applies, we expect to treat preferred equity interests as real estate-related assets. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we and our subsidiaries may face, and a number of these no-action positions were issued more than twenty years ago. There may be no guidance from the SEC staff that applies directly to our factual situations and as a result we may have to apply SEC staff guidance that relates to other factual situations by analogy. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act, including for purposes of our subsidiaries’ compliance with the exclusion provided in Section 3(c)(5)(C) of the Investment Company Act. There is no guarantee that we will be able to adjust our assets in the manner required to maintain an exclusion from registration under the Investment Company Act and any adjustment in our strategy or assets could have a material adverse effect on us.

Certain of our subsidiaries rely on the exclusion from the definition of investment company set out in Rule 3a-7 under the Investment Company Act. Rule 3a-7 is available to certain structured financing vehicles that do not issue redeemable securities and are engaged in the business of holding financial assets that, by their terms, convert into cash within a finite time period and that issue fixed income securities or other securities entitling holders to receive payments that depend primarily on the cash flows from these assets, provided that, among other things, the structured finance vehicle does not engage in certain portfolio management practices resembling those employed by management investment companies (e.g., mutual funds). Rule 3a-7 also requires, among other things, that the issuer appoint a trustee for the safekeeping of the financial assets. Each of these Rule 3a-7 subsidiaries is subject to an indenture (or similar transaction documents) that contains specific guidelines and restrictions limiting the discretion of the subsidiary and its collateral manager. In particular, these guidelines and restrictions prohibit the Rule 3a-7 subsidiary from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes. Thus, a Rule 3a-7 subsidiary cannot acquire or dispose of assets primarily to enhance returns to the owner of the equity in the subsidiary; however, subject to this limitation, sales and purchases of assets may be made so long as doing so does not violate guidelines contained in the Rule 3a-7 subsidiary’s relevant transaction documents. A Rule 3a-7 subsidiary generally can, for example, sell an asset if the collateral manager believes that its credit quality has declined since its acquisition or that the credit profile of the obligor will deteriorate and the proceeds of permitted dispositions may be reinvested in additional collateral, subject to fulfilling the requirements set forth in Rule 3a-7 under the Investment Company Act and the subsidiary’s relevant transaction documents. As a result of these restrictions, our Rule 3a-7 subsidiaries may suffer losses on their assets and we may suffer losses on our investments in those subsidiaries.

Although we expect to operate in a manner such that we do not meet the definition of an investment company under Section 3(a)(1), we may also seek to rely on Section 3(c)(6) of the Investment Company Act, which excepts from the definition of investment company any holding company primarily engaged, directly or through majority-owned subsidiaries, in one or more businesses described in Sections 3(c)(3), 3(c)(4), and 3(c)(5) (from which not less than 25% of the holding company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6). To the extent that we sought to rely on Section 3(c)(6) as opposed to Section 3(a)(1), we would monitor the assets and income of our subsidiaries that rely on Sections 3(c)(5)(A), 3(c)(5)(B), or 3(c)(5)(C) to determine compliance with the Section 3(c)(6) exclusion. In order to rely on Section 3(c)(6), we would need to ensure that we were primarily engaged in businesses described in Sections 3(c)(3), 3(c)(4), and 3(c)(5), which would potentially limit our ability to pursue other business opportunities that fall outside of Sections 3(c)(3), 3(c)(4), and 3(c)(5) of the Investment Company Act.

To avoid being required to register us or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, and particularly if we seek to rely on the exception from the definition of investment company set forth in Section 3(c)(6) described above, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired, or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and that would be important to our business strategy.

If we become obligated to register as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act, imposing, among other things: limitations on capital structure; restrictions on specified investments; prohibitions on transactions with affiliates; and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Further, to ensure that we are not deemed to be an investment company, we may be required to materially restrict or limit the scope of our operations or plans. Before determining whether to acquire an Asset-Backed Finance Asset, we will analyze both (i) the status of the Asset-Backed Finance Asset under the Investment Company Act and (ii) the potential effect of such Asset-Backed Finance Asset on the status of our wholly-owned or majority-owned subsidiary that would directly own the Asset-Backed Finance Asset. Additionally, we analyze the Investment Company Act status of our wholly-owned and majority-owned subsidiaries on an ongoing basis to make sure that we satisfy the 40% Test. A change in the value of our assets could cause us to fall within the definition of “investment company” inadvertently, and negatively affect our ability to maintain an exclusion from regulation under the Investment Company Act. As described above, in such a situation we would seek to rely on the exception from the definition of investment company set out in Section 3(c)(6) of the Investment Company Act. To avoid being required to register as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire assets that we might not otherwise have acquired, or may have to forgo opportunities to acquire interests in Asset-Backed Finance Assets that it would otherwise want to acquire and that would be important to our business strategy (particularly if we were to rely on Section 3(c)(6) of the Investment Company Act).

Our LP Agreement eliminates certain duties, including fiduciary duties. The LP Agreement will contain provisions that, subject to applicable law, reduce, modify, eliminate or replace the fiduciary duties that an Indemnified Party would otherwise owe to us, the Series, and the Shareholders. For example, the LP Agreement may provide that whenever the Operating Manager or the Board (or any committee thereof) makes a determination or takes or declines to take any other action, or any affiliate of the Operating Manager causes the Operating Manager to do so, in its capacity as the Operating Manager as opposed to in its individual capacity, whether under our LP Agreement or any other agreement, then, unless another express lesser standard is provided for in our LP Agreement, the Operating Manager, the Board or such committee or such affiliates causing the Operating Manager to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties or standards (including fiduciary duties or standards) imposed by our LP Agreement any other agreement contemplated thereby or under any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of our LP Agreement if the person or persons making such determination or taking or declining to take such other action subjectively believes that the determination or other action or inaction is in, or not adverse to, the best interests of us. In addition, the LP Agreement is expected to provide that when the Operating Manager or its directors, employees or affiliates makes a determination or takes or declines to take any other action, or any of its affiliates causes it to do so, in its individual capacity as opposed to in its capacity as Operating Manager, whether under our LP Agreement or any other agreement contemplated thereby or otherwise, then the Operating Manager or its directors, officers or affiliates, or such affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to us, the Series, any Shareholder or any other person bound by the LP Agreement, and the Operating Manager and its directors, officers and affiliates, or such affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by our LP Agreement, any other agreement contemplated thereby or under any other law, rule or regulation or at equity, and the person or persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion.

Our LP Agreement is expected to permit Indemnified Parties to engage in other business or activities, including those that might compete directly with us. Our LP Agreement is expected to provide that, notwithstanding any other provision thereof or any duty that would otherwise exist at law or in equity, each of the Indemnified Parties may engage in or possess an interest in any other business or venture of any kind, independently or with others, on its own behalf or on behalf of other entities with which any of the Indemnified Parties is affiliated or otherwise, and each of the Indemnified Parties may engage in any such activities, whether or not competitive with us, the Series, any affiliate of us or any affiliate of the Series, without any obligation to offer any interest in such activities to us, the Series, an affiliate of us, an affiliate of the Series, or to any Shareholder, and the pursuit of such activities, even if competitive with the business of us, the Series, an affiliate of us or an affiliate of the Series shall not be deemed wrongful or improper or the breach of our LP Agreement or of any duty otherwise existing hereunder, at law, in equity or otherwise.

These contractual standards replace the fiduciary duties to which such persons would otherwise be held under common law.

The above modifications and replacements of fiduciary duties are expressly permitted by Delaware law. Hence, we and holders of our Shares will only have recourse and be able to seek remedies against the Indemnified Parties if the Indemnified Parties breach their obligations pursuant to the LP Agreement or any implied contractual covenant of good faith and fair dealing owed to us or the Shareholders. Unless an Indemnified Party breaches their obligations pursuant to the LP Agreement or any implied contractual covenant of good faith and fair dealing owed to us or the Shareholders, we and holders of our Shares will not have any recourse against such any Indemnified Party even if such Indemnified Party were to act in a manner that was inconsistent with traditional fiduciary duties.

The LP Agreement is expected to include a jury trial waiver that could limit the ability of our Shareholders to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LP Agreement or our business or affairs. The LP Agreement is expected to contain a provision pursuant to which Shareholders waive and release their respective rights to a trial by jury in any action or proceeding arising out of or relating to the LP Agreement, or the transactions contemplated thereby. This jury trial waiver does not apply to any claim or cause of action arising out of or relating to the U.S. federal securities laws. Any person who becomes a Shareholder of us as a result of a transfer or assignment of Shares, including any purchasers in a secondary transaction, would become subject to the terms of the LP Agreement, including the waiver of jury trial provisions.

If we opposed a jury trial demand based on the jury trial waiver, the appropriate court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law, including in respect of U.S. federal securities laws claims.

This waiver of jury trial provision may limit the ability of a shareholder of us to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LP Agreement or our business or affairs, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the waiver of jury trial provision contained in the LP Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action, which could harm our business, operating results and financial condition.

The LP Agreement is expected to designate the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state courts in the State of Delaware or the United States District Court for the District of Delaware, and any appellate court thereof, as applicable, as the sole and exclusive forums for certain types of actions and proceedings that may be initiated by shareholders, which could limit our Shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, members, managers, officers or other employees or their affiliates. As permitted by the LP Act, the LP Agreement is expected to provide that, subject to certain exceptions, the Court of Chancery of the State of Delaware is the exclusive forum for any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the LP Agreement or the transactions contemplated thereby, including any claim or cause of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to the negotiation, execution or performance of the LP Agreement including any claim (A) related to a representation or warranty made in connection with the LP Agreement, (B) brought on behalf of the Partnership or the Series, (C) asserting breach of a duty, owed by any current or former Director, officer, employee, Operating Manager, member or Shareholder of the Partnership or the Series, (D) arising pursuant to any provision of the LP Act or the LP Agreement or (E) governed by the internal affairs doctrine or, if such court lacks jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, the other courts of the State of Delaware or the United States District Court for the State of Delaware, and any appellate court thereof. This provision of the LP Agreement is not expected to provide exclusive jurisdiction to the Court of Chancery of the State of Delaware or any other state court in the State of Delaware where such court does not have jurisdiction, such as actions or proceedings brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Also, this provision of the LP Agreement is not expected to apply to actions or proceedings that do not arise out of or are unrelated to the LP Agreement or the transactions contemplated thereby (including any claim (A) related to a representation or warranty made in connection with the LP Agreement, (B) brought on behalf of the Partnership or the Series, (C) asserting a breach of a duty, owed by any current or former Director, officer, employee, Operating Manager, member or Shareholder of the Partnership or the Series, (D) arising pursuant to any provision of the LP Act or the LP Agreement or (E) governed by the internal affairs doctrine).

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the LP Agreement is expected to provide that, unless the Partnership consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may have the effect of increasing shareholders’ difficulty in bringing claims against us or our directors, members, managers, officers or employees or their affiliates, potentially increasing the costs associated with bringing such claims and discouraging such claims. Any such provision in the Partnership’s LP Agreement remains subject to any related substantive requirements under the Securities Act.

In connection with the submission to such courts in an appropriate action or proceeding, the LP Agreement is expected to provide that each shareholder waives any objection to venue in such courts and defense of inconvenient forum to the maintenance of such action or proceeding in such courts, in each case, to the fullest extent permitted by applicable law. Shareholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of the forum selection provisions in the LP Agreement. Furthermore, the validity of the Partnership’s forum selection provision could be challenged and a court could rule that such provision is inapplicable or unenforceable. If a court were to find the Partnership’s forum selection provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Partnership may incur additional costs associated with resolving such matters in other jurisdictions and the Partnership may not obtain the benefits of limiting jurisdiction to the courts selected.

Any person or entity purchasing or otherwise acquiring any interest in Shares of the Partnership will be deemed to have notice of and consented to the forum provisions in the LP Agreement. Moreover, this choice of forum provision may limit a Shareholder’s ability to bring a claim in a judicial forum that the Shareholder finds favorable for disputes with the Partnership or the Series or any of the Partnership’s or the Series’ directors, officers, members, managers, other employees or shareholders or their affiliates, which may discourage lawsuits with respect to such claims.

We may purchase investments through “cross-trades” with affiliates. The Operating Manager or its affiliates may engage in transactions in which it causes us to purchase securities or other instruments from, or sell securities or other instruments to, Other Monroe Clients (as defined below), so called “cross-trades,” for other reasons as may arise from time to time, including to acquire or dispose of Affiliated Residual Investments (as defined below). See Item 7 “Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest” below. The Operating Manager and/or its affiliates will not take brokerage commissions or otherwise be compensated for effecting these cross-trades. The Operating Manager intends that cross-trades will reflect the fair market value of the security or other instrument being purchased or sold as determined by the Operating Manager and/or its affiliates in accordance with the Operating Manager’s policies and procedures (in the case of Affiliated Residual Investments, as determined by one or more independent valuation agents appointed by the Operating Manager). Prior to effecting any cross-trade, the Operating Manager will make a good faith determination that the transaction is in our interests and the other participating client account.

We may be subject to certain conflicts of interest. Conflicts of interest will arise if we participate as a sponsor or purchaser of interests of Asset-Backed Finance Assets in which other Monroe Clients or affiliates also participate. These conflicts may not be resolved in a way that is beneficial to us. See Item 7. “Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest” below.

Item 2.	Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Partnership was formed as a Delaware limited partnership on January 6, 2026. The Certificate of Formation of the Partnership contains notice of the limitation of liabilities of the Series in conformity with Sections 17-218(b) and Section 17-221(c) of the LP Act. The Partnership has no operating history and was formed to acquire, control and manage Asset-Backed Finance Assets.

Basis of Presentation

Our financial statements will be prepared in accordance with U.S. generally accepted accounting principles, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties. Our financial statements will be prepared using the accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services-Investment Companies, or ASC Topic 946.

Revenues

We plan to generate revenues primarily through the interest income of the Asset-Backed Finance Assets held through our subsidiaries and to a lesser extent strategic opportunities in Asset-Backed Finance Assets, which may consist of net realized gains or losses and net change in unrealized appreciation or depreciation of Asset-Backed Finance Assets.

Expenses

The below description of expenses will apply with respect to the Series.

Management Fee

We will pay the Operating Manager a management fee (the “Management Fee”). The Management Fee is payable monthly in arrears in an amount equal to (i) 1.00% per annum of the month-end total assets attributable to the Standard Fee Class Shares, (ii) 0.80% per annum of the month-end total assets attributable to the Founder Share Class II Shares and (iii) 0.70% per annum of the month-end total assets attributable to the Founder Share Class III Shares. The Operating Manager or an affiliate may rebate, waive or reduce the Management Fee charged to certain Shareholders and/or certain Share classes at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the Shareholder or by way of rebate to the relevant Shareholder’s account. The Management Fee may alternatively, in the discretion of the Operating Manager, instead be paid in whole or in part by our subsidiaries, in which case it shall result in a change in the cash or retained earnings of such subsidiaries.

Selling Commissions and Ongoing Distribution and Servicing Fees

Participating broker-dealers will be entitled to receive selling commissions of up to 3.50% of the transaction price of each Standard Fee Class-S Shares, Founder Share Class II-S Shares and Founder Share Class III-S Shares. Participating broker-dealers will receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate transactional NAV of our outstanding Standard Fee Class-S Shares, Founder Share Class II-S Shares and Founder Share Class III-S Shares. There will not be a combined annual distribution fee and shareholder servicing fee or upfront selling commission with respect to the Standard Fee Class-I Shares, Founder Share Class II-I Shares and Founder Share Class III-I Shares.

Monroe Shares will not incur any upfront selling costs or ongoing servicing costs.

Performance Fee

So long as the Operating Agreement has not been terminated, the Operating Manager will be entitled to receive a performance fee (the “Performance Fee”) equal to (i) 15.00% of the Total Return with respect to Standard Fee Class Shares, (ii) 12.00% of the Total Return with respect to Founder Share Class II Shares and (iii) 10.50% of the Total Return with respect to Founder Share Class III Shares and Class E-W Shares, in each case subject to a 6.00% Hurdle Amount and a High Water Mark with respect to such class of Shares, with a Catch-Up (each term as defined below). Such fee will accrue and be paid quarterly. The Performance Fee will not be paid on Class E Shares, and as a result, it is an expense specific only to certain Investor Shares and Class E-W Shares at the rates specified herein, which will result in the dilution of Investor Shares and Class E-W Shares in proportion to the fees charged to different classes of Investor Shares and Class E-W Shares.

Specifically, the Operating Manager will be entitled to receive a Performance Fee in an amount equal to:

•	First, if the Total Return with respect to Standard Fee Class Shares, Founder Share Class II Shares, and Founder Share Class III Shares for the applicable period exceeds the sum, with respect to such relevant class of Shares, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (as defined below) (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Operating Manager with respect to such class of Shares equals (i) 15.00% (with respect to Standard Fee Class Shares), (ii) 12.00% (with respect to Founder Share Class II Shares), and (iii) 10.50% (with respect to Founder Share Class III Shares and Class E-W Shares) of the sum of (x) the Hurdle Amount with respect to such class of Shares for that period and (y) any amount allocated to the Operating Manager with respect to such class of Shares pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, (i) 15.00% (with respect to Standard Fee Class Shares), (ii) 12.00% (with respect to Founder Share Class II Shares), and (iii) 10.50% (with respect to Founder Share Class III Shares and Class E-W Shares) of such remaining Excess Profits.

“Total Return” with respect to any Shares for any period since the end of the prior calendar year shall equal the sum of:

•	all distributions accrued or paid (without duplication) on such Shares plus

•	the change in aggregate transactional NAV of such Shares since the beginning of the year, before giving effect to (w) applicable taxes for the year, (x) changes resulting solely from the proceeds of issuances of additional Shares, (y) any fee/accrual to the Performance Fee and (z) applicable combined annual distribution fee and shareholder servicing fee expenses (including any payments made to us for payment of such expenses) allocable to such Shares.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the transactional NAV of any relevant Shares issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Shares.

“Hurdle Amount” with respect to any Shares means, for any period during a calendar year, that amount that results in a 6.00% annualized Total Return on the transactional NAV of such Shares outstanding at the beginning of the then-current calendar year and such Shares issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Shares and all issuances of any such Shares over the period and calculated in accordance with recognized industry practices. The ending transactional NAV of such Shares used in calculating the Total Return will be calculated before giving effect to any fee/accrual to the Performance Fee and applicable combined annual distribution fee and shareholder servicing fee expenses and applicable taxes; provided that the calculation of the Hurdle Amount for any period will exclude any such Shares redeemed during such period, which Shares will be subject to the Performance Fee upon redemption.

“Loss Carryforward Amount” with respect to any Shares shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return with respect to such Shares and decrease by any positive annual Total Return with respect to such Shares; provided that each Loss Carryforward Amount shall at no time be less than zero; provided, further that the calculation of each Loss Carryforward Amount will exclude the Total Return related to any relevant Shares redeemed during such year, which Shares will be subject to the Performance Fee upon redemption. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Fee. This is referred to as a “High Water Mark.”

Organizational and Offering Expenses

We and the Series will incur organizational and offering expenses in connection with the formation and organization of the Partnership and the Series, and the offering of Shares to investors, including legal, accounting, printing, mailing and filing fees and expenses, taxes, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design, website and electronic database expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging and meals and other similar fees, costs and expenses but excluding upfront selling commissions and the combined annual distribution fees and shareholder servicing fees (collectively, the “Organizational and Offering Expenses”).

Operating Expenses

Each class of Shares will pay or otherwise bear its proportionate portion of the payments, fees, costs, expenses and other liabilities (for the avoidance of doubt, including any applicable value-added tax) or obligations resulting from, related to, associated with, arising from or incurred in connection with the Series and class of Shares and, more generally, our operations (collectively, “Operating Expenses”), as such items are more fully described in the Operating Agreement and Administration Agreement.

Partnership Expense Support and Conditional Reimbursement of the Operating Manager

We have entered into an expense support and conditional reimbursement agreement with the Operating Manager and Administrator pursuant to which each of the Operating Manager and the Administrator may elect to pay certain of our expenses, including certain Organizational and Offering Expenses on our behalf (each, an “Expense Support”).

Following any calendar month in which the Specified Expenses (as defined below) are below 1.00% of our net assets on an annualized basis, we shall reimburse the Operating Manager and Administrator, fully or partially, for the Expense Supports, but only if and to the extent that Specified Expenses plus any Reimbursement Payment (as defined below) do not exceed 1.00% of our net assets at the end of each calendar month on an annualized basis, until such time as all Expense Supports made by the Operating Manager and Administrator to us within five years prior to the last business day of such calendar month have been reimbursed; provided, however, if the Operating Manager and the Administrator are to only receive partial repayment of Expense Supports, they shall be paid in proportion to the Expense Supports outstanding of each entity relative to the aggregate outstanding Expense Supports. Any payments required to be made by us in the prior sentence shall be referred to as a “Reimbursement Payment.”

“Specified Expenses” means all expenses incurred in our business with the exception of (i) the Management Fee, (ii) the Performance Fee, (iii) our combined annual distribution fees and shareholder servicing fees and the special purchase vehicles, (iv) the distribution and servicing fees (including selling commissions), (v) expenses related to any investments acquired by us and a special purchase vehicle, including, without limitation, brokerage costs or other acquisition-related out-of-pocket expenses (regardless of whether the transactions are consummated), (vi) ordinary corporate operating expenses of the Partnership and special purchase vehicles, (vii) interest expenses, commitment fees, or other expenses related to any leverage incurred by us, (viii) taxes, (ix) certain insurance costs, (x) Organizational and Offering Expenses, (xi) certain non-routine items (as determined in the sole discretion of the Operating Manager) and (xii) extraordinary expenses (as determined in the sole discretion of the Operating Manager).

Hedging

We and/or our operating subsidiaries expect to employ hedging in support of financing techniques or that is designed to reduce the risks of adverse movements in interest rates, securities prices, commodities prices and currency exchange rates, as well as other risks. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks, including counterparty default, convergence and other related risks. Thus, while we and/or our operating subsidiaries may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, commodities prices or currency exchange rates or other events related to hedging activities could result in a poorer overall performance for us and/or our operating subsidiaries had not entered into such hedging transactions.

Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) any financing arrangements we may enter into in the future and (iii) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) acquisition of Asset-Backed Finance Assets, (ii) the cost of operations (including the Management Fee and Performance Fee), (iii) debt service of any borrowings, and (iv) periodic redemptions, including under the Redemption Program.

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

Item 3.	Properties

Our corporate headquarters are located at 155 North Wacker Drive, 35th Floor, Chicago, IL 60606, and are provided by the Operating Manager. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

We have not yet commenced commercial activities.

Item 5.	Directors and Executive Officers

Overall responsibility for the Partnership’s and the Series’ oversight rests with the Board of Directors, which will be delegated this authority by the General Partner. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, any committee of the Board, our officers or the Operating Manager. The Board will consist of four members, two of whom are expected to be independent directors, as determined by the General Partner consistent with the independence tests set out in Section 303A.02 of the New York Stock Exchange Listed Company Manual, or any other policy determined by the General Partner. The independent directors will be unaffiliated with the Partnership or Monroe. The General Partner may remove directors or appoint additional directors to the Board from time to time. Our General Partner elects the Partnership’s executive officers, who serve at the discretion of the General Partner, or may delegate this authority to our Board, when appointed.

Board of Directors and Executive Officers

The following individuals are expected to be appointed as members of the Board and/or executive officers, as applicable, as set forth below:

Name	Year of Birth	Position	Position Held Since
BOARD OF DIRECTORS
Kyle Asher	1985	Chair of the Board	2026
Aaron Peck	1970	Director	2026
Howard Wietschner	1967	Independent Director	2026
Laura Elliott	1966	Independent Director	2026

EXECUTIVE OFFICERS
Kyle Asher	1985	Chief Executive Officer	2026
Aaron Peck	1970	Chief Financial Officer	2026
Ronald Holinsky	1970	Chief Legal Officer and Secretary	2026

Each director will hold office until his or her disability, death, resignation, removal or disqualification. The address for each of our directors is c/o Monroe Capital Asset-Backed Finance Company, LP, 155 North Wacker Drive, 35th Floor, Chicago, IL 60606.

Each executive officer holds office at the pleasure of the Board and the General Partner until his or her successor is duly appointed and qualified or until their earlier disability, death, resignation or removal or as the Board or the General Partner otherwise determines in its sole discretion.

Biographical Information

Directors

Our directors have been divided into two groups; independent directors and non-independent directors.

Non-Independent Directors

Kyle Asher. Since 2018, Mr. Asher has served as Managing Director, Co-Head and Co-Portfolio Manager, Alternative Credit Solutions at Monroe Capital, LLC (“Monroe”). In his current role, he is responsible for deal origination, structuring, and portfolio management, as well as overseeing the alternative credit business and its team. As part of the alternative credit business, Mr. Asher also co-leads Monroe’s investments in real estate, specialty finance and corporate special situations and is a member of Monroe’s Investment Committee and a Co-Chair of Monroe’s Strategic Planning Committee. Mr. Asher joined Monroe in 2009. Between 2009 and 2018, he served in various capacities across the Monroe platform in underwriting, workouts, origination, and strategy. Mr. Asher has over 18 years of investment experience and has led the underwriting of over $5 billion of debt and equity transactions, across a variety of ABF, opportunistic and real estate investments. Since 2026, Mr. Asher has served as the Chief Financial Officer of Monroe Capital Credit Real Estate Income Trust. Prior to joining Monroe, he was an Analyst with Chicago-based Calder Capital Partners, a direct and fund-of-funds private equity firm partly owned by Goldman Sachs and Ares Capital (formerly Allied Capital), where he performed due diligence on various direct and fund-of-fund investments, sourced transactions and assisted in capital raising. Mr. Asher began his career as an Equity Analyst for MindShare Capital, an institutional money manager where he focused on the valuation and trading patterns of small-cap growth companies. Mr. Asher earned his M.B.A. in Finance and International Business from Northwestern University and his B.A. in Philosophy and Political Science from Northwestern University.

Aaron Peck. Mr. Peck joined Monroe Capital, LLC (“Monroe”) in 2012, serving in various roles of increasing responsibility. Since 2017, Mr. Peck has served as Managing Director and Co-Head and Co-Portfolio Manager, Alternative Credit Solutions of Monroe.  In his current role, he is responsible for deal origination, structuring, and portfolio management, as well as overseeing the alternative credit solutions business and its team. As part of the alternative credit solutions business, Mr. Peck co-leads Monroe’s investments in specialty finance, real estate, and corporate special situations. He is also a member of Monroe’s Investment Committee.  Since 2026, Mr. Peck also serves as a trustee and a Chief Executive Officer of Monroe Capital Credit Real Estate Income Trust. From 2012 to June 2022, Mr. Peck also served as director of Monroe Capital Corporation, a publicly traded business development company, trading on the Nasdaq Global Select Market under the ticker symbol MRCC, as well as MRCC’s Chief Financial Officer, Chief Investment Officer, Corporate Secretary. From 2012 to January 2022, Mr. Peck also previously served as Chief Financial Officer, Chief Investment Officer and Corporate Secretary of Monroe Capital Income Plus Corporation, a business development company. Mr. Peck has over 30 years of experience in credit, lending, high yield, distressed credit and public company operations and investor relations. From 2002 to 2003 and from 2004 to June 2011, Mr. Peck worked in various capacities at Deerfield Capital Management LLC, including serving as its Co-Chief Investment Officer and as Managing Director of its Middle Market Lending Group. He also helped establish and served as chief portfolio manager for Deerfield Capital Corp. (f/k/a Deerfield Triarc Capital Corp.), a publicly-traded, externally-managed specialty finance hybrid mortgage real estate investment trust. For Deerfield Capital Corp., Mr. Peck was the primary point of contact for institutional and retail investors, equity research analysts, investment bankers and lenders. Mr. Peck also served as a member of Deerfield Capital’s Executive Committee, Investment Committee and Risk Management Committee. From 2003 to 2004, Mr. Peck served as Senior Director of AEG Investors LLC and led the company’s efforts in acquiring distressed middle market loans. From 2001 to 2002, Mr. Peck was a senior research analyst at Black Diamond Capital Management LLC. Prior to that, Mr. Peck worked in leveraged credit at several investment firms including Salomon Smith Barney, Merrill Lynch, ESL Investments and Lehman Brothers. Mr. Peck received his B.S. in commerce from the University of Virginia, McIntire School of Commerce and received a M.B.A. with honors from the University of Chicago, Graduate School of Business.

Independent Directors

Howard Wietschner. Mr. Wietschner is expected to serve as an independent director of MAB.  Mr. Wietschner is a private investor and former Partner at Goldman Sachs, where he spent nearly two decades advising leading alternative asset managers. He joined the firm in 1994 and retired in 2012 as Head of the Hedge Fund Industry Group, where he led strategic advisory and capital markets initiatives for hedge funds and other alternative investment firms. During his tenure, Mr. Wietschner also held senior leadership roles across sales, trading, and underwriting, and was named Managing Director in 2000 and Partner in 2002. Prior to Goldman Sachs, Mr. Wietschner practiced law at Weil, Gotshal & Manges. Since retiring, he has been an active private investor across a diverse range of asset classes, including multi-manager investment portfolios, multifamily real estate, alternative credit platforms, venture capital, and sports-related investments. He has also participated in the formation, structuring, and strategic development of lending platforms. Mr. Wietschner earned his J.D. from Fordham University School of Law and his BA in economics from Yeshiva University. Mr. Wietschner brings deep experience in capital markets, finance, and strategic growth.

Laura Elliott. Ms. Elliott is expected to serve as an independent director of MAB. Since 1999, Ms. Elliott has been Co-Founder and President of InspereX, originally launched as Incapital, a leading capital markets distribution platform spanning fixed income, structured products, ETFs, managed solutions, insurance products, and private markets. As President of InspereX, she focuses on strategic initiatives, business development, partner relationships, and regulatory engagement, working across clients, trading platforms, and market participants to align issuer needs with evolving investor demand and market structure dynamics. She has three decades of experience in sales management, capital markets, syndicate, strategic relationship management, distribution, risk oversight, marketing, and the start-up/build-out process for investment banks, brokerage firms, banks, and RIAs. Since 2011, Ms. Elliott also serves on the executive board of the Bond Dealers of America (“BDA”), chairs the BDA’s Retail Fixed Income Committee, and is a member of its Council on Bond Market Structure, contributing to discussions on market structure, legislative policy, and regulation. She is also a long-time participant in the Securities Industry and Financial Markets Association Retail Fixed Income Forum and a member of the Women’s Syndicate Association and the Security Traders Association of Chicago. From 1996 to 1999, she served as Syndicate Manager at ABN AMRO, where she was responsible for dealer relationships for the GMAC SmartNotes program. From 1988 to 1996, she was at Mesirow Financial, where she held roles in compliance, retail and institutional sales, and high-yield trading. Ms. Elliott earned her B.S. in education from the University of Alabama and currently serves on the executive committee of the President’s Cabinet at the university.

Executive Officers

Kyle Asher. Mr. Asher is expected to serve as the Chief Executive Officer and the Chair of the Board of the Partnership. See Item 5. “Directors and Executive Officers—Board of Directors and Executive Officers—Biographical Information—Directors” above for Mr. Asher’s biography.

Aaron Peck. Mr. Peck is expected to serve as the Chief Financial Officer and a director of the Partnership. See Item 5. “Directors and Executive Officers—Board of Directors and Executive Officers—Biographical Information—Directors” above for Mr. Peck’s biography.

Ronald Holinsky. Mr. Holinsky is expected to serve as the Chief Legal Officer and Secretary of MAB. He has also served as Chief Legal Officer, Regulated Funds & Head of Operational Risk of Monroe Capital since December 2025 and as Chief Compliance Officer of Monroe Capital, LLC since January 2026. He is responsible for legal and regulatory matters regarding Monroe Capital’s regulated funds and management of the Monroe Capital’s compliance and operational risk functions. Mr. Holinsky has nearly 30 years of experience in legal, governance, compliance, regulatory, distribution, operational, and administrative matters for funds, advisory firms, broker-dealers, and insurance companies. Prior to joining Monroe, Mr. Holinsky held various roles at Lincoln Financial from 2013 to 2025, including Senior Vice President & Chief Counsel, Funds & Investments and as Chief Legal Officer & Secretary for the Lincoln Financial Funds and Lincoln Financial Investments. He was responsible for legal, compliance, and governance matters for registered funds and advisory affiliates, as well as corporate and insurance investments. Prior to Lincoln, from 2004 to 2013, he served in various in-house legal and compliance roles at Janney Montgomery Scott and Legg Mason, Inc. Mr. Holinsky also served as a Senior Associate with K&L Gates, from 2001 to 2004, and started his investment management career as a Senior Counsel with the U.S. Securities and Exchange Commission from 1997 to 2000. Mr. Holinsky earned his J.D. from University of Baltimore School of Law and his B.S.B.A. in Finance from West Virginia University. He is a member of the District of Columbia, Maryland, and Pennsylvania bars, holds FINRA Series 24 and 7 licenses, and earned certifications in corporate governance, executive influence, and private equity from the University of Pennsylvania’s Wharton Executive Education program.

Acquisition Committee

The Board is expected to establish the Acquisition Committee to make significant capital allocation decisions based on recommendations proposed by the Operating Manager. The Acquisition Committee is responsible for (i) approving or rejecting material recommendations made by the Operating Manager, including in respect of all Asset-Backed Finance Assets, (ii) overseeing the ongoing performance of assets on a periodic basis and (iii) delegating the power to make decisions (including diligence decisions, decisions relating to smaller or strategic transactions, decisions relating to transactions involving material non-public information and decisions relating to the engagement of consultants, law firms and other service providers), and/or recommendations relating thereto, to a subset of the committee and/or other officers in its discretion. The composition, structure and/or operations of the Acquisition Committee may change from time to time (or we may cease to have the Acquisition Committee or a similar committee), each without the consent of or notice to the Shareholders.

The Acquisition Committee will initially include Aaron Peck and Kyle Asher. The senior team of asset and company management professionals, including with respect to membership on the Acquisition Committee, may be adjusted by the Board at its sole discretion without notice to the Shareholders.

Kyle Asher. Mr. Asher is expected to serve as the Chief Executive Officer and the Chair of the Board of the Partnership and a member of the Acquisition Committee. See Item 5. “Directors and Executive Officers—Board of Directors and Executive Officers—Biographical Information—Directors” above for Mr. Asher’s biography.

Aaron Peck. Mr. Peck is expected to serve as the Chief Financial Officer and a director of the Partnership and a member of the Acquisition Committee. See Item 5. “Directors and Executive Officers—Board of Directors and Executive Officers—Biographical Information—Directors” above for Mr. Peck’s biography.

Committees

The Board will form an Audit Committee comprised solely of independent directors and may form additional committees, ad hoc committees or working groups in the future.

Audit Committee

The primary purpose of the Audit Committee will be to assist the Board in overseeing and monitoring (i) the integrity of our financial statements and other financial information provided by us to our Shareholders, the public and others, (ii) our compliance with legal and regulatory requirements and (iii) the qualifications, independence and performance of our independent auditor. In addition, transactions and other matters that present a material conflict of interest for us will be subject to the review and approval of a majority of the non-interested members of the Board or a duly-appointed committee thereof, which initially will be the Audit Committee that is composed entirely of independent directors.

The Board will appoint two independent directors to serve on the Audit Committee. Each of the members of the Audit Committee will meet the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and New York Stock Exchange rules applicable to audit committees and corporate governance. The Board will determine whether the two independent directors qualify as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The General Partner may appoint additional directors to, or remove directors from, the Board and the Audit Committee from time to time.

Executive Officers

The Partnership’s executive officers (through a delegation of authority from the Board) or, in certain cases, the Board or a committee thereof, will be responsible for making capital allocation decisions proposed by the Operating Manager and overseeing the management of the Partnership.

Operating Manager

Pursuant to the terms of the Operating Agreement, the Operating Manager, a wholly-owned subsidiary of Monroe that is an investment adviser registered with the SEC under the Advisers Act manages us on a day-to-day basis and provides certain management, administrative and advisory services to us related to funding, financing and structuring our assets.

Item 6.	Executive Compensation

(a)	Compensation of Executive Officers

We do not currently have any employees. Our corporate senior management team will be comprised of Partnership officers, who are employees of Monroe that are assigned or seconded to the Partnership. We may also engage other personnel which may be supplied by the Operating Manager, its affiliates, or may be directly hired by us or one or more of our subsidiaries. Services necessary for our business will generally be provided by individuals who are employees of the Operating Manager, or its affiliates, pursuant to the terms of the Operating Agreement and Administration Agreement, as applicable. Our day-to-day business operations will be managed by the Operating Manager. Most of the services necessary for the sourcing and administration of our portfolio are provided by investment professionals employed by the Operating Manager or its affiliates. Certain risks and potential conflicts exist as a result of our receiving services from the Operating Manager and its affiliates and not having any full-time employees. See Item 7. “Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest.”

Our executive officers may receive compensation from us in the form of Class E Shares but will not otherwise receive direct compensation from us. We will reimburse the Operating Manager and/or their affiliates for Partnership expenses incurred on our behalf, which can include the compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the Operating Manager and/or their affiliates in performing administrative and/or accounting services for the Partnership or any Asset-Backed Finance Asset (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Partnership). See “Item 1. Business—Operating Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

(b)	Compensation of Directors

Our directors who are not independent directors may receive compensation from us in the form of Class E Shares but will not otherwise receive direct compensation from us. We expect to pay each independent director: (i) an annual retainer fee of $100,000, payable in cash, and (ii) an additional annual fee of $10,000 per year, payable in cash, for the chair of the Audit Committee, in all cases to be pro-rated for any partial year and paid on a quarterly basis. We are also authorized to pay the reasonable out-of-pocket expenses of each independent director incurred by such director in connection with the fulfillment of his or her duties as an independent director.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

Operating Agreement

Prior to accepting subscriptions for Shares of unaffiliated investors, the Partnership and the Operating Manager will enter into the Operating Agreement pursuant to which the Operating Manager is entitled to receive the Management Fee and Performance Fee. See Item 1. “Business—Compensation of the Operating Manager—Management Fee” and Item 1 “Business—Compensation of the Operating Manager—Performance Fee” for additional information.

Potential Conflicts of Interest

Monroe provides investment management services to other Monroe clients, and Monroe and/or such Monroe clients will have one or more strategies that overlap or conflict with ours. The employment by Monroe of conflicting strategies for other Monroe clients could adversely affect the prices and availability of the securities and other assets which we acquire.

We and Monroe have established policies and procedures to address some types of conflicts, if and when required by or otherwise consistent with the LP Agreement, by seeking the approval of a committee of the Board consisting of independent directors, which will initially be the Audit Committee. In most cases, however, the resolution of the conflict will depend entirely on the exercise of Monroe’s discretion in light of the relevant facts and circumstances at the time, including the immediate and long-term interests of the relevant Monroe clients, including us, Monroe and their respective assets, as applicable. The specific weight ascribed to each of the relevant factors is a subjective judgment about which reasonable people may differ, and such judgments will remain in Operating Manager’s complete discretion. For the avoidance of doubt, Monroe is not required to and generally does not expect to seek Board or Shareholder approval to manage the conflicts of interest described in the memorandum of the Partnership or other potential conflicts of interest that may arise from time to time unless required by applicable law, the LP Agreement or the Operating Agreement. Furthermore, any prohibition or restriction contained in the LP Agreement will apply only at our and the Series level and will not apply to any transaction by an asset or among assets. There is no guarantee that the policies and procedures adopted by us, the terms of LP Agreement, the terms and conditions of the Operating Agreement or the policies and procedures adopted by the Operating Manager, Monroe and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest.

General. Investors should be aware that there will be situations where the Operating Manager and its affiliates may encounter potential conflicts of interest in connection with our activities. The following discussion enumerates certain potential and actual conflicts of interest between the Operating Manager and its affiliates on the one hand, and us or the Shareholders on the other. By acquiring an interest in us, each Shareholder will be deemed to have acknowledged the existence of such actual and potential conflicts of interest and to have waived any claim with respect to the existence of such actual and potential conflicts of interest.

We are subject to conflicts of interest arising out of our relationship with Monroe, including the Operating Manager and its affiliates. Additionally, the compensation arrangements of the Operating Manager or its affiliates and their personnel (including certain of their personnel who also serve as our officers and/or directors) could influence the Operating Manager’s services to us. We will establish policies and procedures, including the adoption of a Conflicts of Interest and Related Party Transactions Policy, consistent with the LP Agreement, that allows us to address some types of conflicts by seeking the approval of the Board or a committee of the Board consisting of directors who are “independent” pursuant to the independence test set out in Section 303 A.02 of the New York Stock Exchange Listed Company Manual, or is otherwise independent, as determined by the Board or the General Partner, in its sole discretion (“independent directors”), which initially will be the Audit Committee; provided that any transaction that is identified in the LP Agreement will be deemed to be approved by Shareholders. When the Audit Committee considers a matter, including those referred to it by the Operating Manager or an affected director or executive officer, where required by our Conflicts of Interest and Related Party Transactions Policy or applicable law, it will determine if the potential conflict is a related party transaction and, if so, if the resolution of the conflict is fair and reasonable to us. For example, transactions in which we are a participant and any “related party” (any of our directors, executive officers, shareholders beneficially owning greater than 5% of our voting securities, or immediate family members of any of the foregoing) has a direct or indirect material interest that is required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act, will be approved and/or ratified by the Board or by the Audit Committee or a committee appointed by the Board consisting solely of disinterested directors pursuant to our Conflicts of Interest and Related Party Transactions Policy. Any resolution or course of action by the Board, Operating Manager or its affiliates shall be (i) approved by a committee of independent directors; (ii) on terms which are, in the aggregate, no less favorable to us generally or a Series, as applicable, than those generally being provided to or available from unrelated third parties; (iii) fair and reasonable to us generally or a Series, as applicable, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us generally or a Series, as applicable; or (iv) approved by the vote of the limited partners owning a majority of the outstanding Investor Shares, excluding any Investor Shares owned by Monroe or any of its affiliates. Any directors who are involved in such transaction will be recused from all discussions and decisions by the Board, the Audit Committee or other applicable appointed committee.

Transactions with Affiliates. The Operating Manager and its affiliates may be entitled to receive cash and non-cash director’s fees, commitment fees, investment banking fees, financial consulting fees, break-up fees, termination fees, closing fees or other similar fees paid related to the origination, syndication and servicing of our portfolio investments received by the Operating Manager or any of its partners, affiliates or employees.

Future Affiliated Brokers. In the future, Monroe or its affiliates may establish one or more SEC registered broker-dealers (“Future Affiliated Brokers”). Future Affiliated Brokers will (or may) manage or otherwise participate in underwriting syndicates and/or selling groups with respect to the securities, loans and debt instruments or other financial products of portfolio companies, holding companies, co-investment vehicles and other controlled or non-controlled entities in or through which we, Other Monroe Clients or other third parties invest (including securities that are senior or junior within the capital structure of those held by us or Other Monroe Clients), including in respect of securities or other instruments of such portfolio companies in which the Partnership or Other Monroe Clients have not invested (each, a “Brokerage Client”).

Participation in Underwriting Syndicates. Future Affiliated Brokers may also, in the future, manage or otherwise participate in underwriting syndicates and/or selling groups with respect to securities and/or loans and other instruments held directly or indirectly by certain Brokerage Clients. Further, it is anticipated that Future Affiliated Brokers will be involved in the public offering or private placement of such securities and/or loans and other debt instruments, and/or sometimes provide capital markets advisory services to Brokerage Clients, including in connection with mergers and acquisitions, recapitalizations, refinancings and restructurings; and will alone, or with other counterparties, which might include other Monroe investment vehicles, third party banks or other unaffiliated finance providers, provide acquisition financing, lines of credit and other corporate lending or financing products and services to such Brokerage Clients in addition to financing provided through us or Other Monroe Client’s investment.

Providing Lines of Credit. Future Affiliated Brokers are also anticipated to provide lines of credit to our portfolio companies and of Other Monroe Clients through the Future Affiliated Brokers’ respective related lending vehicles. Such financing and underwriting services could also be provided to a third party in which we or Other Monroe Client (or portfolio company) invests.

Syndication Services. Future Affiliated Brokers are also expected to provide syndication services to Brokerage Clients, including in respect of co-investments in transactions participated in by us or Other Monroe Clients.

Compensation to Future Affiliated Brokers. Future Affiliated Brokers generally are anticipated to receive fees, including underwriting placement fees, syndication fees, transaction fees, commissions, underwriting discounts, interest payments and other compensation, payable in cash or securities and/or loans, in respect of the activities described above. Future Affiliated Brokers may from time to time waive such fees. While such fees, commissions, interest payments and other compensation are expected to be reasonable and charged at market rates for the relevant activities, such compensation is generally determined through negotiations with related parties and not on an arms’ length basis. No compensation received by Future Affiliated Brokers for the foregoing activities will be offset against management fees, incentive or performance-based fees or other compensation payable by us or Other Monroe Clients. We and Other Monroe Clients generally will not have the right to share in the compensation received by a Future Affiliated Broker for its role in any transaction. In addition, Future Affiliated Brokers will not share in any transaction fees, which are generally allocated among us and Other Monroe Clients, as applicable.

In certain circumstances, where a Future Affiliated Broker will be participating in underwriting and financing transactions, such Future Affiliated Broker would do so as lead or sole arranger, in which case it would be responsible for negotiating its customary fees with us for which such services are provided.

We may acquire one or more investments acquired by Monroe or its affiliates. Future Affiliated Brokers may in the future receive certain fees in connection with any such investments.

Oversight Fees and Expenses. Oversight fees and expenses may from time to time in the future be paid to Future Affiliated Brokers. Such fees and expenses may include amounts for service costs paid to the Operating Manager (and/or any affiliate) by a portfolio company or any entity through which we and/or Other Monroe Clients invest for local administration or management services related to such portfolio company or entity.

Material Nonpublic Information. Future Affiliated Brokers in certain instances might also (in the future) acquire confidential or material nonpublic information concerning entities in which we or Other Monroe Clients have invested or propose to invest, which could restrict the Operating Manager’s ability to buy or sell (or otherwise transact in) securities and/or loans of such entities, thus limiting investment opportunities or exit strategies available to us or Other Monroe Clients.

Lending by Affiliated Future Brokers. Future Affiliated Brokers may (in the future) arrange lines of credit for (i) Brokerage Clients; (ii) us; (iii) Other Monroe Clients; and (iv) other third parties. Future Affiliated Brokers (through their respective lending related vehicles) may also provide loans and lines of credit or bridge financing to such entities, or participate actively in the financing of our or Other Monroe Clients’ portfolio investments, including, for example, by arranging financing. Future Affiliated Brokers alone or with other lenders (including other Monroe entities), may arrange lines of credit to and/or provide syndications services to Brokerage Clients.

Conflicts of Interest Regarding Future Affiliated Brokers. Future Affiliated Brokers and other affiliated entities may from time to time hold positions in instruments or securities and/or loans issued by Brokerage Clients, including, for example, where a Monroe entity commits to fund the shortfall amount, if any, resulting from the incomplete syndication by a Future Affiliated Broker of a portfolio co-investment opportunity. Under such circumstances, a Monroe entity will commit to provide capital support for the syndication on a short-term basis (i.e., to provide certainty to us and/or Other Monroe Clients that there will be sufficient capital to complete the proposed transaction) or fund a different instrument or security in the portfolio company than that held by us and/or Other Monroe Clients to facilitate the syndication, which such Monroe entity may, in either scenario, sell down prior to us and/or Other Monroe Clients disposing of their respective investments in the portfolio company.

A Future Affiliated Broker could act (in the future) as placement agent or underwriter of securities and/or loans of a third party that we and/or an Other Monroe Client purchase (for example, a co-investment vehicle). Where a Future Affiliated Broker acts as a placement agent for us in certain jurisdictions and such Future Affiliated Broker receives compensation for such services, such compensation would be made on a fully disclosed basis. It is not anticipated that the Future Affiliated Brokers would otherwise execute transactions on behalf of us or Other Monroe Clients.

Under certain circumstances, the relationship the Operating Manager may have with its Future Affiliated Brokers may give rise to a potential conflict of interest between the Operating Manager and us or Other Monroe Clients that have an interest in any portfolio companies or investment vehicles with respect to which the Future Affiliated Brokers provide services (please see the discussion below for further information as to how such conflicts are addressed). In particular, such relationships could create a perception that Monroe has sought to influence us, any Other Monroe Client and/or the portfolio company itself, to act in a manner that benefits Monroe and/or the Future Affiliated Broker. The Operating Manager might be seen as incentivized to seek to influence the decision by a portfolio company’s management to retain a Future Affiliated Broker, or to borrow from or otherwise transact with a Future Affiliated Broker, instead of other unaffiliated broker-dealers or other service providers or counterparties that are more appropriate or offer better terms.

Where a Future Affiliated Broker (or another Monroe entity) acts as a lender to a portfolio company in which we or any Other Monroe Client holds investments in the same or at different levels of the capital structure, under certain cases, the arrangement will lead to a conflict between such Future Affiliated Broker and us or Other Monroe Client in the event of a default by, or the liquidation of, the portfolio company or a restructuring or renegotiation of the terms of the loan (similar conflicts can also arise where Monroe is a lender to a portfolio company out of its proprietary assets).

In addition, we and/or Other Monroe Clients might not be able to participate or will be limited in certain investments because of tax law or regulatory constraints or other conflicts that could exist due to a Future Affiliated Broker’s role in such transaction. Where a Future Affiliated Broker would serve as an underwriter with respect to a portfolio company’s securities, we, Other Monroe Clients and/or portfolio companies would be, in certain circumstances, subject to a “lock-up” period following the offering, under applicable regulations or agreements, during which time each such entity’s ability to sell any securities that it continues to hold would be restricted. This could affect our or Other Monroe Clients’ ability to dispose of such securities at an opportune time. In addition, an entity in which we or Other Monroe Client have invested could become distressed and the participants in the relevant offering could have a valid claim against the underwriters of the relevant offering. Such underwriters could include a Future Affiliated Broker, in which case, we or Other Monroe Client would have a conflict of interest in determining whether to pursue litigation against such underwriters. Where such underwriters include non-affiliated broker-dealers, we or Other Monroe Client could also have a conflict of interest in determining whether to bring a claim because of concerns regarding the relationships of Monroe and its affiliates with such non-affiliated broker-dealers, which could relate to and otherwise benefit us, Other Monroe Clients or Monroe and its affiliates.

Policies and Procedures to Address Conflicts of Interest. The Operating Manager intends to implement conflicts of interest policies and procedures coincident with the formation of any Future Affiliated Broker, where transactions involving us or any Other Monroe Client and a Future Affiliated Broker or its respective lending vehicles are appropriately reviewed and reported to Monroe’s Chief Compliance Officer. In addition, Monroe reviews such transactions to ensure that the requirements of Section 206(3) of the Advisers Act and Rule 206(3)-2 under the Advisers Act, as applicable, in respect of principal transactions between us or any Other Monroe Client and the Operating Manager or its affiliates (including any Future Affiliated Broker), are complied with in the context of such transactions.

Future Affiliated Brokers may, in the future, have access to confidential and/or material non-public information regarding us, Other Monroe Clients and/or their portfolio companies and, subject to applicable law and confidentiality agreements, use such information in connection with financing and other services provided by the Future Affiliated Brokers. Future Affiliated Brokers may also (in the future) provide investment banking, advisory and other services to affiliated or unaffiliated corporations, financial sponsors, management or other persons. Such services could relate to transactions that could give rise to investment opportunities that are suitable for us and/or Other Monroe Clients. In such case, such Future Affiliated Broker’s particular client would typically require the Future Affiliated Broker to act exclusively on its behalf, thereby precluding us or Other Monroe Clients from participating in such investment opportunities. No Future Affiliated Broker would be obligated to decline any such engagements in order to make an investment opportunity available to us or Other Monroe Clients. In addition, Future Affiliated Brokers could come into the possession of information through these new relationships and businesses that could limit our or Other Monroe Client’s ability to engage in potential transactions.

Future Affiliated Brokers or Monroe or any of its affiliates may from time to time provide interim financing to, or make investments that are intended to be of a temporary nature in securities of, a third party sponsor or its acquisition vehicle or to another company for the purposes of acquiring a portfolio company or an interest in a portfolio company. Although not limited to such arrangements, this type of financing may, in certain circumstances, be provided (in the future) through pre-arranged buyer financing packages arranged and offered by Future Affiliated Brokers or Monroe or any of its affiliates to potential bidders for the relevant portfolio company or interest. Monroe may face conflicts of interest where any Future Affiliated Broker provides such acquisition financing, in particular in respect of its incentive to select a bidder using such financing for the purposes of creating an investment opportunity for such Future Affiliated Broker and, potentially, related arranging fees Monroe. Any such financing arrangements will be subject to Monroe’s policies and procedures for addressing conflicts.

Interests in Other Managers. Monroe expects to hold controlling and non-controlling interests in, or otherwise acquire, other private fund managers (“Target Managers”). A Target Manager may have access to material non-public information that may be attributable to the Operating Manager and thus preclude us and the Operating Manager from pursuing certain investments that could be attractive and profitable for us. In addition, a Target Manager’s advisory clients may make investments or take positions that conflict or compete with investments held or targeted by us.

While Monroe will perform diligence on Target Managers (including background checks on key personnel of the management team), it will be difficult, and likely impossible, for the Operating Manager to protect itself and us from the risk of Target Manager fraud, misrepresentation, failure to comply with applicable legal, registration, tax or regulatory requirements. Target Managers, and the funds they manage, might become involved in litigation or regulatory actions for any number of reasons. If any Target Manager or its fund(s) are so involved, it could be exposed to substantial liabilities or losses, which could in turn materially and adversely affect the Operating Manager and us and cause reputational damage to the Operating Manager and/or us.

Other Activities of Management; Allocation of Resources. The Operating Manager, its employees nor any of its affiliates will be required to provide its services to us as its sole and exclusive function. The Operating Manager, its employees and its affiliates may engage in or pursue, directly or indirectly, an interest in other business ventures of every kind, nature or description, independently or with others. The Operating Manager shall, and shall cause each of its employees or any of its affiliates (for so long as such person is employed by the Operating Manager or any of its affiliates) to, devote such time to our business as the Operating Manager, in its sole discretion, shall deem to be necessary to manage and supervise our business and affairs in an efficient manner. Monroe currently manages a number of Other Monroe Clients. Accordingly, conflicts may arise in the allocation of management time, services and functions. We may have no interest in such other investments and funds, and it is possible that the investments held by such funds may be in competition with ours. The Operating Manager may, from time to time, engage in dealings with another investment fund, investment partnership, managed account or other similar investment vehicle or contractual arrangement other than us established, sponsored, owned, managed, advised and/or sub-advised, directly or indirectly, by the Operating Manager or one of its affiliates.

The LP Agreement is not expected to prohibit the Operating Manager or its affiliates or their respective employees, officers, directors, principals or members from buying or selling securities or commodity interests for their own accounts. The records of any such trades will not be open to inspection by a Shareholder. With respect to such personal accounts (but subject to the personal trading policies of the Operating Manager), the Operating Manager, its affiliates or their respective employees, officers, directors, principals or members might take investment positions different from, or contrary to, those taken by us.

Certain persons affiliated with the Operating Manager may invest directly in us subject to the terms of the Share class in which they invest.

Allocation of Opportunities. The Operating Manager may, from time to time, be presented with investment opportunities that fall within our investment objectives and other investment funds, investment partnerships, managed accounts or other investment vehicles or contractual arrangements (other than us) established, sponsored, owned, managed, advised and/or sub-advised, directly or indirectly, by the Operating Manager and/or any of its respective affiliates (each, an “Other Monroe Client”). In such circumstances, the Operating Manager will allocate such opportunities among us and the Other Monroe Clients in accordance with the terms of its allocation policies. There may be situations in which our interests conflict with the interests of one or more Other Monroe Clients. Subject to the provisions of the LP Agreement, on any matter involving a conflict of interest, the Operating Manager will be guided by applicable law and seek to resolve such conflict in good faith.

Subject to the provisions below, the Operating Manager will present to us all investment opportunities (not including opportunities presented to the Operating Manager by an institutional investor for which the Operating Manager advises a separate account for investment by such institutional investor) which meet our investment objectives in the good faith discretion of the General Partner, provided, that we have sufficient capital, such investment opportunity fits our investment parameters and regulatory requirements and we are otherwise capable of making such investment. The classification of an investment opportunity as appropriate or inappropriate for us or any Other Monroe Client will be made by the Operating Manager, in good faith, at the time of purchase, which such determination may be subjective in nature. In cases where a limited amount of a loan, security, instrument or claim is available for purchase, the allocation of such loan, security, instrument or claim among us and such Other Monroe Clients may necessarily reduce the amount thereof available for purchase by us.

Subject to the above limitations, when it is determined by the Operating Manager that it would be appropriate for us and one or more Other Monroe Clients to participate in an investment opportunity, the Operating Manager will generally allocate such investment opportunity among us and such Other Monroe Clients in proportion to the relative amounts of available capital for new investments, taking into account such other factors as it may, in its sole discretion determine appropriate, including without limitation investment objectives, legal or regulatory restrictions, current holdings, availability of capital for investment, immediately available cash, the size of investments generally, risk-return considerations, relative exposure to market trends, targeted leverage level, targeted asset mix, target investment return, diversification requirements, strategic objectives, specific liquidity requirements, as well as any tax consequences, limitations and restrictions on our or an Other Monroe Client’s portfolio that are imposed by our or such Other Monroe Client’s governing documents (i.e., limited partnership agreement, private placement memoranda, offering Registration Statement, offering circular, indenture, investment management agreement and any applicable side letters), (collectively, as such criteria and considerations may be amended or otherwise supplemented from time to time by the Operating Manager in its discretion, the “Allocation Criteria”).

In any case where we and one or more Other Monroe Clients invest in the same investment opportunity, such investment will generally be made at the same time and on substantially the same terms and conditions at the investment level, except as may be deemed advisable by the Operating Manager, or appropriate given the circumstances of such investment opportunity, or as required pursuant to the Allocation Criteria. Furthermore, when the Operating Manager determines in good faith that a third party should participate in an investment in which we and/or Other Monroe Clients will participate, the Operating Manager will use its business judgment and act in a manner that it considers fair and reasonable in seeking to allocate such opportunity on an equitable basis, taking into account any such considerations that it deems necessary or appropriate in light of the circumstances at such time.

Where there are conflicts of interest in allocating a particular investment between us and Other Monroe Clients, there can be no assurance that we will make such investment, even if the investment satisfies our investment objectives. In addition, in circumstances in which we may make an investment that Other Monroe Clients have already made, or concurrently will make or seek to make, liquidity and concentration considerations may limit our participation in such investment or our ability to dispose of the investment readily. Furthermore, in such circumstances, we, on the one hand, and such Other Monroe Clients, on the other hand, may have conflicting interests and investment objectives, including with respect to the timeframe for disposing of the investment, and therefore, the General Partner or its affiliate may take action with respect to an investment on behalf of one of such Other Monroe Clients and us that differs from the action taken with respect to the investment on behalf of any other of such Other Monroe Clients and us. If an Other Monroe Client participates in a particular investment, there can be no assurance that the returns on such investment by us will be equivalent to, or better than, the returns obtained by such Other Monroe Client on such investment.

Investments in which Other Monroe Clients Have a Different Principal Interest. As discussed above, it is possible, pursuant to the Allocation Criteria that we may invest in portfolio investments or other issuers in which Other Monroe Clients may invest in different parts of the capital structure. Our interests may not be aligned in all circumstances with the interests of the Other Monroe Clients to the extent that they hold more junior or senior debt or equity interests, as the case may be, which could create actual or potential conflicts of interest or the appearance of such conflicts. In that regard, actions may be taken by the Other Monroe Clients that are adverse to us. The interests of us and/or Other Monroe Clients investing in different parts of the capital structure of an issuer are particularly likely to conflict in the case of financial distress of the issuer (or increased financial stress after we invest in the issuer). For example, if additional financing is necessary as a result of financial or other difficulties, it may not be in our best interests, as a holder of senior secured debt issued by such issuer, to provide such additional financing. If Other Monroe Clients holding equity positions were to lose their respective investments as a result of such difficulties, the ability of the Operating Manager to recommend actions that are in our best interests might be impaired. The reverse is true where another Other Monroe Client holds debt in an issuer where we hold equity. In addition, it is possible that, in a bankruptcy proceeding, our interests may be subordinated or otherwise adversely affected by virtue of such Other Monroe Client’s involvement and actions relating to their investment. There can be no assurance that the term of or the return on our investment will be equivalent to or better than the term of or the returns obtained by the Other Monroe Clients participating in the transaction. This may result in a loss or substantial dilution of our investment, while another Other Monroe Client recovers all or part of amounts due to it. Similarly, the Operating Manager’s ability to implement our strategies effectively may be limited to the extent that contractual obligations entered into in respect of the activities of the Other Monroe Clients impose restrictions on us engaging in transactions that the Operating Manager may be interested in otherwise pursuing.

Allocation of Expenses. The Operating Manager and its affiliates have incurred and may from time to time incur further expenses on behalf of us and Other Monroe Clients. Although the Operating Manager and its affiliates will attempt to allocate such expenses on a basis that they consider fair and equitable, there can be no assurance that such expenses will in all cases be allocated appropriately.

Other Monroe Clients. The Operating Manager and its affiliates (and their respective principals, officers, directors, partners, shareholders, members, managers, employees, agents, affiliates or other representatives) may give advice or take action with respect to their other investment funds and investments that differs significantly from the advice given with respect to us. The Operating Manager or its affiliates may engage in transactions in which it causes us to purchase securities or other instruments from, or sell securities or other instruments to, Other Monroe Clients, so called “cross-trades,” for other reasons as may arise from time to time. The Operating Manager and/or its affiliates will not take brokerage commissions or otherwise be compensated for effecting these cross-trades. Prior to effecting any cross-trade, the Operating Manager will make a good faith determination that the transaction is in the interests of us and the other participating Other Monroe Client account.

Placement Activities. Monroe personnel involved in marketing us are acting for the Operating Manager and not acting as investment, tax, financial, legal or accounting advisors to potential Shareholders in connection with the marketing of the Shares. Potential Shareholders must independently evaluate the offering and make their own investment decisions.

The Operating Manager has and may in the future enter into arrangements with third-party placement agents to solicit investors. Placement agents that solicit investors on behalf of us are subject to a conflict of interest because they will be compensated by the Operating Manager in connection with their solicitation activities. Placement agents or other financial intermediaries may also receive other compensation, including placement fees with respect to the acquisition of Shares by investors. Such agents or intermediaries may have an incentive in promoting the acquisition of Shares in us in preference to products with respect to which they receive a smaller fee. Prospective Shareholders should take the existence of such fees and other compensation into account in evaluating an investment in us.

Service Providers. Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants and investment or commercial banking firms), to us and the issuers of our portfolio investments may also provide goods or services to or have business, personal, political, financial or other relationships with Monroe. Such advisors and service providers may be investors in Other Monroe Clients, sources of investment opportunities for Monroe, us or Other Monroe Clients or may otherwise be co-investors with or counterparties to transactions involving the foregoing. These relationships may influence the Operating Manager in deciding whether to select or recommend any such advisor or service provider to perform services us or an issuer (the cost of which will generally be borne directly or indirectly by us or issuers of our portfolio investments, as applicable). Notwithstanding the foregoing, the Operating Manager will generally seek to engage advisors and service providers in connection with investment transactions for us that require their use on the basis of the overall quality of advice and other services provided, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Operating Manager believes to be of benefit to us.

In certain circumstances, advisors and other service providers or their affiliates may charge rates or establish other terms in respect of advice and services provided to Monroe, Other Monroe Clients or their portfolio investment issuers that are different and more favorable than those established in respect of advice and services provided to us and our portfolio investments. Service providers affiliated with Monroe will earn a profit for their services and need not be the least cost provider. (See, “Potential Conflicts of Interest –Transactions with Affiliates.”)

Other Relationships. We may invest in portfolio companies that have relationships with affiliates of the Operating Manager. Such affiliates may take actions that are detrimental to our interests in such portfolio companies. Subject to the provisions of the LP Agreement, on any matter involving a conflict of interest, the Operating Manager will be guided by applicable law and seek to resolve such conflict in good faith.

Side Letter Arrangements with Investors. The Operating Manager, on its own behalf and/or on behalf of us, may (without the consent of any person, including any other Shareholder) and intends to enter into side letters with certain Shareholders that have the effect of altering or supplementing the terms of the Shareholder’s investments in us. Under certain circumstances, these side letters will create preferences or priorities for certain Shareholders over other Shareholders in us, particularly with respect to Shareholders that the Operating Manager deems to have a strategic relationship. To the extent that compliance with any of the provisions of any side letter would cause us, the Operating Manager or any of their respective affiliates to violate their respective duties or obligations or to violate any applicable laws, any non-compliance with any such provision will not be deemed to be a breach of such side letter.

Diverse Investors. The investors in us may include taxable and tax-exempt entities (including ERISA plan investors) and may include persons or entities organized in various jurisdictions, including non-U.S. investors, who may have conflicting investment, tax and other interests with respect to their investment in us. As a consequence, conflicts of interest may arise in connection with decisions made by the Operating Manager that may be more beneficial for one investor than for another investor.

Fiduciary Duties. Shareholders should note that the LP Agreement may contain provisions that, subject to applicable law, reduce or eliminate the duties, including certain fiduciary and other duties, to us and the Shareholders to which the General Partner or Operating Manager would otherwise be subject, provisions that waive or consent to conduct on the part of the General Partner or Operating Manager that might not otherwise be permitted pursuant to such duties, and provisions that limit the remedies of Shareholders with respect to breaches of such duties. Subject to the terms of the LP Agreement, if any matter arises that the General Partner determines in its good faith judgment constitutes an actual conflict of interest, the General Partner may take such actions as it determines in good faith may be necessary or appropriate to mitigate the conflict (and upon taking such actions, the General Partner will be relieved of any liability for such conflict to the fullest extent permitted by law and will be deemed to have satisfied its fiduciary duties related thereto to the fullest extent permitted by law). Pursuant to the terms of the LP Agreement, the General Partner or Operating Manager will present certain conflicts of interest to the Audit Committee as provided for in the LP Agreement.

Transactions with Monroe Funds and Third-Party Funds. We may sell investments, including Asset-Backed Finance Assets, to or acquire investments from Other Monroe Clients during the liquidation of an Other Monroe Client at such investment’s fair market value as determined by one or more independent valuation agents appointed by the Operating Manager to value the investment for both us and the Other Monroe Client (each such investment, an “Affiliated Residual Investments”). By investing in us, prospective Shareholders acknowledge and agree that the Operating Manager will take into consideration when causing us to acquire Affiliated Residual Investments or causing us to dispose of investments as Affiliated Residual Investments, subject to approval of the Audit Committee, the best interests of all of its vehicles and accounts (including the best interests of such Other Monroe Client) and will not necessarily be acting in our exclusive best interest. There is the risk to us in acquiring Affiliated Residual Investments (and a significant probability) that the value ultimately realized by us will be materially different (and may be less) than the fair value estimated by the independent valuation agent. It is anticipated that any Affiliated Residual Investment will be difficult to value accurately and that realization of such investments may be well into the future such that the amount ultimately realized will turn on the passage of time, the creditworthiness of the issuer, interest rate fluctuations and numerous other factors.

Policies and Procedures. This report describes, in summary fashion, certain policies, guidelines, procedures and practices relating to Monroe’s current approach to sourcing, evaluating, structuring, originating, effecting, creating value in and realizing investments (collectively, the “Current Procedures”). Over time, some or all of these Current Procedures may change, and there can be no assurance that Monroe will not vary from its Current Procedures with respect to us in the future. In addition, from time to time, the General Partner may adopt, revise or rescind investment-related policies with respect to us for the purposes of regulatory compliance, including for the purpose of establishing regulatory categorization or regulatory treatment of us, the Operating Manager and/or their respective affiliates. Such policies may limit or restrict activities of us and shall be operative to the extent provided in such policies.

Item 8.	Legal Proceedings

We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us. In addition, we are not aware of any legal proceedings, actual or threatened, that would be expected to materially adversely affect the Operating Manager’s ability to meet its obligations to us pursuant to the Operating Agreement. From time to time, we, or the Operating Manager, may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our Asset-Backed Finance Assets. We may also be subject to regulatory proceedings.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our outstanding Investor Shares will be offered and sold in transactions exempt from registration under Regulation D and Regulation S. See Item 1 “Business—Private Offering of Shares” for more information. There is no public market for our Shares currently, nor do we expect that one will develop.

Because our Investor Shares will be purchased by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Investor Shares may not be sold or transferred (i) except as permitted under the LP Agreement and (ii) unless the Investor Shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Investor Shares unless and until we accept their redemption or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Investor Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Investor Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see Item 4. “Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Net Asset Value

Calculation of NAV

We determine NAV of the Shares no less frequently than monthly. The Operating Manager will determine the valuations with respect to each of our assets in accordance with its valuation guidelines approved by the Board. Our Administrator will use the estimated values provided as well as inputs from other sources in its calculation of our monthly NAV per Share. The NAV per Share of each class of our Shares is determined by dividing our total assets (the value of investments, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such class less the value of any liabilities (including accrued expenses or distributions) of such class, by the total number of Shares outstanding of such class.

Timing of Valuations

The value of our Asset-Backed Finance Assets will be revalued on a monthly basis for purposes of updating our monthly NAV.

We intend to disseminate monthly NAV to Shareholders through a Form 8-K filing on EDGAR, which will be available on the SEC’s website at https://www.sec.gov.

Valuation Guidelines

Our Asset-Backed Finance Assets will be valued at fair value in a manner consistent with generally accepted accounting principles in the United States (“GAAP”), including Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by the Financial Accounting Standards Board. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each acquisition while employing a valuation process that is consistently followed. Determinations of fair value involve subjective judgments and estimates.

When making fair value determinations for Asset-Backed Finance Assets that do not have readily available market prices, we will consider industry-accepted valuation methodologies, primarily consisting of an income approach and market approach. The income approach derives fair value based on the present value of cash flows that a business, or security is expected to generate in the future. The market approach relies upon valuations for comparable public companies, transactions or assets, and includes making judgments about which companies, transactions or assets are comparable. A blend of approaches may be relied upon in arriving at an estimate of fair value, though there may be instances where it is more appropriate to utilize one approach. We also consider a range of additional factors that we deem relevant, including a potential sale of the Asset-Backed Finance Assets, macro and local market conditions, industry information and the relevant Asset-Backed Finance Assets’ historical and projected financial data.

At least annually, the Board, including our independent directors, will review the appropriateness of our valuation guidelines. From time to time, the Board, including our independent directors, may adopt changes to the valuation guidelines on occasions in which it has determined or in the future determines that such changes are likely to result in a more accurate reflection of estimated fair value.

Transactional NAV

Our calculation of transactional NAV will diverge from GAAP NAV because (i) the Expense Support paid by either the Operating Manager or the Administrator will be recognized as a reduction to NAV in the month we make a Reimbursement Payment, (ii) shareholder servicing fees, as applicable, are recognized as a reduction to NAV on a monthly basis as such fees are accrued, and (iii) the exclusion of tax liabilities of certain taxable subsidiaries through which we hold certain assets that are contingent upon the expected manner of the divestment of the associated underlying assets and are not expected to be recognized by us (although the current tax liabilities of any such taxable subsidiaries may be taken into account in determining the fair value of the associated underlying assets).

Item 10.	Recent Sales of Unregistered Securities

We have not yet commenced commercial activities and will not do so until after the date on which we first accept subscriptions (the “Subscription Date”).

Item 11.	Description of Registrant’s Securities to be Registered

Description of our Shares

There is currently no market for our Shares, and we do not expect that a market for our Shares will develop in the future. We do not intend for the Shares registered in connection with this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Shares. Under the expected terms of the LP Agreement, except as required by law, the liability of each Shareholder in such capacity shall be limited to the amount of such Shareholder’s total investments and pro rata share of any undistributed profits. Except as may otherwise be provided in the LP Agreement or in any class designation and except as required by law, after the payment of all subscription proceeds for the Shares of the Series purchased by such Shareholder, no Shareholder shall have any further obligations to us, be subject to any additional assessment or contribute any additional capital, or to loan any funds, with respect to the Series (except for the return of distributions under certain circumstances as required by Sections 17-218(b)(9) of the LP Act), unless otherwise agreed by us and the Shareholder. No Shareholder shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Series under or pursuant to, or otherwise in connection with, the LP Agreement or the conduct of our business solely by reason of being a Shareholder of the Series. See Item 11. “Description of Registrant’s Securities to be Registered—Classes of Shares.”

Summary of the LP Agreement

The following is a summary of the material provisions of our LP Agreement, which we intend to adopt prior to admitting any non-affiliate investors as Shareholders of the Series. Our LP Agreement will set forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and obligations of our Shareholders. This summary is not complete and is subject to and qualified by the detailed provisions of our LP Agreement and the series agreement of Series II (“Series Agreement”). Potential investors should study our LP Agreement and the Series Agreement carefully before making any investment in our Shares. The LP Agreement and the Series Agreement will be provided to potential investors upon request to us.

Name and Address

We conduct business under the name “Monroe Capital Asset-Backed Finance Company, LP” with our principal office and place of business at 155 N. Wacker Drive, 35th Floor, Chicago, IL 60606 (unless we change the office or place of business).

Purpose

Under our LP Agreement we are permitted to engage, directly or indirectly, in any business activity that is approved by the Board and that lawfully may be conducted by a limited partnership formed under the LP Act (as defined below). Under the Series Agreement, Series II is permitted to engage, directly or indirectly, in any business activity that is approved by the Board and that lawfully may be conducted by a registered series of a limited partnership formed under the LP Act.

Establishment and Nature

We are a series limited partnership with series established pursuant to Sections 17-218(b) and Section 17-221(c) of the LP Act. The Board will be delegated overall responsibility for the oversight of management and supervision of our and the Series’ business operations by the General Partner. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, our officers, any committee of the Board or the Operating Manager.

Our Management

Our Management

Except as otherwise specifically provided in our LP Agreement, the Board will have complete and exclusive discretion in carrying out its responsibilities and affairs and will be authorized to employ all powers necessary or advisable to carry out our purposes and policies, conduct our business and affairs and exercise our powers. The Board will delegate to our Operating Manager the management of our Asset-Backed Finance Assets, subject to the Board’s supervision.

The Board will have the sole and absolute discretion to accept or refuse to accept the admission of any Shareholder to the Partnership or the Series. Except to the extent limited by Delaware law or our LP Agreement, the Board may delegate any or all of its duties under our LP Agreement to any person, including any committee of the Board or any affiliates of Monroe.

Shareholders’ Powers

Except as otherwise specifically provided in the LP Agreement, no Shareholder can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Capital Contribution

Shareholders’ Contribution

The initial offering prices of the Shares will be determined by the Operating Manager. Each type of Shares will be sold at the then-current transaction price, which will generally be the transactional NAV per Share (generally measured as of the end of the month immediately preceding the date of the allocation of Shares to Shareholders), plus any applicable upfront selling commissions and distribution and servicing fees payable to participating broker-dealers.

No Further Contribution

After Shareholders pay for their Shares, Shareholders will not have any further obligations to us or be required to contribute any capital to, or loan any funds to, us. However, under certain circumstances, a Shareholder may be required to return distributions made to them in violation of Delaware law.

Classes of Shares

Each class of Shares described below represents the applicable class of limited partnership interest in Series II.

This Registration Statement relates to the offering of Standard Fee Class-S Shares, Founder Share Class II-S Shares, Founder Share Class III-S Shares, Standard Fee Class-I Shares, Founder Share Class II-I Shares and Founder Share Class III-I Shares.

Investor Shares

Holders of Investor Shares have equal rights and privileges with each other except as noted below in respect of certain fees and expenses (including the Management Fee, Performance Fee and distribution and servicing fees) and certain other terms. Holders of Investor Shares are not entitled to nominate, remove or participate in the appointment of directors of the Partnership or the appointment or removal of the General Partner.

Standard Fee Class

The Partnership offers Standard Fee Class Shares in two separate units: S Shares and I Shares.

The minimum initial purchase amount is $10,000 for the Standard Fee Class Shares. The minimum subsequent purchase amount is $1,000 for Standard Fee Class Shares, except for additional purchases pursuant to the DRIP, which are not subject to a minimum purchase amount. The minimum purchase amount for each type of Shares can be modified or waived in the sole discretion of the Partnership or participating broker-dealers, including for certain financial firms that submit orders on behalf of their customers, our officers and directors and certain employees of Monroe, including its affiliates, vehicles controlled by such employees and their extended family members. The Partnership and participating broker-dealers each reserves the right to designate and re-designate the status of financial intermediaries in its sole discretion.

So long as the Operating Agreement has not been terminated, we will pay the Operating Manager a management fee monthly in arrears in an amount equal to 1.00% per annum of the month-end total assets attributable to the Standard Fee Class Shares.

The Operating Manager or an affiliate may rebate, waive or reduce the Management Fee charged to certain Shareholders and/or certain Share classes at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the Shareholder or by way of rebate to the relevant Shareholder’s account. The Management Fee may alternatively, in the discretion of the Operating Manager, instead be paid in whole or in part by the Partnership’s subsidiaries, in which case it shall result in a change in the cash or retained earnings of such subsidiaries.

So long as the Operating Agreement has not been terminated, the Operating Manager will be entitled to receive, promptly following the end of each applicable period, Performance Fees equal to, with respect to the Standard Fee Class Shares: (i) first, if the Total Return of the Standard Fee Class Shares for the applicable period exceeds the sum, with respect to such relevant class of Shares, of (1) the Hurdle Amount for that period and (2) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Operating Manager with respect to such class of Shares equals 15.00% of the sum of (x) the Hurdle Amount with respect to such type of Shares pursuant to this clause for that period and (y) any amount allocated to the Operating Manager with respect to such class of Shares pursuant to this clause (this is commonly referred to as a “Catch-Up”); and (ii) second, to the extent there are remaining Excess Profits, 15.00% of such remaining Excess Profits.

Participating broker-dealers receive a selling commission of up to 3.50% of the transaction price of the Standard Fee Class-S Shares. Additionally, participating broker-dealers will receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate transactional NAV of the outstanding Standard Fee Class-S Shares.

We expect that the Partnership will, in its sole discretion, conduct a quarterly share redemption for up to 5.00% of the aggregate NAV of our outstanding Investor Shares at a price based on the NAV per Share as of the last calendar day of the calendar quarter prior to the commencement of a share redemption; provided that the Partnership may further limit the number of Shares subject to the quarterly redemptions of the Shares in accordance with the LP Agreement and applicable securities law.

The Standard Fee Class Shares are subject to an Early Redemption Deduction of 5.00% of the NAV of the Shares redeemed from a Shareholder if Shares are redeemed with redemption dates within 12 months of the original issue date of such Shares.

Holders of Standard Fee Class Shares are not entitled to vote on any matters relating to the Partnership, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Partnership or the appointment or removal of the General Partner.

Founder Share Class II

The Partnership offers the Founder Share Class II Shares in two separate units: S Shares and I Shares.

The minimum initial purchase amount is $10,000 for the Founder Share Class II Shares. The minimum subsequent purchase amount is $1,000 for Founder Share Class II Shares, except for additional purchases pursuant to the DRIP, which are not subject to a minimum purchase amount. The minimum purchase amount for each type of Shares can be modified or waived in the sole discretion of the Partnership or participating broker-dealers, including for certain financial firms that submit orders on behalf of their customers, our officers and directors and certain employees of Monroe, including its affiliates, vehicles controlled by such employees and their extended family members. The Partnership and participating broker-dealers each reserves the right to designate and re-designate the status of financial intermediaries in its sole discretion.

So long as the Operating Agreement has not been terminated, we will pay the Operating Manager a management fee monthly in arrears in an amount equal to 0.80% per annum of the month-end total assets attributable to the Founder Share Class II Shares.

The Operating Manager or an affiliate may rebate, waive or reduce the Management Fee charged to certain Shareholders and/or certain Share classes at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the Shareholder or by way of rebate to the relevant Shareholder’s account. The Management Fee may alternatively, in the discretion of the Operating Manager, instead be paid in whole or in part by the Partnership’s subsidiaries, in which case it shall result in a change in the cash or retained earnings of such subsidiaries.

So long as the Operating Agreement has not been terminated, the Operating Manager will be entitled to receive, promptly following the end of each applicable period, Performance Fees equal to, with respect to the Founder Share Class II Shares: (i) first, if the Total Return of the Founder Share Class II Shares for the applicable period exceeds the sum, with respect to such relevant class of Shares, of (1) the Hurdle Amount for that period and (2) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Operating Manager with respect to such class of Shares equals 12.00% of the sum of (x) the Hurdle Amount with respect to such type of Shares pursuant to this clause for that period and (y) any amount allocated to the Operating Manager with respect to such class of Shares pursuant to this clause (this is commonly referred to as a “Catch-Up”); and (ii) second, to the extent there are remaining Excess Profits, 12.00% of such remaining Excess Profits.

Participating broker-dealers receive a selling commission of up to 3.50% of the transaction price of the Founder Share Class II-S Shares. Additionally, participating broker-dealers will receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate transactional NAV of the outstanding Founder Share Class II-S Shares.

The minimum commitment size for Founder Share Class II Shares distribution partners is $5 million for Founder Share Class II Shares. Founder Share Class II Shares have an aggregate commitment capacity of $400 million. After the aggregate commitment capacity has been exhausted, determined on a first-come, first-served basis based on the time-stamp of when the Partnership receives the completed Subscription Agreement, the Founder Share Class II Shares will no longer be available for subscription.

We expect that the Partnership will, in its sole discretion, conduct a quarterly share redemption for up to 5.00% of the aggregate NAV of our outstanding Investor Shares at a price based on the NAV per Share as of the last calendar day of the calendar quarter prior to the commencement of a share redemption; provided that the Partnership may further limit the number of Shares subject to the quarterly redemptions of the Shares in accordance with the LP Agreement and applicable securities law.

The Founder Share Class II Shares are subject to an Early Redemption Deduction of 5.00% of the NAV of the Shares redeemed from a Shareholder if Shares are redeemed with redemption dates within 12 months of the original issue date of such Shares.

Holders of Founder Share Class II Shares are not entitled to vote on any matters relating to the Partnership, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Partnership or the appointment or removal of the General Partner.

Founder Share Class III

The Partnership offers the Founder Share Class III Shares in two separate units: S Shares and I Shares.

The minimum initial purchase amount is $10,000 for the Founder Share Class III Shares. The minimum subsequent purchase amount is $1,000 for Founder Share Class III Shares, except for additional purchases pursuant to the DRIP, which are not subject to a minimum purchase amount. The minimum purchase amount for each type of Shares can be modified or waived in the sole discretion of the Partnership or participating broker-dealers, including for certain financial firms that submit orders on behalf of their customers, our officers and directors and certain employees of Monroe, including its affiliates, vehicles controlled by such employees and their extended family members. The Partnership and participating broker-dealers each reserves the right to designate and re-designate the status of financial intermediaries in its sole discretion.

So long as the Operating Agreement has not been terminated, we will pay the Operating Manager a management fee monthly in arrears in an amount equal to 0.70% per annum of the month-end total assets attributable to the Founder Share Class III Shares.

The Operating Manager or an affiliate may rebate, waive or reduce the Management Fee charged to certain Shareholders and/or certain Share classes at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the Shareholder or by way of rebate to the relevant Shareholder’s account. The Management Fee may alternatively, in the discretion of the Operating Manager, instead be paid in whole or in part by the Partnership’s subsidiaries, in which case it shall result in a change in the cash or retained earnings of such subsidiaries.

So long as the Operating Agreement has not been terminated, the Operating Manager will be entitled to receive, promptly following the end of each applicable period, Performance Fees equal to, with respect to the Founder Share Class III Shares: (i) first, if the Total Return of the Founder Share Class III Shares for the applicable period exceeds the sum, with respect to such relevant class of Shares, of (1) the Hurdle Amount for that period and (2) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Operating Manager with respect to such class of Shares equals 10.50% of the sum of (x) the Hurdle Amount with respect to such type of Shares pursuant to this clause for that period and (y) any amount allocated to the Operating Manager with respect to such class of Shares pursuant to this clause (this is commonly referred to as a “Catch-Up”); and (ii) second, to the extent there are remaining Excess Profits, 10.50% of such remaining Excess Profits.

Participating broker-dealers receive a selling commission of up to 3.50% of the transaction price of the Founder Share Class III-S Shares. Additionally, participating broker-dealers will receive a combined annual distribution fee and shareholder servicing fee of 0.85% per annum of the aggregate transactional NAV of the outstanding Founder Share Class III-S Shares.

The minimum commitment size for Founder Share Class III Shares distribution partners is $25 million for Founder Share Class III Shares. Founder Share Class III Shares have an aggregate commitment capacity of $400 million. After the aggregate commitment capacity has been exhausted, determined on a first-come, first-served basis based on the time-stamp of when the Partnership receives the completed Subscription Agreement, the Founder Share Class III Shares will no longer be available for subscription.

We expect that the Partnership will, in its sole discretion, conduct a quarterly share redemption for up to 5.00% of the aggregate NAV of our outstanding Investor Shares at a price based on the NAV per Share as of the last calendar day of the calendar quarter prior to the commencement of a share redemption; provided that the Partnership may further limit the number of Shares subject to the quarterly redemptions of the Shares in accordance with the LP Agreement and applicable securities law.

The Founder Share Class III Shares are subject to an Early Redemption Deduction of 5.00% of the NAV of the Shares redeemed from a Shareholder if Shares are redeemed with redemption dates within 12 months of the original issue date of such Shares.

Holders of Founder Share Class III Shares are not entitled to vote on any matters relating to the Partnership, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Partnership or the appointment or removal of the General Partner.

Monroe Shares

Class E-W Shares

Class E-W Shares have equal rights and privileges with Investor Shares. Class E-W Shares do not pay a sales load or any distribution and servicing fees and investors do not pay any servicing or distribution fees with respect to Class E-W Shares. Class E-W Shares are not subject to the Management Fee.

So long as the Operating Agreement has not been terminated, the Operating Manager will be entitled to receive, promptly following the end of each applicable period, Performance Fees equal to, with respect to the Class E-W Shares: (i) first, if the Total Return of the Class E-W Shares for the applicable period exceeds the sum, with respect to such relevant class of Shares, of (1) the Hurdle Amount for that period and (2) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Operating Manager with respect to such class of Shares equals 10.50% of the sum of (x) the Hurdle Amount with respect to such type of Shares pursuant to this clause for that period and (y) any amount allocated to the Operating Manager with respect to such class of Shares pursuant to this clause (this is commonly referred to as a “Catch-Up”); and (ii) second, to the extent there are remaining Excess Profits, 10.50% of such remaining Excess Profits.

Class E-W Shares will be held only by certain other investors in the Operating Manager’s discretion and are not being offered to other investors.

Holders of Class E-W Shares are not entitled to vote on any matters relating to the Partnership, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Partnership or the appointment or removal of the General Partner.

Class E Shares

Class E Shares have equal rights and privileges with Investor Shares. Class E Shares do not pay a sales load or any distribution and servicing fees and investors do not pay any servicing or distribution fees with respect to Class E Shares. Class E Shares are not subject to the Management Fee or the Performance Fee. Class E Shares will be held only by Monroe, its affiliates, its officers and employees, the directors, officers and employees (if any) of the Partnership, and certain other investors in the Operating Manager’s discretion, and are not being offered to other investors.

Holders of Class E Shares are not entitled to vote on any matters relating to the Partnership, including the election of directors, and are not entitled to nominate, remove or participate in the appointment of directors of the Partnership or the appointment or removal of the General Partner.

Rights Upon Liquidation

Upon the dissolution of the Series or the Partnership as a whole, as applicable, after paying or making reasonable provision for the payment of the Series’ or the Partnership’s creditors, as applicable, for all claims and obligations in accordance with the LP Act, the remaining assets of the Series or the Partnership as a whole, as applicable, shall be distributed among the Shareholders of the Series or of the Partnership generally pro rata in proportion to the number of Shares held by such holder (subject to the rights of any Shareholders specified in the LP Agreement, the Series Agreement or in any Share type designation).

Authorized Shares

Each of our Shares represents a limited partnership interest in the Partnership associated with the Series. Only Monroe, its affiliates, its officers and employees, the directors, officers and employees (if any) of the Partnership and certain other investors in the Operating Manager’s discretion are expected to hold Class E Shares.

Issuance of Additional Securities

Our LP Agreement authorizes the Board, without the consent of any other person, to create additional classes of Shares, including Investor Shares and Monroe Shares, of the Series, having such terms, rights, designations, preferences, powers and duties (which rights or powers may be senior to existing types of Shares), as the Board shall determine. Our LP Agreement also authorizes the Board, without the consent of any other person, to issue additional Shares of the Series of any type for the consideration and on the terms and conditions established by the Board.

Transfer of Our Shares

Shareholders may resign as a Shareholder of Monroe Capital Asset-Backed Finance Company, LP associated with the Series by selling, transferring or assigning their Shares of the Series or having all of their Shares of the Series repurchased or redeemed in accordance with our Redemption Program, our LP Agreement and any applicable securities laws. Shareholders may generally transfer all or a portion of their Shares except to impermissible types of transferees or by transfers that would adversely affect us, including transfers that would violate the ownership restrictions imposed in our LP Agreement.

Formation and Duration

We were formed on January 6, 2026 as a Delaware limited partnership. On February 18, 2026, we established two registered Series of limited partnership interests, Monroe Capital Asset-Backed Finance Company, LP - Series I and Monroe Capital Asset-Backed Finance Company, LP - Series II. We will remain in existence until our certificate of formation has been cancelled in the manner required by the LP Act following our dissolution and the completion of our winding up in accordance with our LP Agreement and Delaware law. The LP Agreement provides that we will be dissolved upon (a) the adoption of a resolution by the Board approving our dissolution and the approval of such action by the General Partner, (b) our operations ceasing to constitute legal activities under the LP Act or any other applicable law (as determined by the Board), (c) an event of withdrawal of the General Partner has occurred under the LP Act, unless we continue without dissolution in accordance with the LP Act, (d) at any time there are no members of us unless we are continued without dissolution in accordance with the LP Act or (e) the entry of a decree of judicial dissolution the Partnership under Section 17-802 of the LP Act.

We are a series limited partnership with series established pursuant to Sections 17-218(b) and Section 17-221(c) of the LP Act. The purchase of Shares of a Series is an investment only in that particular Series and not an investment in us as a whole. In accordance with the LP Act, a series is a separate series of assets or limited partnership interests of a partnership and not a separate legal entity.

Each of Series I and Series II were formed on February 18, 2026 as a registered series of the Partnership. Each of Series I and Series II will remain in existence until its certificate of registered series has been cancelled in the manner required by the LP Act following Series I’s or Series II’s, as applicable, dissolution and the completion of the winding up of such Series in accordance with our LP Agreement, the applicable series agreement and Delaware law. The LP Agreement and the applicable series agreement provide that Series I or Series II will be dissolved upon (a) the adoption of a resolution by the Board approving the dissolution of Series I or Series II, as applicable, and the approval of such action by the General Partner, (b) the operations of Series I or Series II, as applicable, ceasing to constitute legal activities under the LP Act or any other applicable law (as determined by the Board), (c) the entry of a decree of judicial dissolution of a Series under Section 17-218(b)(12) of the LP Act, or (d) our dissolution.

Limited Liability of our Shareholders; Indemnification and Exculpation

Shareholders have no personal liability for any of our obligations or liabilities solely by reason of being a shareholder of the Partnership generally or being associated with the Series. Shareholders associated with a Series have no personal liability for any of such Series’ obligations or liabilities solely by reason of being a Shareholder of the Series. Shareholders will only be liable, in their capacity as holder of an interest in us with respect to the Series to the extent of their capital contribution and pro rata share of any of our undistributed profits. Delaware law provides that, for a period of three years from the date on which any distribution is made to Shareholders (or later, if an action to recover the distribution is commenced prior to the expiration of such three-year period), Shareholders may be liable to us to return the distribution if both of the following are true:

(1) the distribution was made in violation of the LP Act; and

(2) the Shareholder knew at the time they received the distribution that it was made in violation of the LP Act.

As further explained in the LP Agreement, and to the fullest extent permitted by law, except in the case of actual fraud or willful misconduct, we have agreed to indemnify members of the Board, Monroe, the Operating Manager, their respective affiliates, directors, officers, representatives, agents, shareholders, members, managers, partners and employees, and any other person who serves at the request of Monroe or its affiliates as a director, officer, agent, member, manager, partner, shareholder, trustee or employee of us, the Series or any other person (each such person being an “Indemnified Party”), to the fullest extent permitted by law, against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by such persons and arise out of or in connection with our business, the business of the Series or the performance by an Indemnified Party of any of its responsibilities under the LP Agreement. We have agreed to provide this indemnification under the LP Agreement, the Operating Agreement or the Administration Agreement unless these persons’ actions or omissions constitute actual fraud or willful misconduct; provided further that such claims, liabilities, damages, losses, costs or expenses did not arise solely out of a dispute between or among the officers, directors, employees or partners of Monroe or its affiliates. Thus, one or more of the foregoing persons could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable.

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships among Monroe, the General Partner, the Operating Manager or any of their respective affiliates, on the one hand, and us, the Series, any of the Shareholders, on the other hand. Whenever a potential conflict arises among Monroe, the Operating Manager or any of their respective affiliates, on the one hand, and us, the Series, any of the Shareholders, on the other hand, which is not already approved in the LP Agreement, the Board or the Operating Manager may, but shall not be required to, resolve that conflict by seeking approval of the Board or a committee of the Board consisting of directors who are “independent” pursuant to the independence test set out in Section 303 A.02 of the New York Stock Exchange Listed Company Manual, or is otherwise independent, as determined by the Board or the General Partner, in its sole discretion (which, initially, will be our Audit Committee). Our LP Agreement contains provisions that reduce or eliminate certain of the duties of the Board, including fiduciary duties, to us, the Series, and our Shareholders. Our LP Agreement also restricts the remedies available to Shareholders for actions taken that without those limitations might constitute breaches of duty, including fiduciary duties. See Item 1A. “Risk Factors— Our LP Agreement Eliminates Certain Duties, Including Fiduciary Duties.”

Under our LP Agreement, the Board or the Operating Manager will not be in breach of its obligations under the LP Agreement or its duties to us or our Shareholders if the resolution of the conflict of interest or the course of action in respect of the conflict of interest is:

•	approved by a committee of our independent directors, which initially will be the Audit Committee, although the Board or the Operating Manager is not obligated to seek such approval;

•	on terms which are, in the aggregate, no less favorable to us generally or a Series, as applicable, than those generally being provided to or available from unrelated third parties;

•	fair and reasonable to us generally or a Series, as applicable, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us generally or a Series, as applicable; or

•	approved by the vote of Shareholders owning a majority of the outstanding Investor Shares, excluding any Investor Shares owned by Monroe or any of its affiliates, although the Board or the Operating Manager is not obligated to seek such approval.

The Board or the Operating Manager may, but is not required to, seek the approval of such resolution from the Audit Committee, any other committee of our independent directors or our Shareholders. If the Board or the Operating Manager does not seek approval from the Audit Committee, any other committee of our independent directors or our Shareholders and the Board or the Operating Manager, as applicable, determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the second and third bullet points above, then it will be presumed that in making its decision the Board or the Operating Manager, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any Shareholder or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption by clear and convincing evidence. Unless the resolution of a conflict is specifically provided for in our LP Agreement, the Board, the Operating Manager or a committee of the Board consisting of independent directors, which initially will be the Audit Committee, may consider any factors they determine in their sole discretion to consider when resolving a conflict of interest. Our LP Agreement provides that the Board or the Operating Manager will be conclusively presumed to be acting in good faith if the Board or the Operating Manager, as applicable, subjectively believes that the determination made or not made is in or not adverse to the best interests of the Partnership or the Series, or, with respect to resolutions of conflicts of interest pursuant to the second or third bullet points above, if the Board or the Operating Manager subjectively believes that the action or inaction meets the standard set forth therein.

Fiduciary Duties

The Board is accountable to Shareholders, and the fiduciary duties owed to the Shareholders by the Board are prescribed by law and our LP Agreement. The LP Act provides that Delaware limited partnerships may in their limited partnership agreements expand, restrict or eliminate the duties, including fiduciary duties, otherwise owed by our directors, managers, General Partner, their affiliates and other persons to members, the limited partnership and other persons bound by the LP Agreement.

Our LP Agreement contains various provisions modifying, restricting and eliminating the duties, including fiduciary duties, that might otherwise be owed by our directors, managers, General Partner and their affiliates. We have adopted these modifications to allow Monroe, the Operating Manager and their respective affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards or subjected to enhanced scrutiny and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, the ability of the Board and our Audit Committee to make decisions involving conflicts of interest could be restricted. These modifications may be detrimental to the Shareholders because they restrict the remedies available to the Shareholders for actions that without those limitations might constitute breaches of duty, including a fiduciary duty, as described below, and they permit the Board and the Audit Committee to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. See Item 1A. “Risk Factors— Our LP Agreement Eliminates Certain Duties, Including Fiduciary Duties.”

The following is a summary of the material modifications to the fiduciary duties owed by the Board to the Shareholders:

State Law Fiduciary Duty Standards

Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a limited partnership agreement providing otherwise, the duty of care would generally require a board of directors of a Delaware limited partnership to make decisions in a deliberate and fully informed manner after taking into consideration all material information reasonably available. In the absence of a provision in a limited partnership agreement providing otherwise, the duty of loyalty would generally require a board of directors of a Delaware limited partnership to take any action or omit to take action on a disinterested basis, in good faith, with an honest belief that it is in the best interests of the limited partnership.

LP Agreement Modified Standards

Our LP Agreement contains provisions that modify or eliminate duties of or consent to conduct by the Board, the Operating Manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law.

In addition to the other more specific provisions limiting the obligations of the Board, our LP Agreement further provides that none of the Indemnified Parties will be liable to us, the Shareholders, or any other person bound by the LP Agreement for any losses due to any act or omission by any Indemnified Party in connection with the conduct of our business unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such act or omission constitutes actual fraud or willful misconduct.

Special Provisions Regarding Affiliated Transactions

Our LP Agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of Shareholders and that are not approved by a committee of our independent directors may also be permitted and deemed approved by all Shareholders and not constitute a breach of duty if the Board determines that the course of action is:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If the Board or the Operating Manager does not seek approval from a committee of our independent directors or our Shareholders and the Board or the Operating Manager, as applicable, determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the second and third bullet points above under “—Conflicts of Interest,” then it will be presumed that in making its decision, the Board or the Operating Manager, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any Shareholder or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our directors or the Operating Manager would otherwise be held.

Exculpation and Indemnification

To the fullest extent permitted by applicable law, none of the Indemnified Parties will be liable to us or any Shareholders for (i) any losses due to any act or omission by any Indemnified Party in connection with the conduct of our business unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such Indemnified Party’s act or omission constitutes actual fraud or willful misconduct with respect to the LP Agreement, the Operating Agreement or the Administration Agreement, (ii) any losses due to any action or omission by another person, (iii) any losses due to any mistake, action, inaction, negligence, dishonesty, actual fraud or bad faith of any broker, placement agent or other agent as provided in the LP Agreement or (iv) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to us, the Series or the Shareholders, whether the change occurs through legislative, judicial or administrative action.

To the fullest extent permitted by applicable law, except in the case of actual fraud or willful misconduct, we or the Series will indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with our business or the performance by the Indemnified Party of any of its responsibilities under the LP Agreement, Operating Agreement or the Administration Agreement; provided, that an Indemnified Party will not be entitled to indemnification under the LP Agreement if the Indemnified Party’s action or omission constitutes actual fraud or willful misconduct with respect to the LP Agreement, Operating Agreement or the Administration Agreement; provided, further, that with respect to the Operating Agreement and the Administration Agreement, such claims, liabilities, damages, losses, costs or expenses did not arise solely out of a dispute between or among the officers, directors, employees or partners of Monroe or its affiliates.

Compulsory Redemptions

Under our LP Agreement, we or the Series may redeem all or any portion of the Shares of a Shareholder without consent or other action by the Shareholder or other person if the Board, on the recommendation of a redemption committee, if any, consisting of our officers or directors appointed by the Board from time to time, determines that:

•	the Shares have been transferred in violation of the LP Agreement, or have vested in any person by operation of law as a result of the disability, death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•	any transferee does not meet any investor eligibility requirements established by us from time to time;

•	ownership of Shares by a Shareholder or other person is likely to cause us or the Series to be in violation of, or require registration of the Shares under, or subject us or the Series to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction, including without limitation the Investment Company Act;

•	continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of us, the Series, the Operating Manager, Monroe or any of their affiliates, or may subject us, the Series or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•	with respect to a Shareholder subject to special laws or regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

•	it would be in the interest of us or the Series, as determined by the Board, for us or the Series to redeem the Shares;

•	continued ownership of any Shares by a Shareholder may cause all or any portion of the assets of us or the Series to be characterized as plan assets of such Shareholder for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law (as defined below);

•	any Shareholder fails to maintain a minimum balance of $500 of its Shares; or

•	any other reason provided in the LP Agreement.

Third-Party Tender Offers

Our LP Agreement imposes certain requirements on any person, other than the Series or the Partnership, that seeks to make a tender offer for our Shares, including any “mini-tender” offer. Any such person must comply with all of the provisions of Regulation 14D under the Exchange Act, including the disclosure and notice requirements thereunder, that would be applicable if the tender offer were for more than 5% of our outstanding Shares, even though those requirements would not otherwise apply to an offer of that size; provided that the offering documents are not required to be filed with the SEC. In addition, any such person must provide notice to the Partnership and the Series at least ten business days prior to initiating the tender offer.

If a person initiates a tender offer without complying with these requirements (a “Non-Compliant Tender Offer”), that person will be responsible for all expenses incurred by the Partnership and the Series in connection with enforcing these provisions, including expenses incurred in reviewing all documents related to the tender offer. The Partnership and the Series may also seek injunctive relief, including a temporary or permanent restraining order, in connection with a Non-Compliant Tender Offer.

Submission to Jurisdiction

Our LP Agreement provides that, (i) except as provided in clause (ii) below, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the LP Agreement or the transactions contemplated thereby, including any claim or cause of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to the negotiation, execution or performance of the LP Agreement (including any derivative suit brought on behalf of the Partnership or the Series and any claim (A) related to a representation or warranty made in connection with the LP Agreement, (B) asserting a breach of a duty, owed by any current or former Director, officer, employee, Operating Manager, Shareholder of the Partnership or the Series, (C) arising pursuant to any provision of the LP Act or the LP Agreement or (D) governed by the internal affairs doctrine), shall be brought exclusively in the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the other courts of the State of Delaware or in the United States District Court for the District of Delaware, (ii) notwithstanding anything to the contrary in the LP Agreement, but subject to the foregoing provisions, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act, and (iii) each of the parties to the LP Agreement irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of such courts or that any such suit, action or proceeding which is brought in any of such courts has been brought in an inconvenient forum. The foregoing provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. See Item 1A. “Risk Factors—Additional Risks Related to Our Operations—Our LP Agreement designates the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state courts in the State of Delaware or the United States District Court for the District of Delaware, and any appellate court thereof, as applicable, as the sole and exclusive forums for certain types of actions and proceedings that may be initiated by shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, members, managers, officers or other employees or their affiliates.”

Jury Trial Waiver

The LP Agreement provides that our Shareholders waive and release their respective rights to a trial by jury in any action, suit or proceeding arising out of or related to LP Agreement. Such waiver applies to purchasers in secondary transactions. Such waiver of a jury trial will not, however, serve as a waiver by any parties of any claim or cause of action arising out of or relating to the U.S. federal securities laws. In addition, investors cannot waive our compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. See Item 1A. “Risk Factors—Additional Risks Related to Our Operations—Our LP Agreement includes a jury trial waiver that could limit the ability of our shareholders to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LP Agreement, or our business or affairs.”

Item 12.	Indemnification of Directors and Officers

As will be further explained in the LP Agreement, and to the fullest extent permitted by applicable law, we, or the Series, will indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with our business or the performance by the Indemnified Party of any of its responsibilities under the LP Agreement, Operating Agreement or the Administration Agreement, so long as the Indemnified Party’s action or omission constitutes actual fraud or willful misconduct; provided further that such claims, liabilities, damages, losses costs or expenses did not arise solely out of a dispute between or among the officers, directors, employees or partners of Monroe or its affiliates.

Either we or the Series may purchase and maintain (or reimburse the Operating Manager or its affiliates for the cost of) insurance, on behalf of the Indemnified Parties and such other persons as the Board determines. The rights to indemnification and advancement of expenses conferred under the LP Agreement, Administration Agreement and Operating Agreement the shall not be exclusive of any rights to which any Indemnified Party may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, bylaw, contract or agreement. The indemnification and advancement obligations of the Partnership generally and the Series to an Indemnified Party with respect to any indemnifiable amounts shall be reduced by any indemnification payments actually received by such Indemnified Party from any of Monroe or any subsidiary of Monroe or any potential, current or former portfolio asset with respect to the same indemnifiable amounts.

Item 13.	Financial Statements and Supplementary Data

Set forth below is an index to our financial statements attached to this Registration Statement.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Partnership and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15.	Financial Statements and Exhibits

(a)	List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

3.1*	Certificate of Formation

3.2	Initial Limited Partnership Agreement

3.3**	Amended and Restated Limited Partnership Agreement

3.4**	Series Agreement of Monroe Capital Asset-Backed Finance Company, LP - Series II

4.1**	Form of Subscription Agreement

4.2**	Distribution Reinvestment Plan

4.3**	Share Redemption Program

10.1**	Form of Operating Agreement

10.2	Form of Administration Agreement

10.3*	Expense Limitation and Reimbursement Agreement

21.1**	List of Subsidiaries

*	Previously filed.
**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Monroe Capital Asset-Backed Finance Company, LP

By:	/s/ Kyle Asher
Name: Kyle Asher
Title: President

Date: June 29, 2026

Index to Financial Statements

Monroe Capital Asset-Backed Finance Company, LP

Report of Independent Registered Public Accounting Firm

The Shareholder

Monroe Capital Asset-Backed Finance Company, LP.

Opinion on the financial statements

We have audited the accompanying statement of assets and liabilities of Monroe Capital Asset-Backed Finance Company, LP., (the “Partnership”) as of March 11, 2026, the related statement of operations for the period from January 6, 2026 (date of formation) to March 11, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of March 11, 2026, and the results of its operations for the period from January 6, 2026 (date of formation) to March 11, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Partnership’s auditor since 2026.

Chicago, Illinois

April 10, 2026

Monroe Capital Asset-Backed Finance Company, LP

Statement of Assets and Liabilities

As of March 11, 2026

March 11, 2026
Assets
Cash and cash equivalents	$15,000
Deferred offering expenses	429,000
Due from Operating Manager	352,823
Total assets	$796,823

Liabilities
Offering expenses payable	$429,000
Organizational expenses payable	352,823
Total liabilities	$781,823
Commitments and contingencies (Note 4)

Net Assets
Common shares, $0.01 par value, unlimited common shares authorized, 600 Class I shares issued and outstanding	$6
Capital in excess of par value	14,994
Total Net Assets	$15,000
Total Liabilities and Net Assets	$796,823

Net Asset Value Per Class I Share	$25.00

See notes to financial statements.

Monroe Capital Asset-Backed Finance Company, LP

Statement of Operations

For the Period from January 6, 2026 (date of formation) to March 11, 2026

Series II
Income
Interest income	$—
Total investment income	$—

Expenses
Organizational expenses	$352,823
Total expenses	$352,823
Expense support from Operating Manager	(352,823)
Net expenses	$—
Net investment income (loss)	$—
Net increase (decrease) in net assets resulting from operations	$—

See notes to financial statements.

Monroe Capital Asset-Backed Finance Company, LP

Notes to Financial Statements

For the Period from January 6, 2026 (date of formation) to March 11, 2026

Note 1. Organization and Principal Business

Monroe Capital Asset-Backed Finance Company, LP (the “Partnership”) was formed on January 6, 2026 as a Delaware limited partnership. On February 18, 2026, the Partnership established two registered series of limited partnership interests, Monroe Capital Asset-Backed Finance Company, LP—Series I (“Series I”) and Monroe Capital Asset-Backed Finance Company, LP—Series II (“Series II”). Series I and Series II are intended to be treated as separate entities for U.S. federal income tax purposes with segregated assets and liabilities. As of March 11, 2026, only Series II has accepted seed capital. Series I is currently not accepting subscriptions to the Partnership. Section 17-218(b) of the LP Act provides that a Series established in accordance with Section 17-218(a) of the LP Act may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal, and intangible property), grant liens and security interests, and sue and be sued. The Partnership intends for each Series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant property will be held by or for the benefit of, the relevant Series. Under Delaware law, to the extent the records maintained for a series account for the assets associated with such Series separately from the other assets of the Partnership or any other Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to such Series are segregated and enforceable only against the assets of such Series and not against the assets of the Partnership generally or any other Series. Series I is intended to be treated as a corporation for U.S. federal income tax purposes, and Series II is intended to be treated as a partnership for U.S. federal income tax purposes. As of March 11, 2026, the Partnership intends to only offer shares of Series II. The Partnership intends to conduct its operations and those of its subsidiaries so that each will qualify for exclusions from registration under the Investment Company Act of 1940, as amended, or otherwise not meet the definition of an investment company.

The Partnership is a holding company that seeks to build a diversified portfolio of Asset-Backed Finance Assets (as defined below). The term Asset-Backed Finance Assets, as used herein, refers to a broad spectrum of investment opportunities, often backed by assets used on a day-to-day basis by businesses and individuals, and refers, individually and collectively, to leases, loans, mortgages, mezzanine securities, royalties, residuals, other credit or credit-related obligations or equity interests that are collateralized by, or payable from a stream of payments generated by, a specific pool of real, financial, or other assets. The Partnership’s investment objective is to build a diversified portfolio of Asset-Backed Finance Assets that will generate attractive, risk-adjusted returns in the form of current income and, to a lesser extent, long-term capital appreciation across all economic cycles, targeting assets that have significant downside protection. The Partnership expects to generally divide the Asset-Backed Finance Assets into two categories: (i) specialty finance assets, which include royalty finance, consumer finance, litigation finance and fund finance and (ii) hard assets, which include real estate, digital infrastructure, aircraft finance and equipment finance.

The Partnership is sponsored by Monroe Capital, LLC and will be operated by Monroe Capital Asset Finance Advisors, LLC (the “Operating Manager” and together with its affiliates and subsidiaries, “Monroe”). The Partnership expects to benefit from Monroe’s asset sourcing, operations and portfolio management capabilities pursuant to an operating agreement with the Operating Manager. The Operating Manager will manage the Partnership on a day-to-day basis. Monroe Capital Management Advisors, LLC, an affiliate of the Operating Manager (the “Administrator”), provides administration services for the Partnership pursuant to an administration agreement with the Partnership. The Partnership has no operations as of March 11, 2026 other than matters relating to its organization and offering. The General Partner of the Partnership is Monroe Capital Asset-Backed Finance Company GP, LLC, a Delaware limited liability company and an affiliate of the Operating Manager.

The Partnership expects to conduct a continuous private offering of its shares in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of shares sold outside of the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act).

As of March 11, 2026, the Partnership has issued 600 shares of I Shares (the “Shares”) of Series II at the aggregate issue price of $25.00 per share to Monroe Capital Intermediate Holdings, LLC, an affiliate of the Operating Manager. The purchase of shares in a Series of the Partnership is an investment only in that particular Series and not an investment in the Partnership as a whole. At the launch of the offering of its shares, the Partnership intends to only offer and accept subscriptions for shares of Series II. I Shares have special rights and privileges, including entitling the holders thereof to the exclusive right to appoint and remove directors of the Partnership, increase or decrease the number of directors of the Partnership and fill any vacancies on the Partnership’s Board of Directors (the “Board”). I Shares will not have economic participation in the Partnership. I Shares will be held only by Monroe and are not being offered to other investors.

As of March 11, 2026, the Partnership had neither purchased nor contracted to purchase any investments and had not commenced its investing activities.

Note 2. Summary of Significant Accounting Policies

Basis of Accounting—The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in U.S. dollars, which is the Partnership’s functional currency. The Partnership’s financial statements are prepared using the accounting and reporting guidance under Financial Accounting Standards Board Accounting Standards Codification (ASC) 946, Financial Services – Investment Companies. The Partnership’s fiscal year end is December 31.

Basis of Presentation—Series I and Series II are intended to be treated as separate entities for U.S. federal income tax purposes with segregated assets, liabilities, and expenses. Allocation to each Series is based on attributable investment activity, Net Asset Value (“NAV”), or other equitable allocation methodologies as determined by the Operating Manager. These financial statements incorporate the assets and liabilities, and results of operations, of the Partnership as a whole, as well as each Series of interest in the Partnership.

Basis of Consolidation—As provided under Regulation S-X and ASC 946, the Partnership will generally not consolidate its investment in a company other than a wholly owned investment company or controlled operating company whose business consists of providing services to the Partnership.

Use of Estimates—The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents—As of March 11, 2026, cash and cash equivalents were comprised of cash on hand. The Company deposits its cash and cash equivalents with financial institutions and, at times, may exceed the FDIC insured limit.

Organizational and Offering Expenses—Organizational expenses are expensed as incurred. Organizational expenses consist of costs incurred to establish the Partnership and enable it legally to do business. Organizational expenses will be reimbursed by the Operating Manager, subject to potential recoupment as described in Note 3.

Offering expenses include registration fees and legal fees regarding the preparation of the initial registration statement. Offering expenses are accounted for as deferred costs until operations begin. For continuous offerings, offering expenses are then amortized over the first twelve months of operations on a straight-line basis. Refer to Note 3 for additional information.

Investments, At Fair Value—ASC 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value. The Partnership recognizes and accounts for its investments at fair value. The fair value of the investments does not reflect transactions costs that may be incurred upon disposition of investments.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes.

Assets and liabilities recorded at fair value on the Statement of Assets and Liabilities are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined under GAAP, are directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, are as follows:

Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

Level 3—Inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

A significant decrease in the volume and level of activity for the asset or liability is an indication that transactions or quoted prices may not be representative of fair value because in such market conditions there may be increased instances of transactions that are not orderly. In those circumstances, further analysis of transactions or quoted prices is needed, and an adjustment to the transactions or quoted prices may be necessary to estimate fair value.

Income Taxes—Series I has elected to be taxed as a corporation for U.S. federal income tax purposes. Series I is liable for income taxes, if any, on its net taxable income. There is no tax expense for Series I reflecting the Partnership’s best estimate of current and future taxes to be paid based upon income, dividends, and gains earned through March 11, 2026, of which none is receivable as of March 11, 2026. Deferred income taxes are provided for the effects of potential future tax liabilities in future years resulting from differences between the tax basis of an asset or liability and its reported valuation in the accompanying financial statements. As of March 11, 2026, there is no deferred tax liability for Series I.

Series II intends to operate so that it will qualify to be treated as a partnership for U.S. federal income tax purposes under the Internal Revenue Code and not a publicly traded partnership treated as a corporation. As such, it will not be subject to any U.S. federal, state and/or local income taxes. In any year, it is possible that Series II will not meet the qualifying income exception, which would result in Series II being treated as a publicly traded partnership taxed as a corporation, rather than a partnership. If Series II does not meet the qualifying income exception, the holders of interest in Series II would then be treated as stockholders in a corporation, and the Series II would become taxable as a corporation for U.S. federal income tax purposes. Series II would be required to pay income tax at corporate rates on its net taxable income. In addition, Series II intends to operate, in part, through subsidiaries that may be treated as corporations for U.S. or non-U.S. tax purposes and therefore may be subject to current and deferred U.S. federal, state and/or local income taxes at the subsidiary level.

Calculation of NAV—The NAV per Share of each Series of the Partnership’s Shares is determined by dividing the total assets of the Partnership (the value of investments, plus cash or other assets) attributable to such Series less the value of any liabilities of such Series, by the total number of Shares outstanding of such Series.

Recent Accounting Pronouncements—The Partnership does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying statement of assets and liabilities.

Note 3. Agreements and Related Party Transactions

Operating Agreement

The Partnership intends to enter into an operating agreement with the Operating Manager. Pursuant to the Operating Agreement, the Operating Manager will be responsible for sourcing, evaluating and monitoring the Partnership’s investment opportunities and making recommendations to the Partnership’s board of directors related to the acquisition, management, financing and disposition of the Partnership’s assets, in accordance with the Partnership’s investment objectives, guidelines, policies and limitations.

The Operating Manager or an affiliate may rebate, waive or reduce the management fee charged to certain shareholders at the sole discretion of the Operating Manager or such affiliate. Any such rebate, waiver or reduction may be effected either by way of purchase of additional Shares by the Operating Manager or such affiliate for the shareholder or by way of rebate to the relevant shareholder’s account.

Administration Agreement

The Partnership intends to enter into an administration agreement with the Administrator. Pursuant to the Administration Agreement, the Administrator will be responsible for providing certain administrative services, personnel, and facilities necessary for the operations of the Partnership, subject to the supervision and oversight of the Board.

Series II Expense Support and Conditional Reimbursement of the Operating Manager

Series II has entered into an expense support and conditional reimbursement agreement with the Operating Manager and the Administrator, pursuant to which each of the Operating Manager and the Administrator may elect to pay certain of Series II’s expenses, including certain Organizational and Offering Expenses on Series II’s behalf (each, an “Expense Support”).

Following any calendar month in which the Specified Expenses (as defined below) are below 1.00% of Series II’s net assets on an annualized basis, Series II shall reimburse the Operating Manager and/or the Administrator, fully or partially, for the Expense Supports, but only if and to the extent that Specified Expenses plus any Reimbursement Payments (as defined below) do not exceed 1.00% of Series II’s net assets at the end of each calendar month on an annualized basis, until such time as all Expense Supports made by the Operating Manager to Series II within five years prior to the last business day of such calendar month have been reimbursed; provided, however, if the Operating Manager and the Administrator are to only receive partial repayment of Expense Supports, they shall be paid in proportion to the Expense Supports outstanding of each entity relative to the aggregate outstanding Expense Supports. Any payments required to be made by Series II in the prior sentence shall be referred to herein as a “Reimbursement Payment.”

“Specified Expenses” is defined to include all expenses incurred in the business of Series II with the exception of (i) the Management Fee, (ii) the Performance Fee, (iii) the combined annual distribution fees and shareholder servicing fees, (iv) the dealer manager fees (including selling commissions), (v) expenses related to any investments acquired by us and a special purchase vehicle, including, without limitation, brokerage costs or other acquisition-related out-of-pocket expenses (regardless of whether the transactions are consummated), (vi) ordinary corporate operating expenses of us and special purchase vehicles, (vii) interest expenses, commitment fees, or other expenses related to any leverage incurred by us, (viii) taxes; (ix) certain insurance costs, (x) Organizational and Offering Expenses; (xi) certain non-routine items (as determined in the sole discretion of the Operating Manager), and (xii) extraordinary expenses (as determined in the sole discretion of the Operating Manager). As of March 11, 2026, the Operating Manager incurred organizational and offering expenses on behalf of Series II totaling $352,823 and $429,000, respectively.

Note 4. Commitments and Contingencies

The Partnership was not subject to any litigation nor was the Partnership aware of any material litigation threatened against it.

Indemnifications

Under the Partnership’s LP Agreement and organizational documents, the members of the Board, the Operating Manager, Monroe, and their respective affiliates, directors, officers, representatives, agents and employees are indemnified against all liabilities unless these persons’ actions constitute actual fraud or willful misconduct. In the normal course of business, the Partnership enters into contracts that contain a variety of representations and that provide general indemnifications. The Partnership’s maximum liability exposure under these arrangements is unknown, as future claims that have not yet occurred may be made against the Partnership.

Note 5. Subsequent Events

Management has evaluated and determined that there have been no subsequent events through April 10, 2026, the date these financial statements were available to be issued, that require recognition or disclosure in such financial statements.